                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 NUCLEUS, INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                 NUCLEUS, INC.
                     3650 Austin Bluffs Parkway--Suite 138
                       Colorado Springs, Colorado 80918

Dear Stockholder:

   You are cordially invited to attend a Special Meeting of Stockholders of Nucleus, Inc. formerly known as American General Ventures, Inc. (for ease of reference hereinafter referred to as "AGV") to be held on April 15, 1999, at 10:00 a.m., local time, at the Hotel Monaco, 225 North Wabash Avenue, Chicago, Illinois.

   At the Special Meeting you will be asked to consider and vote upon the following:

     (a) approval and adoption of an Agreement and Plan of Merger which would merge Nucleus Holding Corporation ("Nucleus") with and into AGV (the "Merger");

     (b) the election of five (5) directors of AGV.

   In addition, I will be pleased to report on the affairs of AGV and a discussion period will be provided for questions and comments of general interest to stockholders.

   In the Merger, the sole Nucleus stockholder, CapitalOne Holdings Inc., an Illinois corporation, will receive 5,307.109 Shares of AGV's Common Stock for each share of Nucleus Common Stock, or an aggregate of 5,307,109 shares of AGV's Common Stock.

   The Merger represents a unique opportunity for the stockholders of AGV to participate in what your Board of Directors believes will be the enhanced value of the combined technology, expertise and commercial potential of the companies.

   The Proxy Statement, which you are urged to read carefully, provides important information about the Merger and about the businesses of AGV and Nucleus. In particular, you should review the sections entitled "Reasons of the AGV and Nucleus Boards for the Merger" and "Recommendation of the AGV
Board: Factors Considered" under the heading "The Merger--Description of the Merger" for the reasons why we believe the Merger is in the best interest of AGV stockholders. You should also review the section entitled "Risk Factors" for the risks related to the Merger and the businesses of AGV and Nucleus.

   Your Board of Directors believes the Merger with Nucleus is in the best interest of AGV and its stockholders and unanimously recommends that you vote FOR approval of the Merger Proposal. Your Board of Directors also believes the election of the nominees for election to AGV's Board of Directors is in the best interest of AGV and its stockholders and unanimously recommends that you vote FOR approval thereof.

   We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to attend the Special Meeting, please complete, date and sign your proxy card and return it promptly in the enclosed envelope. If you attend the Special Meeting you may vote in person, even if you previously returned a proxy.

   Thank you for your cooperation.

                                          On behalf of the Board of Directors

                                                 /s/ Steven H. Walker
                                          -------------------------------------
                                                    Steven H. Walker
                                           President and Chairman of the Board

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD
                    April 15, 1999 AT 10:00 A.M. LOCAL TIME

   You are hereby notified that a Special Meeting of Stockholders of Nucleus, Inc., a Nevada corporation formerly known as American General Ventures, Inc. (for ease of reference, hereinafter referred to as "AGV"), will be held at the Hotel Monaco, 225 North Wabash Avenue, Chicago, Illinois, at 10:00 a.m., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 30, 1998 (the "Merger Agreement"), between AGV and Nucleus Holding Corporation, an Illinois corporation ("Nucleus"), pursuant to which (i) Nucleus will be merged with and into AGV, following which AGV will be the surviving corporation and
  (ii) each outstanding share of Nucleus Common Stock will be converted into the right to receive 5,307.109 shares of AGV Common Stock, as more fully described in the accompanying Proxy Statement.

     2. To elect 5 directors to serve for the ensuing year.

   A copy of the Merger Agreement is set forth as Appendix A to the Proxy Statement and is incorporated herein by reference. The Board of Directors of AGV unanimously recommends that you vote FOR the Merger and FOR the election of the directors nominated by the Board of Directors.

   Stockholders of record at the close of business on March 8, 1999 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. The affirmative vote of a majority of the shares of AGV Common Stock present or represented and entitled to vote at the Special Meeting is required for approval of the Merger and the Merger Agreement. The 4 nominees for election as directors at the Special Meeting who receive the greatest number of votes cast for the election of directors at the Special Meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV.

   Whether or not you plan to attend the Special Meeting, please sign, date and return the enclosed proxy in the reply envelope provided. No postage is necessary if mailed within the United States. The prompt return of your proxy will assist us in preparing for the Special Meeting. Stockholders who attend the Special Meeting may revoke their proxy and vote their shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Christopher S. Walker
                                          -------------------------------------
                                                   Christopher S. Walker
                                                         Treasurer

Colorado Springs, Colorado
March 19, 1999

                                 NUCLEUS, INC.

                    PROXY STATEMENT FOR SPECIAL MEETING OF
                            STOCKHOLDERS TO BE HELD
                                April 15, 1999

   The Proxy Statement is being furnished to holders of Nucleus, Inc., a Nevada corporation formerly known as American General Ventures, Inc. (for ease of reference hereinafter referred to as "AGV") in connection with the solicitation by the Board of Directors of AGV (the "Board") of proxies for use at a special meeting of stockholders (the "Stockholders Meeting"), to be held at the Hotel Monaco, 225 North Wabash Avenue, Chicago, Illinois at 10:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement is first being mailed to stockholders of AGV on or about March 19, 1999.

   At the Meeting, stockholders are being asked to vote on the following two proposals:

     (A) Approval of the combination of AGV and Nucleus Holding Corporation, an Illinois corporation ("Nucleus"), through the proposed merger (the "Merger") of Nucleus with and into AGV, pursuant to an Agreement and Plan of Merger dated as of October 30, 1998, by and between AGV and Nucleus, as amended (the "Merger Agreement"), and the issuance of AGV Common Stock (as herein defined) in connection therewith. If the Merger is consummated, Nucleus will be merged with and into AGV, each outstanding share of Nucleus Common Stock, no par value ("Nucleus Common Stock"), will be converted into the right to receive 5,307.109 shares of AGV common stock, $0.001 par value ("AGV Common Stock").

     (B) The election of 5 directors to serve for the ensuing year.

   Steven H. Walker and Christopher S. Walker, two of the current directors of AGV, beneficially own six hundred two thousand five hundred twenty (602,520) Shares of Common Stock (excluding Shares subject to warrants) representing approximately fifty-three and three hundredths percent (53.3%) of the total outstanding shares on the Record Day. Because both these directors have indicated the intention to vote in favor of the Merger, passage of the proposal is assured (see "Summary--Interests of Certain Persons in the Merger").

   Following approval of the Merger, current AGV stockholders will own seventeen and six tenths percent (17.6%) of the Combined Company, and CapitalOne Holdings, Inc., the existing owner of Nucleus, will own eighty-two and four tenths percent (82.4%) of the Combined Company (see "Summary-- Conversion of Shares"). CapitalOne Holdings, Inc. is beneficially owned by John C. Paulsen.

   The date of this Proxy Statement is March 19, 1999.

                             DELIVERY OF DOCUMENTS

   The following documents which have been filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are attached hereto and incorporated herein:

     (a) AGV's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1998;

   The information relating to AGV contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information in the documents delivered herewith.

   Any statement contained in a document incorporated herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or in any subsequently filed document which is deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                    SUMMARY

   The following is a summary of certain of the information included elsewhere in this Proxy Statement. The summary does not purport to be complete and should be read in conjunction with the more detailed information contained in this Proxy Statement, the appendices and the material incorporated by reference. Cross-references in this Summary refer to indicated captions or portions of this Proxy Statement. See "Risk Factors" for certain information that should be considered by the stockholders of AGV.

   On May 8, 1997, the shareholders of AGV approved a one for ten reverse stock split. The numbers in this proxy statement have been adjusted retroactively to give effect for this reverse stock split, which became effective December 11, 1998.

                                  THE PARTIES

AGV

   AGV, through its subsidiary ACI Micro Systems, Inc. ("ACI"), is engaged in the business of selling computers and computer accessories which are manufactured by other parties.

   AGV entered the computer sales business as a retailer to local customers and has also evolved into an internet based provider of computer systems. Initially, AGV internet sales were made via Wal-Mart's web site, Wal-Mart Online. AGV has had two vendor agreements with Wal-Mart. The first agreement (entered into in August, 1995) was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The first agreement was terminated by mutual consent in April, 1997. The second agreement (entered into in June, 1997) permitted AGV to sell its computers from Wal-Mart's web site, Wal-Mart Online. The second agreement was terminated on October 30, 1998 by mutual consent of both parties as Wal-Mart was concerned over the quality of AGV's products and its customer service and AGV suspected violations of customer return policies. As of this date a new agreement has not been consummated.

   The discontinuance of the Wal-Mart agreement, and the loss of the associated revenue, has and will continue to have a severe effect on AGV's results of operation, liquidity and capital resources.

   AGV does not have a contractual relationship with any system provider, electing to submit individual purchase orders to such system providers for price quotes upon receipt of a customer order. Prices are generally established by a system provider from a price list dependent upon the components and/or systems requested by a customer. AGV has historically used Pony Computer and Aberdeen Trading to fulfill its internet generated orders.

   The satisfaction of AGV's customers is dependent on the customer receiving a quality product meeting their specifications. AGV's two primary system providers for the Wal-Mart agreement employed different product delivery techniques. The Company believes its relationship with Pony Computers and the delivery format used by Pony resulted in poor customer satisfaction.

   Pony Computers fulfilled a majority of AGV's orders related to Wal-Mart Online and orders made through Wal-Mart's web site. Pony delivered these systems to customers using a drop shipment technique. Although AGV monitored the administrative matters involved in the shipment (e.g., correct shipping address), and handled post delivery service, AGV was unable to examine the systems for proper componentry or test and inspect the systems to ensure functionality prior to a customer delivery. AGV, and its customers, often experienced significant quality problems (e.g., systems not operating properly, incorrect components, etc.) with Pony's systems. AGV's management believed that the poor quality of systems shipped by Pony caused the termination of the second Wal-Mart agreement referred to above. As a result, AGV discontinued its use of Pony to fulfill its system requirements in November, 1998.

   AGV continues to purchase systems from Aberdeen Trading as well as other system providers.

   Aberdeen Trading ships systems directly to AGV where they are inspected and tested for conformity to the sales order, cosmetic appearance and overall operation. The return rate for these systems had a below-industry standard return rate. See also "Risk Factors--Discontinuance of Relationship with Wal-Mart" and "Business--Wal-Mart".

   AGV was incorporated under the name American General Ventures, Inc. on November 13, 1984, under the laws of the State of Nevada. American General Ventures, Inc. changed its name to Nucleus, Inc. on December 8, 1998. AGV's headquarters are located at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado, 80918, telephone (719) 548-1616.

Nucleus

   The product offerings of Nucleus currently consist of "PC Express", a computer repair and upgrade business, "PC OnLine," a computer help desk, and "TelOne" a long distance reseller and acquirer of telecom assets.

   Nucleus commenced operations on April 30, 1997, and was incorporated on December 22, 1997, under the laws of the State of Illinois. Nucleus' headquarters are located at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, telephone (312) 683-9000. Computer activities are carried out through Nucleus' wholly-owned subsidiary, Nucleus Data Source, Inc., and telecom activities are carried out through Nucleus' wholly-owned subsidiary Alliance Net, Inc. Unless the context otherwise indicates, all references herein to Nucleus include Nucleus Data Source, Inc. and Alliance Net, Inc. See "Nucleus--Business."

                                  THE MEETING

Introduction

   At the Meeting, AGV stockholders will be asked to vote on the following two proposals (collectively the "Proposals"):

     (A) Approval of the Merger Agreement; the combination of AGV and Nucleus through the Merger; and the issuance of the AGV Common Stock in the Merger at an exchange ratio of 5,307.109 shares of AGV Common Stock for each share of Nucleus Common Stock (the "Exchange Ratio"); and

     (B) The election of 5 directors to serve for the ensuing year.

Time, Date and Place

   The Meeting will be held on April 15, 1999, at 10:00 a.m., local time at the Hotel Monaco, 225 North Wabash Avenue, Chicago, Illinois.

Record Date; Shares Entitled to Vote

   Holders of record of AGV Common Stock at the close of business on March 8, 1999 (the "Record Date") will be entitled to notice of and to vote at the AGV Meeting. At the close of business on March 8, 1999, 1,129,827 shares of AGV Common Stock were issued and outstanding. Each outstanding share of AGV Common Stock is entitled to one vote at the AGV Meeting, except that with respect to the election of directors, stockholders are entitled to cumulate their votes for one or more directors.

   See "Introduction--Voting and Proxies" and "Vote Required--Nucleus."

Vote Required--AGV

   The affirmative vote of a majority of the shares of AGV Common Stock present or represented at the Meeting and entitled to vote is required for approval of the Merger and the Merger Agreement. The 5 nominees for election as directors at the AGV Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV. Stockholders are entitled to cumulative voting in the election of directors. The presence, either in person or by proxy of the holders of at least a majority of the outstanding shares of AGV Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Directors and executive officers of AGV as a group (2 persons) beneficially owned 602,520 shares of AGV Common Stock (excluding shares subject to warrants), representing approximately 53.3% of the total outstanding shares on the Record Date. Management of AGV believes that both of its directors and executive officers who own shares of AGV Common Stock intend to vote in favor of both of the Proposals. See "AGV--Beneficial Ownership of AGV Common Stock."

Nucleus Vote

   The affirmative vote of the holders of two-thirds of the outstanding shares of Nucleus Common Stock entitled to vote were required for approval of the Merger and the Merger Agreement. CapitalOne Holdings, Inc., an Illinois corporation and personal holding company of John C. Paulsen ("CapitalOne") is the beneficial owner of 100% of the outstanding shares of stock of Nucleus. On October 24, 1998, CapitalOne voted to approve the Merger and Merger Agreement. John C. Paulsen is the beneficial owner of 100% of the outstanding shares of CapitalOne. See "The Merger--Description of the Merger--Interests of Certain Persons in the Merger" and "Nucleus--Beneficial Ownership of Nucleus Common Stock."

                                  THE MERGER

General

   At the Effective Time (as defined below), if the Merger is consummated Nucleus will merge with and into AGV. Nucleus Holdings, Inc. will no longer exist and AGV (Nucleus, Inc.) will be the surviving corporation (hereinafter referred to as the "Combined Company").

Reasons for the Merger

   The AGV and Nucleus Boards believe the merger of Nucleus and AGV will create a stronger company by integrating complementary lines of business. The Combined Company intends to continue the computer business of Nucleus and AGV and the telecommunications business of Nucleus. The computer business of the Combined Company will comprise 4 categories which have been carried out to-date by Nucleus: on-premise sales; internet build-to-order sales; online help; and express repair. In addition, following the Merger, the Combined Company intends to begin acquiring and consolidating other telecommunications companies, and other computer sales and hardware, build-to-order, and service companies. Neither AGV nor Nucleus currently have any plans or proposals to acquire any computer or telecommunications companies.

Material Advantages and Disadvantages of the Proposed Merger

   The material advantages and disadvantages of the proposed Merger to AGV stockholders are as follows:

     .Opens up a distribution channel through which AGV can sell computers

     .Expands ability of AGV to build, rather than outsource, production of computers

     .Expands ability of AGV to perform maintenance on computers

     .Expands sales capacity of AGV, allowing for volume discounts

     .No assurance that the companies can be successfully combined and be profitable

     .AGV stockholders will relinquish voting control of the company

   See "The Merger--Reasons of the AGV and Nucleus Boards for the Merger." "-- Recommendation of the AGV Board: Factors Considered," and "Decision of the Nucleus Board: Factors Considered."

Recommendation of the AGV Board of Directors

   The AGV Board unanimously approved the Merger and the Merger Agreement. The AGV Board unanimously recommends that AGV stockholders vote FOR the approval of both of the Proposals. See "The Merger--Description of the Merger-- Recommendation of the AGV Board: Factors Considered" for a discussion of the factors considered by the AGV Board in approving the Merger and the Merger Agreement.

Decision of the Nucleus Board of Directors

   The Nucleus Board unanimously approved the Merger and the Merger Agreement. See "The Merger--Description of the Merger--Decision of the Nucleus Board:
Factors Considered" for a discussion of the factors considered by the Nucleus Board in approving the Merger and the Merger Agreement.

Risk Factors

   In connection with a determination to approve the Merger and the Merger Agreement, stockholders should evaluate the risk factors associated with AGV, Nucleus and the operation of AGV and the Combined Company. There can be no assurance that the Combined Company will be able to achieve a profit. For a more detailed description of the risk factors associated with the Merger and the business of AGV and the Combined Company, see "Risk Factors."

   Neither AGV nor Nucleus have obtained an opinion from an investment bank or another independent third party as to the fairness of the Merger, nor is AGV in the business of evaluating the fairness of mergers.

Interests of Certain Persons in the Merger

   In considering the recommendation of the AGV Board and the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that Steven H. Walker, and Christopher S. Walker, two current directors of AGV, beneficially own, without taking account of the exercise of certain warrants beneficially owned by such individuals, approximately 43% and 10.3% respectively, of the outstanding AGV Common Stock, and immediately following the Merger Steven H. Walker and Christopher Walker will beneficially own, without taking account of the exercise of such warrants, approximately 7.5% and 1.8% of the outstanding AGV Common Stock.

   In considering the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that John C. Paulsen, President and Chief Executive Officer of Nucleus, beneficially owns 100% of the outstanding Nucleus stock, and immediately following the Merger, Mr. Paulsen will beneficially own 82.4% of the outstanding AGV stock. In addition, pursuant to the Merger Agreement, Mr. Paulsen and three persons designated by Mr. Paulsen have been nominated as directors of AGV. See "--Board Representation."

   The Merger Agreement provides that following the Merger AGV will indemnify, defend and hold harmless to the full extent permitted by the General Corporation Law of the State of Nevada (the "Nevada Law") each officer, director and agent of Nucleus against all losses, claims, damages and actions resulting from their service as directors, officers or agents of Nucleus prior to the Merger, including, without limitation all losses, claims, damages and actions arising out of the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

   See "The Merger--Description of the Merger--Interests of Certain Persons in the Merger."

   If all the nominees for election to the AGV Board are elected and the Merger is consummated the members of the AGV Board will be: John Paulsen, Stephen Calk (nominated by Mr. Paulsen), Mark Fera (nominated by Mr. Paulsen),
J. Theodore Hartley (nominated by Mr. Paulsen), Jeffrey Wescott (nominated by Mr. Paulsen) and Steven Walker and Adriann Belinne (current directors of AGV). Christopher Walker will resign as a director of AGV.

Effective Time

   The Merger will become effective when the Certificate of Merger and Articles of Merger are duly filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or at such later time as specified in the Certificate of Merger and Articles of Merger (the "Effective Time"). The filing of the Certificate of Merger and Articles of Merger will be made as soon as practicable after all conditions set forth in the Merger Agreement have been satisfied or waived, including approval of the Merger by the stockholders of AGV. See "The Merger--The Merger Agreement-- Effective Time."

Conversion of Shares

   At the Effective Time of the Merger, each share of Nucleus Common Stock outstanding immediately prior to the Effective Time (except as otherwise provided with respect to shares as to which dissenters' rights will have been exercised) will be converted into the right to receive 5,307.109 shares of AGV Common Stock.

   The following table presents the equity interest of AGV and Nucleus stockholders on a pro forma combined basis as of March 8, 1999 based on the Exchange Ratio.

                                                                 Shares      %
                                                                --------- ------
      Current AGV Stockholders(1).............................. 1,129,827  17.6%
      Nucleus Stockholder...................................... 5,307,109  82.4%
      Total Pro Forma Combined Company Stockholders............ 6,436,936 100.0%

--------
(1) Does not include outstanding warrants to purchase an aggregate of 367,050 shares of AGV Common Stock. If these shares were assumed to be outstanding, current AGV stockholders would own an aggregate of 1,496,877 shares of AGV Common Stock, or 22.0% of the Combined Company, and the Nucleus stockholder would continue to own 5,307,109 shares of AGV Common Stock, or 78.0% of the Combined Company.

   The Exchange Ratio is subject to proportional adjustment in the event that any stock dividend, subdivision, reclassification, recapitalization, split-up combination, exchange of shares or the like occurs between the date of this Proxy Statement and the Effective Time. See "The Merger--The Merger Agreement--Conversion of Shares."

Exchange of Stock Certificates

   Promptly after the Effective Time, AGV will make available to the Exchange Agent (as defined herein) the AGV Common Stock issuable to the Nucleus stockholder in the Merger. See "The Merger--The Merger Agreement--Exchange of Certificates."

Board Representation

   Mr. John Paulsen, Chairman of the Board, President and Chief Executive Officer of Nucleus, and four persons designated by Mr. Paulsen--Stephen Calk, Mark Fera, J. Theodore Hartley, and Jeffrey Wescott--have been nominated as directors of AGV for election at the Meeting.

Acquisition Proposals; No Solicitation

   The Merger Agreement provides that Nucleus will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of Nucleus or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Nucleus, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Merger Agreement also provides that Nucleus shall notify AGV immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

   The Merger Agreement further provides that AGV will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of AGV or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that AGV, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Merger Agreement also provides that AGV notify Nucleus immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Conditions to the Merger; Termination

   The respective obligations of AGV and Nucleus to consummate the Merger are each subject to various conditions which are set forth under "The Merger--The Merger Agreement--Conditions." These include among others: (a) requisite approval by the stockholders of AGV; and (b) the truth in all material respects as of the Effective Time of the representations and warranties of AGV and Nucleus set forth in the Merger Agreement. See "The Merger--The Merger Agreement--Conditions."

   No federal or state regulatory requirements must be complied with and no governmental approvals must be obtained in connection with the Merger.

   The Merger Agreement is subject to termination by AGV and Nucleus either before or after the approval of the AGV stockholders if the Effective Time has not occurred by April 30, 1999 and prior to that time upon the occurrence of certain events. The Merger Agreement is also subject to termination upon the occurrence of certain events, including the event that Nucleus' Board of Directors concludes that termination would be in the best interest of Nucleus and its stockholders. See "The Merger--The Merger Agreement--Termination."

Tax Consequences

   Management of AGV and Nucleus believe that the Merger will constitute a tax-free reorganization within the meaning of a statutory merger as described in Section 368(a)(l)(A) of the Internal Revenue Code. However, no opinion has been received with respect to this matter.

Accounting Treatment

   The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes under Section 368(a)(1)(a) of the Internal Revenue Code. However, consummation of the Merger is not conditioned upon the confirmation from any independent accountant to the effect that the Merger will qualify as a pooling of interests transaction in accordance with generally accepted accounting principles and rules, regulations and policies of the Commission. See "The Merger--Description of the Merger--Accounting Treatment."

Rights of Dissenting Stockholders

   AGV stockholders do not have appraisal rights in the Merger.

                       MARKET PRICES OF AGV COMMON STOCK

   The following table sets forth, for the calendar quarters indicated ended March 31, June 30, September 30, and December 31, the range of high and low bid quotations per share of AGV Common Stock as reported by NASD on the Over-The-Counter Electronic Bulletin Board. Prior to December 8, 1998, Nucleus, Inc. was known as American General Ventures, Inc.

   On November 4, 1998 the last full trading date prior to the joint public announcement by AGV and Nucleus of the signing of the Merger Agreement, the average of the last reported high and low bid quotations reported by NASD on the Over-The-Counter Electronic Bulletin Board (OTC-BB) for the AGV Common Stock was $2.20 per share. Based upon the Exchange Ratio of 5,307.109 shares of AGV Common Stock for one share of Nucleus Common Stock and the AGV market price, the equivalent market price per share of Nucleus Common Stock as of November 4, 1998, based upon the Exchange Ratio, would have been $11,675.64. On March 8, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the average of the last reported high and low bid quotations on the OTC-BB for AGV Common Stock was $0.83 per share, and the equivalent market price per share of Nucleus Common Stock based upon the Exchange Ratio would have been $4,404.90. These prices have been adjusted to reflect the one-for-ten reverse stock split effective December 11, 1998.

                                                                AGV Common Stock
                                                                ----------------
      Period                                                    High Bid Low Bid
      ------                                                    -------- -------
      1997
        1st Quarter............................................  $ 4.60   $1.50
        2nd Quarter............................................  $ 5.60   $1.50
        3rd Quarter............................................  $ 4.30   $2.10
        4th Quarter............................................  $12.80   $2.50
      1998
        1st Quarter............................................  $ 2.90   $2.20
        2nd Quarter............................................  $ 3.20   $2.60
        3rd Quarter............................................  $ 3.30   $3.10
        4th Quarter............................................  $ 2.50   $2.10
      1999
      * 1st Quarter (through March 8, 1999)....................  $ 2.00   $0.62

                         SUMMARY FINANCIAL INFORMATION

   The following summary financial information of AGV and Nucleus has been derived from their respective historical audited consolidated financial statements, and should be read in conjunction with such historical consolidated financial statements and the notes thereto, which for certain periods are included elsewhere herein. The summary pro forma combined financial information of AGV and Nucleus which gives effect to the Merger as if it will be accounted for as a pooling of interests, is derived from the unaudited pro forma condensed combined financial data and should be read in conjunction with such pro forma data and the notes thereto, which are included elsewhere in this Proxy Statement.

   The pro forma information is presented for comparative purposes only and is not necessarily indicative of the financial position or results of operations which may occur in the future, or what the financial position or results of operations would have been had the Merger been consummated for the periods or as of the dates for which the pro forma data are presented. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.

                        American General Ventures, Inc.

                                       Year Ended December 31
                          ----------------------------------------------------
                            1994       1995      1996       1997       1998
                          ---------  -------- ----------  ---------  ---------
Statement of Operations
 Data:
 Sales................... $ 593,743  $985,979 $1,397,850  $ 721,745  $ 747,144
                          ---------  -------- ----------  ---------  ---------
 Cost of sales...........   415,932   721,372  1,365,308    690,064    769,754
 Selling and marketing
  expenses...............    32,145    42,474     25,357     15,948     14,789
 General and
  administrative
  expenses...............   178,401   145,235    675,675    413,264    441,068
 Rent paid to related
  party..................    32,917       --         --         --         --
                          ---------  -------- ----------  ---------  ---------
 Income (loss) from
  operations.............   (65,652)   76,898   (668,490)  (397,531)  (478,467)
 Other income (expense)..   (29,949)   43,483    (55,421)   (33,390)   (13,902)
                          ---------  -------- ----------  ---------  ---------
 Income (loss) before tax
  benefit and
  extraordinary item.....   (95,601)  120,381   (723,911)  (430,921)  (492,369)
 Tax benefit.............       --        --         --         --      25,820
                          ---------  -------- ----------  ---------  ---------
 Income (loss) before
  extraordinary item.....   (95,601)  120,381   (723,911)  (430,921)  (466,549)
 Extraordinary item (net
  of tax benefit of
  $25,820) (1)...........       --        --         --         --      50,125
                          ---------  -------- ----------  ---------  ---------
 Net income (loss)....... $( 95,601) $120,381 $ (723,911) $(430,921) $(416,424)
                          =========  ======== ==========  =========  =========
 Earnings (loss) per
  share before
  extraordinary item .... $   (0.12) $   0.15 $    (0.79) $   (0.45) $   (0.42)
 Earnings (loss) per
  share--basic (1)(2) ... $   (0.12) $   0.15 $    (0.79) $   (0.45) $   (0.38)
                          =========  ======== ==========  =========  =========
 Weighted average shares                                             1,106,056
  outstanding basic (2)..   792,817   830,000    920,000    950,622

--------
(1) During 1997, AGV was involved in claims concerning disputed payable balances totaling $129,945 with two suppliers. In 1998, the claims were settled for $54,000, resulting in an extraordinary gain of $75,945 ($50,125 net of tax).
(2) Diluted earnings per share equaled basic earnings per share for all periods except for the year ended December 31, 1995, when diluted earnings per share was $0.14 based upon 870,000 diluted weighted average shares outstanding.

                                              As of December 31
                         ---------------------------------------------------------------
                            1994         1995         1996         1997         1998
                         -----------  -----------  -----------  -----------  -----------
Balance Sheet Data:
  Working capital....... $   131,678  $   232,804  $  (140,544) $  (142,243) $  (320,887)
  Total assets.......... $   208,574  $   324,012  $   308,582  $   256,571  $    87,206
  Long-term liabilities. $   116,031  $   129,691  $   465,168  $   129,432  $     9,142
  Accumulated deficit... $(1,618,421) $(1,544,401) $(2,221,951) $(2,652,872) $(3,069,296)
  Stockholders' equity
   (deficit)............ $    53,878  $   213,259  $  (510,652) $  (211,490) $  (288,639)

                          Nucleus Holding Corporation

                                                          From
                                                       April 30,
                                                          1997
                                                      (inception)
                                                           to       Year Ended
                                                      December 31, December 31,
                                                        1997(1)        1998
                                                      ------------ ------------
Statement of Operations Data:
  Sales..............................................  $ 956,810    $2,827,428
                                                       ---------    ----------
  Cost of sales......................................    615,229     1,747,403
  Selling and marketing expenses.....................     86,000       367,579
  Research and development expenses..................    248,690        40,883
  General and administrative expenses................    304,109       738,673
                                                       ---------    ----------
  Loss from operations...............................   (297,218)      (67,110)
  Other income.......................................        --         35,008
                                                       ---------    ----------
  Net loss...........................................  $(297,218)   $  (32,102)
                                                       =========    ==========
  Loss per share--basic and diluted..................  $ (297.22)   $   (32.10)
                                                       =========    ==========
  Weighted average number of shares outstanding--
   basic and diluted.................................      1,000         1,000
                                                       =========    ==========

                                                           As of December 31
                                                         ----------------------
                                                          1997(1)       1998
                                                         ----------  ----------
    Balance Sheet Data:
    Working capital..................................... $ (332,395) $ (372,440)
    Total assets........................................ $  689,482  $  573,712
    Long-term liabilities............................... $      --   $      --
    Accumulated deficit................................. $ (297,218) $ (329,320)
    Stockholders' deficit............................... $ (294,218) $ (326,320)

--------
    (1) Nucleus Holding Corporation commenced operations on April 30, 1997.

                        American General Ventures, Inc.


                                       Year Ended December 31,
                          -----------------------------------------------------
                            1994      1995      1996        1997        1998
                          --------  -------- ----------  ----------  ----------
Pro Forma Combined
 Statement of Operations
 Data:
 Sales..................  $593,743  $985,979 $1,397,850  $1,678,555  $3,574,572
                          --------  -------- ----------  ----------  ----------
 Cost of sales..........   415,932   721,372  1,365,308   1,305,293   2,517,157
 Selling and marketing
  expenses..............    32,145    42,474     25,357     101,948     382,368
 Research and
  development expenses..       --        --         --      248,690      40,883
 General and
  administrative
  expenses..............   178,401   145,235    675,675     717,373   1,179,741
 Rent paid to related
  party.................    32,917       --         --          --          --
                          --------  -------- ----------  ----------  ----------
 Income (loss) from
  operations............   (65,652)   76,898   (668,490)   (694,749)   (545,577)
 Other income (expense).   (29,949)   43,483    (55,421)    (33,390)     21,106
                          --------  -------- ----------  ----------  ----------
 Income (loss) before
  taxes and
  extraordinary item....   (95,601)  120,381   (723,911)   (728,139)   (524,471)
 Tax benefit............       --        --         --          --       25,820
                          --------  -------- ----------  ----------  ----------
 Income (loss) before
  extraordinary item....   (95,601)  120,381   (723,911)   (728,139)   (498,651)
 Extraordinary item (net
  of tax benefit of
  $25,820) (1)..........       --        --         --          --       50,125
                          --------  -------- ----------  ----------  ----------
 Net income (loss)......  $(95,601) $120,381 $ (723,911) $ (728,139) $ (448,526)
                          ========  ======== ==========  ==========  ==========
 Earnings (loss) per
  share before
  extraordinary item
  (1)...................  $  (0.12) $   0.15 $    (0.79) $    (0.16) $    (0.08)
 Earnings (loss) per
  share--basic (1) (2)..  $  (0.12) $   0.15 $    (0.79) $    (0.16) $    (0.07)
                          ========  ======== ==========  ==========  ==========
 Weighted average number
  of shares outstanding
  basic (2).............   792,817   830,000    920,000   4,488,695   6,413,165
                          ========  ======== ==========  ==========  ==========

--------
    (1) During 1997, AGV was involved in claims concerning a disputed payable balances totaling $129,945 with two suppliers. In 1998, the claims were settled for $54,000, resulting in an extraordinary gain of $75,945 ($50,125 net of tax).

    (2) Diluted earnings per share equaled basic earnings per share for all periods except for the year ended December 31, 1995, when diluted earnings per share was $0.14 based upon 870,000 diluted weighted average shares outstanding.

                                                As of December 31
                         --------------------------------------------------------------------
                             1994          1995          1996          1997          1998
                         ------------  ------------  ------------  ------------  ------------
Pro Forma Combined
 Balance Sheet Data:
 Working capital........ $    131,678  $    232,804  $   (140,544) $   (474,638) $   (693,327)
 Total assets........... $    208,574  $    324,012  $    308,582  $    946,053  $    660,918
 Long-term liabilities.. $    116,031  $    129,691  $    465,168  $    129,432  $      9,142
 Accumulated deficit.... $ (1,618,421) $ (1,544,401) $ (2,221,951) $ (2,950,090) $ (3,398,616)
 Stockholders' equity
  (deficit)............. $     53,878  $    213,259  $   (510,652) $   (505,708) $   (614,959)

                          COMPARATIVE PER SHARE DATA

   The following table sets forth certain historical per share data of AGV and Nucleus and combined per share data on an unaudited pro forma basis after giving effect to the Merger as if it were accounted for as a pooling of interests assuming that 5,307.109 shares of AGV Common Stock are issued in exchange for each share of Nucleus Common Stock in the Merger. This data should be read in conjunction with the selected historical and pro forma financial data, the pro forma combined condensed financial data and the separate audited historical financial statements of AGV and Nucleus and notes thereto included elsewhere in this Proxy Statement. The unaudited pro forma combined financial data are not indicative of the operating results that would have been achieved had the transaction been in effect at the beginning of the periods presented and should not be construed as representative of future operations.

   Pro forma equivalent Nucleus amounts are calculated by multiplying the AGV pro forma combined net income (loss) per common share and AGV pro forma combined book value per common share by the Exchange Ratio so that the per share amounts are equated to the respective amounts for one share of Nucleus Common Stock.

   Neither AGV nor Nucleus has paid cash dividends since its inception. AGV currently intends to retain all earnings for use in its business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the AGV Board and will depend, among other things, on AGV's earnings, capital requirements, and financial condition and debt covenants.

   The following information is not necessarily indicative of the financial position or results of operations which may occur in the future or what the financial position or results of operations would have been had the Merger been consummated for the periods or as of the dates for which such information is presented. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.

                                              Year Ended December 31
                                       ----------------------------------------
                                        1994   1995   1996     1997      1998
                                       ------  ----- ------  --------  --------
Net income (loss) per common share:
 AGV
 Historical..........................  $(0.12) $0.15 $(0.79) $  (0.45) $  (0.38)
 Pro forma combined..................  $(0.12) $0.15 $(0.79) $  (0.16) $  (0.07)
 Nucleus
 Historical..........................     n/a    n/a    n/a  $(297.22) $ (32.10)
 Pro forma equivalent................     n/a    n/a    n/a  $(860.90) $(371.17)
                                                 As of December 31
                                       ----------------------------------------
                                        1994   1995   1996     1997      1998
                                       ------  ----- ------  --------  --------
Book value per common share:
 AGV
 Historical..........................  $ 0.07  $0.26 $(0.56) $  (0.20) $  (0.26)
 Pro forma combined..................  $ 0.07  $0.26 $(0.56) $  (0.08) $  (0.10)
 Nucleus
 Historical..........................     n/a    n/a    n/a  $(294.22) $(326.32)
 Pro forma equivalent................     n/a    n/a    n/a  $(421.56) $(507.02)

                                 RISK FACTORS

                   PRIOR TO VOTING UPON THE MERGER PROPOSAL,
                         STOCKHOLDERS SHOULD CONSIDER
             CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE
                          OTHER INFORMATION SET FORTH
                      ELSEWHERE IN THIS PROXY STATEMENT.

   Lack of Profitable Operations. AGV's revenue to date has not been sufficient to offset the expenses incurred in its business activities. AGV had a net loss of $416,424 for the year ended December 31, 1998, and an accumulated deficit of $3,069,296 at December 31, 1998. Nucleus has only a brief operating history, having commenced its principal lines of business in 1997. There can be no assurance that the Combined Company will achieve profitability. The profitability of the Combined Company, will depend, among other things, on the successful integration of the business activities of the two companies, and on growing the Combined Company through acquisitions.

   Lack of Management Experience. The management of AGV following the Merger, although experienced in the telecommunications industry, has only limited experience in the computer business. See "Election of AGV Directors" and "Executive Officers and Directors."

   "CheckBook" and the "Business Browser" are Unproven Technologies. A portion of Nucleus' business plan is to develop and market "CheckBook," a web site that stores, tracks, and presents billing information over the Internet, along with "Business Browser" a front-end tool that allows clients to directly access frequently used web sites via a simplified user interface. Although management believes that "CheckBook" and "Business Browser" will be successful, the respective technologies are still under development, and there can be no assurance that "CheckBook" or "Business Browser" can be successfully developed, marketed, or sold. Nucleus has temporarily discontinued funding the development of CheckBook and the Business Browser to focus on its core operations with respect to reselling telecommunication services and providing computer installation and integration services. Nucleus' shareholder does not currently intend to fund these research and development activities. Additionally, the Combined Company currently expects that any future funding of such activities would need to be provided by cash from operations. Neither CheckBook nor Business Browser has reached technological feasibility and the Combined Company currently believes additional investment would need to be made for such products to reach a technologically feasible state. Since the development of these products has been temporarily discontinued the Combined Company does not anticipate such products to become technologically feasible in the foreseeable future.

   Lack of Technical Experience. AGV and Nucleus employees have limited experience in developing the "CheckBook," and "Business Browser" technologies. Consequently, the Combined Company will need to rely on third parties in order to continue the development of these technologies.

   Start-up Computer Business. "PC Express" and "PC OnLine" have generated only limited revenues, and can best be characterized as "start-up" businesses. There can be no assurance that "PC Express" and "PC OnLine" can be successfully expanded or can generate significant revenues or profits.

   Risks Inherent in Growth Strategy. The Combined Company's business strategy depends in part, on its ability to acquire additional computer service companies, computer build-to-order companies, computer sales and hardware companies, and telecommunications resellers. This strategy, which the combined company intends on pursuing after the Merger, is dependent on the continued availability of suitable acquisition candidates and subjects the Combined Company to the risks inherent in assessing the value, strengths and weaknesses of acquisition candidates, and the operations of the acquired companies. The Combined Company's growth is expected to place significant demands on the Combined Company's financial and management resources. In recent years, acquisition prices and competition for these type of companies has increased. To the extent the Combined Company is unable to acquire companies in a cost-effective manner, its ability to expand its business and enhance results of operations would be adversely affected. In addition, the process of integrating acquired operations presents a significant challenge to the Combined Company's management and may lead to unanticipated costs or a diversion of management's attention from day-to-day operations. There can be no assurance that the Combined Company will be able to achieve its growth strategy or that this strategy will ultimately prove successful. A failure to successfully achieve its growth strategy could have an adverse effect on the Combined Company's results of operations.

   Management of Growth. The Combined Company requires an effective planning and management process to fully exploit the emerging demand for Internet payment services. To manage this anticipated rapid growth, the Combined Company must be able to implement and improve its operational and financial systems and train and manage its employee base. Further, AGV and Nucleus are required and the Combined Company will continue to be required to manage multiple relationships among various financial institutions, merchants, transaction processors, strategic partners, technology distributors, and other third parties. Although AGV and Nucleus believe they have made adequate allowances for the costs and risks associated with this expansion, there can be no assurance that the Combined Company's systems, procedures, or controls will be sufficient to support current or future operations, or that the Combined Company's management will be able to concurrently deal with this expansion to achieve the rapid execution necessary to fully exploit the market window for the Combined Company's services, particularly Internet Payment Services, in a timely and cost-effective manner. There also can be no assurance that the Combined Company will be able to successfully compete with the more extensive and well-funded sales and marketing and research and development operations of the Combined Company's competitors. If the Combined Company is unable to manage growth, integrate operations effectively, or achieve the rapid expansion necessary to fully exploit the market window for the Combined Company's services in a timely and cost-effective manner, the business, operating results and financial condition of the Combined Company may be materially adversely affected.

   Possible Inability to Obtain NASDAQ SmallCap Listing. The Combined Company's business strategy depends on significant part on its ability to acquire additional computer service companies, computer build-to-order companies, computer sales and hardware companies, and telecommunications resellers. This strategy is dependent on utilizing the common stock of the Combined Company. Presently, the common stock of the Combined Company is reported by NASD on the Over-the-Counter Electronic Bulletin Board (OTC-BB). The Combined Company's strategy depends, to a significant extent, on being able to obtain NASDAQ SmallCap listing. In order to obtain NASDAQ SmallCap Listing, a company is required, among other things, to have a public float of $5 million, one million publicly-held shares, 300 shareholders, a minimum bid price of $4, a one-year operating history and three market makers. Also required for NASDAQ SmallCap Listing is either $4 million in net tangible assets, a $50 million market capitalization, or $750,000 in net income in two of the last three years. At the time of the Merger, the Combined Company will not have the required public float, number of publicly held shares, net assets, market capitalization or net income, and there can be no assurance that the Combined Company will be able to meet these or the other NASDAQ SmallCap requirements in the near future. Failure of the Combined Company to obtain NASDAQ SmallCap listing could have a material adverse effect on the Company's business strategy.

   Possible Lack of Market Acceptance of AGV Common Stock. The business strategy of the Combined Company depends, to a large extent, upon the willingness of a potential seller to accept AGV Common Stock for his business. Even if the Combined Company achieves NASDAQ SmallCap listing, there can be no assurance that a seller will accept such AGV Common Stock for his business. Neither AGV nor Nucleus currently has any plans or proposals to acquire other companies.

   Discontinuance of Relationship with Wal-Mart. AGV's revenues have been largely dependent on its relationship with Wal-Mart. AGV and Wal-Mart terminated their business relationship in October 1998. The discontinuance of the WalMart relationship will have an adverse effect on the combined company's results of operations. See "The Business--WalMart".

   Consequently, any revenues previously achieved by AGV should not be relied upon as an indication of revenues that could be achieved by the Combined Company in the future.

   Uncertain Development of Markets. At this early stage of development, the markets of the Combined Company are rapidly evolving and are characterized by an ever-increasing number of market entrants producing similar products and services. Typically, demand and market acceptance for recently introduced products and services are highly uncertain in new rapidly evolving industries. Internet security, reliability, cost, ease of use, and quality of service are factors that may affect the general growth of the use of the Internet and, specifically, the use of Internet commerce.

   Capital Needs. To date, AGV has relied primarily on equity and debt financing, along with loans from officers, to finance its operations. Although AGV believes that the Combined Company will achieve profitability in the near future, there is no assurance that it will be able to do so, or, if it cannot achieve profitability, that the Combined Company will be able to obtain additional funds. If adequate funds are not available, the Combined Company may be required to significantly curtail its business activities.

   The Company expects to seek, from time to time, additional sources of funds, the form of which will vary depending upon prevailing market and other conditions and may include short or long-term borrowings or the issuance of debt or equity securities. However, there can be no assurance that AGV will be able to obtain additional funds or, if such funds are available, that such funding will be on favorable terms. See "AGV--Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Nucleus-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

   Competition. The long distance, Internet and PC industries are intensely competitive and are significantly affected by new service introductions and the market activities of major industry participants. Competition is based upon pricing levels, network and customer service quality, and the availability of value-added services.

   The ongoing competitiveness of the Combined Company within these industries will depend on its continued ability to maintain high-quality, market-driven services at prices, in most cases, equal to or below those charged by its competitors. There can be no assurance that the Combined Company will be able to successfully compete with existing or future competitors.

   Due to a dynamic growth environment, the Combined Company expects competition to persist and intensify in the foreseeable future. AGV and Nucleus currently compete and the Combined Company may eventually compete with companies with longer operating histories, greater name recognition, larger customer bases, and greater overall resources.

   Web browser companies, software and hardware vendors such as Microsoft, as well as many of Nucleus' collaborative partners may well present a significant challenge to the success of the Combined Company now or in the near future by establishing cooperative relationships among themselves or with third parties to increase their competitive edge. There is no assurance that the competitive pressures faced by the Combined Company in the future will not have a material adverse effect on its business, financial condition, or operating results.

   Risks of "Just-In-Time" Inventory. In order to maintain its cash position, AGV has adopted a "just-in-time" method of inventory by which customer equipment is purchased and assembled after sale. This method of inventory control, although maintaining a company's cash position, can cause loss of sales due to the lack of inventory, inability to deliver products and services in a timely manner, and loss of discounts due to single-item purchasing, as opposed to purchasing in volume.

   CheckBook's Development of New Services. CheckBook's anticipated revenues will be substantially derived from relatively small fees charged to subscribers and larger fees charged to vendor companies. The market for these services is characterized by rapidly changing technology and evolving industry standards. Furthermore, large numbers of transactions are essential, as is the Combined Company's ability to design, develop, test, introduce, and support new services and enhancements on a timely basis. Changing end-user needs must be met, and response to technological developments and emerging industry standards must be facilitated.

   Limited Customer Service. AGV does not have an established customer service program as compared to its competitors - some of which have 24 hour, 7 day service and substantially more capital resources than does AGV. The Company's customer service can best be described as limited as AGV does not have the systems, personnel, or capital to establish a high end customer service operation. The inability to provide comprehensive customer service may have a negative impact on AGV's ability to compete in its industry and may also have an adverse effect on AGV's operating results.

   Risks of Defects and Delays in Development. Software-based services and computing systems, such as the ones which comprise PC OnLine and CheckBook, often experience delays in development, and the basic software package may contain undetected errors or failures when initially introduced or, at a later date, when the volume of provided services increases. In light of this fact, the Combined Company may encounter delays in the development of its underlying software and computing systems. Additionally, there can be no assurance that, in spite of thorough testing by the Combined Company and its potential customers, errors will not exist in the basic software, or that the Combined Company will not experience impediments in development that will delay the shipment of its software, the commercial release of its services, or the market acceptance of its services, any of which could have a material adverse affect on the business, financial condition, or operating results of the Combined Company.

   Dependence on Key Personnel. The overall performance of the Combined Company will be dependent, in large part, upon the performance of its executive officers and key employees, most of whom will not have previously worked together. Consequently, it is incumbent upon the Combined Company to retain and motivate high-quality personnel, with particular emphasis on management and specialized development teams. Neither AGV nor Nucleus currently maintains, or intends to maintain, "key person" life insurance policies on any of its employees. Therefore, the loss of any one of their key employees, particularly the founder of Nucleus, John C. Paulsen, could have a material adverse effect on the general business climate of the Combined Company. In order to ensure future success, the Combined Company must also be able to identify, hire, train, and retain highly qualified technical and managerial personnel. Because competition for qualified personnel is intense, there can be no assurance that the Combined Company will be able to attract, assimilate, or retain qualified technical and managerial personnel in the future. The failure of the Combined Company to do so may have a material adverse affect on the business, financial condition, and operating results of the Combined Company.

   Limited Manufacturing Capability. AGV does not currently assemble (manufacture) its products and Nucleus has only limited capability and experience in assembling (manufacturing) its products. Consequently, there can be no assurance that computers that are manufactured (assembled) by third parties will meet the respective companies' standards for quality. Moreover, no assurance can be provided that the required third party manufacturing capability of the Combined Company will continue in the future. Failure of the Company to continue to have access to high quality computer manufacturing capability at competitive prices would have a material adverse effect on the Company's business, financial condition and results of operations.

   Government Regulation. The operations of Nucleus are subject to various state and federal regulations. Because Internet commerce, in general, and Nucleus' services, in particular, are so new, the application of many of these regulations is uncertain and difficult to interpret. The agencies responsible for the interpretation and enforcement of these regulations could amend those regulations or implement new interpretations of existing regulations. New legislation may also be passed that would impose additional regulations on the Combined Company. Any such change in the regulations applicable to the business of the Combined Company could lead to increased operating costs and could reduce the convenience and functionality of the Combined Company's services, resulting in reduced market acceptance. Furthermore, if a regulatory agency or law enforcement authority asserts that the Combined Company is failing to comply with existing regulations, the cost of responding to such a challenge could result in significant drains on the Combined Company's financial and management resources. This occurrence could have a material adverse effect on the business, financial condition or operating results of the Combined Company.

   The Internet is becoming increasingly popular, and it is possible that laws and regulations may be enacted that would cover issues of user privacy, pricing, content, characteristics, and quality of products and services, the adoption of which may decrease the growth of the Internet. This, in turn, could decrease the demand for the Combined Company's services, increase the cost of doing business, or could otherwise have a material adverse effect on the business, financial condition, or operating results of the Combined Company.

   Limited Marketing Capability. Neither AGV nor Nucleus have large, established sales forces and both primarily rely on third parties to market their products. There can be no assurance that the Combined Company's marketing strategy will be successful. The Combined Company's ability to market its products successfully in the future will be dependent on a number of factors, many of which are not within its control.

   Risk of Loss from Returned Transactions, Merchant Fraud, or Erroneous Transmissions. The Combined Company will be utilizing two principal fund transfer systems: the automated clearing house ("ACH") system for electronic fund transfers and the national credit card systems (e.g., Master Card, Visa, American Express, and Discover) for electronic credit card settlements. As a user of these established payment systems, the Combined Company may bear some of the credit risks assumed by other users of these systems arising from returned transactions due to unauthorized use, disputes, theft, or fraud. The Combined Company may also bear some risk of merchant fraud and transmission errors if the recipient of erroneously transmitted funds fails to return them. Additionally, the agreement between the Combined Company's service users for allocation of these risks will be in electronic form, and, while digitally signed, will not be manually signed and, therefore, may not be enforceable. Finally, the Combined Company may be subject to merchant fraud, including such actions as inputting false sales transactions or false credits. The Combined Company intends to manage all of these risks through risk management systems, internal controls, and system security, but there can be no assurance that these practices or reserves will be sufficient to protect the Combined Company from returned transactions, merchant fraud, or erroneous transmissions that could have a material adverse effect on the business, financial condition, or operating results of the Combined Company.

   System Interruption and Security Risks; Possible Liability; Lack of Insurance. Nucleus' operations depend on its ability to protect its system, which is located at a single site, from interruption by damage from fire, earthquake, power loss, telecommunications failure, unauthorized entry or other events beyond its control specifically, (i) Nucleus' telecommunications resale operations could be adversely affected by its telecommunications carrier experiencing system problems and its inability to remedy such problems on a timely basis, (ii) Nucleus' computer integration and installation operations could be adversely affected by a telecommunications failure with respect to customers using Nucleus' 800 number to request service, resulting in Nucleus' inability to react to customer service requirements, and (iii) Nucleus' internet access and its ability to provide services to customers over the internet could be adversely affected if Nucleus' internet service provider experiences infrastructure failure or transmission problems and is unable to remedy such problems on a timely basis. There can be no assurance that Nucleus' existing and planned precautions of redundant systems, regular data backups, and other procedures are adequate to prevent any major system outage or data loss.

   Moreover, unanticipated problems may cause such occurrences. In spite of the implementation of security measures, Nucleus' and the Combined Company's infrastructure may also be vulnerable to computer viruses, hackers, or similar disruption intentionally or unintentionally caused by its customers or other Internet users. Damage or failure causing interruption of the Combined Company's operations could have a material adverse effect on its business, financial condition, or operating results. Computer break-ins and other disruptions may jeopardize the security of information stored in and transmitted through the computer systems of the individuals, businesses, and financial institutions utilizing the Combined Company's services. This may result in significant liability, as well as deter potential customers from using its services.

   Persistent problems continue to affect public and private data networks. For example, in a number of networks, hackers have bypassed firewalls and misappropriated confidential information. The Combined Company has not historically experienced problems with respect to hackers, intends to be careful with respect to its hiring decisions and will maintain controls through software design, security systems, and accounting procedures in order to prevent unauthorized employee access to user accounts. However, the possibility exists that an employee of the Combined Company could divert users' funds while they are in the Combined Company's control. This occurrence would also expose the Combined Company to a risk of loss or litigation and potential liability to users. Neither AGV nor Nucleus currently have product liability insurance to protect against these risks, and there can be no assurance that such insurance will be available to the Combined Company on commercially reasonable terms, if at all.

   Dependence on the Internet. The Combined Company's operating performance will depend, in large part, on the emergence of the Internet as a widely used commercial marketplace. However, the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), untimely development of complementary products (e.g. high-speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, and increased government regulation. There also can be no assurance that the Internet infrastructure will continue to be able to support the increased demand place on it by significant growth in the number of users and level of use. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the business, operating results, and financial condition of the Combined Company will be materially adversely affected.

   Stock Ownership Following the Merger. The following table presents the equity interest of AGV and Nucleus stockholders on a proforma combined basis as of March 8, 1998, based on the Exchange Ratio.

                                                                 Shares     %
                                                                --------- ------
Current AGV Stockholders(1).................................... 1,129,827  17.6%
Nucleus Stockholder............................................ 5,307,109  82.4%
Total Pro Forma Combined Company Stockholders.................. 6,436,936 100.0%

--------
(1) Does not include outstanding warrants to purchase an aggregate of 367,050 shares of AGV Common Stock. If these shares were assumed to be outstanding, current AGV stockholders would own an aggregate of 1,496,877 shares of AGV Common Stock, or 22.0% of the Combined Company, and the Nucleus stockholder would continue to own 5,307,109 shares of AGV Common Stock, or 78.0% of the Combined Company.

   Following the Merger, Nucleus' sole stockholder will beneficially own 82.4% of the outstanding shares of AGV Common Stock (excluding the warrant exercises set forth in note (1) above). As a result, John C. Paulsen, as owner of the sole stockholder of Nucleus, will have control over the outcome of all matters submitted to AGV's stockholders for approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying, preventing or deterring a change in control of AGV. See "AGV--Beneficial Ownership of AGV Common Stock" and "The Merger--The Merger Agreement--Board Representation," respectively.

   Dependence on Third Party Transmission and Billing Facilities. TelOne does not currently own the transmission facilities necessary to complete the transmission of, and bill for, long distance telephone calls. Therefore, TelOne's direct-dial long distance telephone business is dependent on contractual agreements with non facilities-based carriers for the transmission of, and billing for, calls. TelOne believes that it has sufficient access to transmission facilities and billing services at competitive rates and expects to have such access in the future. However, there can be no assurance that transmission facilities and billing services will be available in the future at rates necessary to enable TelOne to achieve profitability.

   Technological Changes And New Services. The telecommunications industry has been, and continues to be, characterized by steady technological change, frequent new service introductions, and evolving industry standards. TelOne believes its future success will depend on its ability to anticipate such changes and market and offer, on a timely basis, responsible services that meet the requirements of these evolving industry standards. There can be no assurance that TelOne will have sufficient resources to make the financial investments necessary to acquire new technology or to introduce new services that would satisfy an expanded range of customer needs.

   Service Interruptions And Equipment Failures. Nucleus' business requires transmission and switching facilities that are operable 24 hours a day, 365 days a year. Service providers, such as Nucleus, may, on occasion, experience temporary service interruptions or equipment failures resulting, in some cases, from causes beyond its control. Any such event would impair the Combined Company's ability to provide service for its customers and could have a material adverse effect on the Combined Company's business.

   Customer Attrition. TelOne believes a high level of customer attrition is commonplace throughout the telecommunications industry. TelOne has not, to date, experienced significant attrition, TelOne's historical level of customer attrition may not be indicative of future levels, and there can be no assurance that any steps taken to counteract increased customer attrition would be effective.

   Risk of Carrier Failure. As a long distance reseller, TelOne is dependent upon its underlying telecommunications carrier. Should the underlying telecommunications carrier fail to provide service to TelOne, TelOne's business would be severely disrupted as many of TelOne's customers would elect to not continue utilizing TelOne's services.

   Limitation on Use of Net Operating Loss Carryforwards. AGV has net operating loss carryforwards available to reduce future federal taxable income aggregating, approximately $3,051,000 as of December 31, 1998, which expire from the years 2002 through 2013. See Note 5 to AGV's Consolidated Financial Statements. As a result of the Merger and the related AGV share issuances, a change in ownership is expected and therefore the use of such carryforwards may be limited. Subsequent changes in AGV's ownership may cause further limitations on the annual amounts of the carryforwards which can be utilized.

   No Assurance That AGV or Its Stockholders Will Realize Anticipated Benefits from the Merger. The AGV Board and the Nucleus Board have given careful consideration to the Merger and believe it to be in the best interest of their respective stockholders. However, the Merger involves the combination of certain aspects of two companies that have operated independently. Accordingly, there can be no assurance that Nucleus can be successfully integrated into AGV or that AGV and its stockholders will ultimately realize any of the anticipated benefits of the Merger.

   No Investment Banking Opinion. No investment banking opinion or opinion from any third party has been obtained in connection with the Merger. Consequently, stockholders can be given no assurance as to the fairness of the Merger from a financial standpoint.

   Forward-Looking Statements. Certain statements contained in this Proxy Statement, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute--"forward-looking statements" involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of AGV or Nucleus or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business condition, both nationally and in the regions in which AGV or Nucleus operate; competition; changes in business strategy or development plans; the ability to attract and retain qualified personnel; the lack of assurance that the cost savings, growth opportunities and synergies expected from the Merger will be achieved; the lack of assurances as to the future performance of the Combined Company; the availability and terms of capital to fund the expansion of the Combined Company's business; and other factors referenced in this Proxy Statement. Certain of these factors are discussed in more detail elsewhere in this Proxy Statement, including without limitation under the captions "Summary," "Risk Factors" and "Unaudited Pro Forma Condensed Combined Financial Information." GIVEN THESE UNCERTAINTIES, STOCKHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Each of AGV and Nucleus disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                                 INTRODUCTION

General

   This Proxy Statement is being furnished to the stockholders of AGV in connection with the solicitation of proxies by the AGV Board from holders of outstanding shares of AGV Common Stock for use at the AGV Meeting. At the AGV Meeting, AGV stockholders will be asked to consider and vote upon (i) the approval of the Merger, the Merger Agreement, and the issuance of shares of AGV Common Stock in connection with the Merger and (ii) the election of three directors for the ensuing year.

   The information in this Proxy Statement with respect to Nucleus has been supplied by Nucleus and the information with respect to AGV has been supplied by AGV.

   The principal executive offices of AGV are located at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado 80918 and its telephone number is (719) 548-1616. The principal executive offices of Nucleus are located at 150 North Michigan Avenue, Suite 3610, Chicago, Illinois 60601, and its telephone number is (312) 683-9000.

Merger--Consideration

   Upon consummation of the Merger, each outstanding share of Nucleus Common Stock (other than shares held by Nucleus as treasury stock or owned by AGV) will be converted into the right to receive 5,307.109 shares of AGV Common Stock (the "Exchange Ratio"). The Exchange Ratio is subject to proportional adjustment in the event that any stock dividend, subdivision, reclassification, recapitalization, split-up combination, exchange of shares or the like occurs between the date of this Proxy Statement and the Effective Time.

Voting and Proxies

   Holders of record of shares of AGV Common Stock at the close of business on March 8, 1999, (the "Record Date") will be entitled to vote at the Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, AGV had 1,129,827 shares of its Common Stock outstanding.

   The presence, either in person or by proxy, of the holders of at least a majority of the outstanding shares of AGV Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The holder of each outstanding shares of AGV Common Stock is entitled to one vote per share on the proposal to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of the outstanding shares of AGV Common Stock present or represented at the AGV Meeting and entitled to vote is required for approval and adoption thereof. On such matter, a majority of the quorum must actually vote in favor of the proposal for it to pass, and therefore, although both broker non-votes and abstentions will be counted in determining if a quorum is present, broker non-votes and abstentions will have the same legal effect as votes "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. On the vote to elect directors, each stockholder is entitled to five votes for each share of AGV Common Stock he owns, and such stockholder may cumulate his votes to vote for one, two, three, four or five directors. The five nominees for election as directors at the Meeting who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the AGV Common Stock entitled to vote at the meeting shall become directors of AGV.

   At the Record Date, directors and executive officers of AGV as a group (2 persons) beneficially owned 602,520 shares of AGV Common Stock representing approximately 53.3% of the total outstanding shares of AGV Common Stock (excluding shares subject to warrants held by such persons). See "AGV-- Beneficial Ownership of AGV Common Stock." Management of AGV believes that both of its directors and executive officers who own shares of AGV Common Stock intend to vote in favor of the Proposals.

   All shares of AGV Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions indicated on the respective proxies unless the proxies have been previously revoked. Unless contrary direction is given, all AGV shares represented by such proxies will be voted FOR the Merger, and FOR the nominees for election as directors, and in the proxy holder's discretion as to such other matters incident to the conduct of the Meeting as may properly come before stockholders at the Meeting.

   The AGV Board unanimously recommends that stockholders vote FOR both of the Proposals and all nominees for election of directors.

   If any other matters are properly presented at the Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Meeting may be adjourned and additional proxies solicited if at the time of the Meeting the vote necessary to approve the Proposals has not been obtained. Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the AGV shares present or represented at the Meeting (regardless of whether those shares constitute a quorum).

   A stockholder executing and returning a proxy has the power to revoke the proxy at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of AGV prior to the vote at the Meeting or by appearing in person at the Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to Nucleus, Inc., 3650 Austin Bluff Parkway, Suite 138, Colorado Springs, Colorado 80918.

Solicitation

   AGV will bear its own expenses in connection with this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of AGV, respectively, in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodian, nominees and fiduciaries and AGV will reimburse such custodians, nominees and fiduciaries and AGV will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                  THE MERGER

   The following discussion summarizes the proposed Merger. Statements made in this Proxy Statement should be read in conjunction with the Merger Agreement, the full text of which is contained in Appendix A hereto and incorporated herein by reference. Other than statements of historical facts, statements made in this section including statements as to the benefits expected to result from the Merger and as to the future financial performance and analyses performed by each Company's Board of Directors are forward looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors, including those set forth in "Risk Factors" and elsewhere in this Proxy Statement.

                           DESCRIPTION OF THE MERGER

General

   Upon consummation of the Merger, Nucleus Holding Corporation ("Nucleus") will merge with and into AGV. The sole stockholder of Nucleus will receive 5,307.109 shares of AGV Common Stock in exchange for each share of Nucleus Common Stock. The Merger will be effective after satisfaction (absent waivers) of all conditions contained in the Merger Agreement, including the approval of the Merger by the stockholders of AGV.

Background of the Merger

   Starting in July, 1998, John C. Paulsen, Nucleus' Chairman of the Board, President and Chief Executive officer, held informal, preliminary discussions with various computer companies to ascertain whether any of such companies had an interest in a strategic collaboration with Nucleus, including a merger, equity investment or joint venture.

   On September 28, 1998, Stephen Calk, Mark Fera, John Paulsen, and an acquaintance of Steven Walker, met at an informal social occasion. The acquaintance mentioned his friendship with Steven and Christopher Walker, and told Mr. Paulsen that the Walkers were also in the computer business. After discussing the similarities of the two businesses, John Paulsen asked the acquaintance if he could be introduced to the Walkers.

   On September 29, 1998, the acquaintance introduced John Paulsen and Stephen Calk to Steven Walker via a conference call late in the afternoon. During the conference call, John Paulsen and Steven Walker discussed the computer industry and the similar direction the two companies were heading. After discussing the redundant systems the two companies were deploying, the overlap of personnel, and the benefits of working together, John Paulsen and Steven Walker decided to explore the feasibility of a merger. An oral confidentiality agreement was reached and an exchange of information was arranged. Both companies briefed their respective board of directors on the telephone conversation, and each of AGV's and Nucleus' respective board of directors recommended the continuation of discussions with the other company and the commencement of negotiations for a merger agreement.

   On September 30, 1998, John Paulsen phoned Steven Walker to discuss the following items regarding AGV:

  . Wal-Mart arrangement
  . Hot Mail arrangement
  . Store location and physical attributes
  . Personnel of both companies
  . Market place and direction
  . Corporate goals
  . Shareholder bases
  . Board representation
  . Litigation
  . Auditors
  . Suppliers
  . Debtors

   Later in the day, Steven Walker and John Paulsen had another telephone conversation in which each others business background was discussed and preparations were made to submit additional material to each other. From October 3, 1998 to October 5, 1998, multiple telephone conversations between AGV and Nucleus were held to discuss the merger, negotiation points and due diligence information.

   On October 4, 1998, Nucleus held a special meeting of its Board of Directors to discuss the proposed merger negotiations. It was agreed that the revenue of each of the businesses would be the primary determinant in valuing the transaction. On October 7, 1998, John Paulsen flew to Colorado to meet and negotiate the transaction with Steven Walker. The meeting resulted in an agreement to the terms of a contract of merger. It was agreed that by pooling the businesses Nucleus would obtain a 68% interest in the Combined Company. See "Valuation" below. Shortly after the meeting, Mr. Paulsen directed his outside counsel to begin drafting an agreement of merger, and directed his controller to begin a due diligence investigation on AGV.

   On October 10, 1998, Nucleus' lawyers transmitted draft merger documents to both companies. Both companies began reviewing the merger documents while due diligence continued.

   On October 12, 1998, the AGV Board held a special meeting at which it heard presentations by AGV's management concerning the Merger and the proposed terms. AGV management reviewed with the AGV Board the status of the negotiations and the rationale for pursuing the Merger. AGV's counsel reviewed with the AGV Board a draft of the Merger Agreement and AGV Board members provided AGV's management and counsel with comments on the draft of the Merger Agreement.

   Between October 12, 1998, and October 22, 1998, management of AGV and Nucleus and their respective counsel finalized the Merger Agreement and the status of the negotiations was periodically reported to the AGV and the Nucleus Boards. The respective AGV and Nucleus Boards reviewed the proposed terms of the Merger during special meetings held on October 23, 1998, by telephone. The Nucleus Board was advised that a formal, written offer would be submitted by AGV on the following day. At the continuation of the meetings on October 24, 1998, management of both companies and their legal counsel continued discussions on a variety of matters relative to the Merger and its structure as well as the terms of the Merger Agreement. At the conclusion of these special meetings, both boards unanimously approved the terms of the Merger Agreement and the transactions contemplated thereunder.

   On November 2, 1998, Steven Walker notified John Paulsen that the Wal-Mart deal had been indefinitely put on hold. Thereafter, Nucleus' Board of directors met and discussed the Wal-Mart situation and how it would effect the combined companies. The Board agreed that the deal should be restructured in that Nucleus should receive an additional 10% of the Combined Company based on the risk contingency.

   On November 5, 1998, the Board of Directors of both companies met to discuss the amended Merger Agreement which changed the ratio from 68% to 78% of the stock of the Combined Company to be owned by Nucleus. On November 7, 1998, the Board of Directors of AGV and Nucleus approved the Merger Agreement, as amended.

 Valuation

   Valuation was determined jointly by both companies. Revenue was compared for each company for the nine-months ended September 30, 1998. As a result of the comparison, it was determined that Nucleus would have generated 78% of the total company revenue for the nine-months ended September 30, 1998, and that AGV would have generated 22% of the total company revenue for the nine-months ended September 30, 1998.

   Next, Nucleus' telecom and computer division were each analyzed separately, along with AGV's computer division. The analysis of the divisions follows:

   Nucleus--Telcom Operations. Both companies believed that Nucleus' telecom operations division was profitable and had an established customer base; however, this division was not envisioned to grow rapidly in the future.

   Nucleus--Computer Operations. This division of Nucleus first generated revenue in June, 1998. Both companies believed that this division had a good marketing program and was building customer base and professional staff at a satisfactory pace. However, due to start-up costs, this division had a disproportionate amount of operating expenses.

   AGV--Computer Operations. Both companies believed that AGV was an established provider of computer equipment over the Internet. The companies further believed that a web site developed and promoted by Hotmail had the potential to further increase revenues and margins.

   Conclusion. Based on these assumptions, both companies believed that Nucleus would have generated 72% of the total company revenue for the period encompassing the last quarter of 1998 and the first quarter of 1999, and that AGV would have generated 28% of the total company revenue generated for the same period. This comparison of pro-forma revenues was a prime component in determining the merger ratio. AGV's strong established computer business led both companies to determine that the 72% / 28% split should be adjusted to 68% / 32%. As discussed above, the ratio was further adjusted based upon the Wal-Mart situation.

Joint Reasons for the Merger

   The Board of Directors of AGV and Nucleus have each determined that, compared to their respective companies on a stand-alone basis, combining the companies would have the potential to realize improved long-term operating and financial results. Additionally, AGV and Nucleus believe that combining management talent, business systems and processes, and by integrating complementary lines of business, will enable a combined company to be more competitive in today's marketplace.

   The Combined Company intends to continue the computer business of Nucleus and AGV and the telecommunications business of Nucleus. The computer business of the Combined Company will comprise 4 categories, which have been carried out to date by Nucleus: on-premise sales; internet build-to-order sales; on-line help; and express repair service. These businesses will be continued by the Combined Company. In addition to continuing the computer business, following the Merger, the Combined Company intends to begin purchasing and consolidating other computer service companies, build-to-order computer companies, computer hardware companies, and telecom companies. Neither AGV nor Nucleus currently have any plans or proposals to acquire any such companies.

   Each company's Board of Directors has identified a number of additional potential mutual benefits of the merger that they believe will contribute to the success of AGV/Nucleus. These potential benefits include, principally, the following:

  . With its comprehensive service offerings, AGV/Nucleus will have the opportunity to increase its market penetration with existing customer accounts, particularly those who need or desire to obtain integrated technology solutions from a single source.

  . The Combined Company should be able to use its increased size to develop brand recognition to support AGV/Nucleus efforts to broaden its marketing reach, increase the demand for its services, and win new customers accounts;

  . The combination should accelerate the two companies' efforts to offer a full spectrum of integrated technology and communications services, giving AGV/Nucleus a strong position for selling its services to clients who the companies believe are increasingly demanding seamless service with respect to complete systems and communications needs;

  . The two companies complementary service offerings and limited overlap of existing customers provide the opportunity to cross-sell services in the areas of their respective strengths, thereby creating the potential for increased revenue per customer;

  . The diversification of service offerings and customer base, and the increased scale of the business should give AGV/Nucleus improved stability, with reduced risk of volatility of financial performance;

  . The creation of a larger organization and a higher market profile, will correspondingly increase marketing capability, and is expected to increase the Combined Company's sales.

  . The combined experience, size, and breadth of service offerings of AGV/Nucleus are expected to allow AGV/Nucleus to respond more quickly and effectively to increased competition and market demands in an industry experiencing rapid innovation and change.

  . The strength of the combined management team will help AGV/Nucleus as it seeks to establish a leadership position in its core competencies.

  . The potential for cost savings on a percentage-of-revenue basis, through integration of facilities and other economies of scale, could yield improved operating results for AGV/Nucleus.

   AGV and Nucleus have each identified additional separate reasons for the Merger, which are discussed below. However, each Board of Directors recognizes that the potential benefits of the Merger may not be realized.

AGV's Reasons for the Merger

   The AGV Board unanimously approved the Merger as fair to, and in the best interests of the Stockholders of AGV. The AGV Board believes that following the Merger, AGV should emerge a stronger company because of the technological expertise and commercial potential of the Combined Company.

   In addition to the anticipated joint benefits described above, the AGV Board believes that the following are additional reasons the merger will be beneficial to AGV and for stockholders of AGV to vote FOR the Merger:

  . Combining with Nucleus will establish a distribution channel through which AGV can sell computers

  . The Merger will provide AGV with the experience necessary to assemble computers internally rather than having independent third parties assemble systems

  . The Merger will provide AGV with the ability to diversify its revenue and customer base by servicing the computers it sells

  . AGV shareholders will be offered a greater opportunity to realize value from their investment through the Combined Company, as opposed to the value proposition with AGV as a stand alone entity

  . AGV has historically been unable to raise significant amounts of capital to fund its operations and AGV's Board of Directors believes that the Company will have much greater access to sources of capital as a result of the Merger with Nucleus.

   In the course of its deliberations, the AGV Board of Directors reviewed a number of additional factors relating to the Merger, including, but not limited to, the following: (i) the volatility of the price of AGV's common stock, (ii) historical information concerning AGV's and Nucleus' respective businesses and financial operations, (iii) an evaluation of AGV on a stand alone basis compared to combining operations with another firm, (iv) the loss of revenue associated with the termination of the Wal-Mart agreement, (v) the outcome of due diligence performed by AGV's accountants and legal advisors,
(vi) the belief that the terms of the Merger were negotiated in the best interest of AGV's shareholders and that further negotiation would not result in a higher exchange ratio due to the termination of the Wal-Mart agreement, and (vi) other risks described above under "Risk Factors".

   The AGV Board also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on AGV's sales and operating results; (iii) the significant risks related to integrating two companies, including risks related to duplicate facilities and personnel; (iv) the risk that, despite the efforts of AGV/Nucleus, key technical sales, support, and management personnel might not remain employed by AGV/Nucleus.

   The AGV Board believes that certain of these risks were unlikely to occur or unlikely to have a material impact on AGV/Nucleus, while others could be avoided or mitigated by AGV or by AGV/Nucleus and that, overall, the risks associated with the merger were outweighed by the potential benefits of the Merger.

   The foregoing discussion of the information and factors considered by the AGV Board is not intended to be exhaustive but is believed to include all material factors considered by the AGV Board. In view of the wide variety of factors, both positive and negative, considered by AGV's Board of Directors, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered. These factors were considered in their entirety by AGV's Board in the course of its deliberations and discussions regarding the Merger. After carefully considering all of the factors set forth above, AGV's Board of Directors determined that Merger exchange ratio was appropriate, that the Merger was in the best interests of AGV and its stockholders, and that AGV should proceed with the Merger at this time.

   The AGV Board is not in the business of providing business valuations and did not obtain the opinion of an investment bank or other independent third party as to the fairness of the Merger to AGV and its stockholders from a financial point of view because such action would have been expensive and time consuming.

Nucleus' Reasons for the Merger

   The Nucleus Board unanimously approved the Merger Agreement. In arriving at its decision to approve the Merger, the Nucleus Board considered a number of factors, including the reasons set forth under "--Joint Reasons for the Merger."

   In particular, Nucleus' Board of Directors believes that the following are reasons that the Merger is favorable for Nucleus:

  . Combining with AGV will provide Nucleus with access to a public security to use as currency in purchasing companies in its aggressive acquisition strategy

  . The Merger will enable the Combined Company to include one or more members of AGV's Board of Directors to provide vision as to the computer industry

  . Combining with AGV will enable Nucleus to market its products to AGV's customer base and distribution channel

  . Combining with AGV may provide an opportunity to re-establish some form of alliance with Wal-Mart.

   In assessing the Merger, the Nucleus Board considered a number of sources of information, including (i) historical information concerning the respective businesses, financial performance, condition, operations, and results of operations, technology, management style, competitive position, trends and prospects of AGV and Nucleus and the Nucleus Board's assessment of that information; (ii) SEC filings by AGV; (iii) current and historical market prices, volatility and trading data for AGV; (iv) information and advice based on the results of due diligence investigations by members of the Nucleus Board and management, and Nucleus' legal, financial, and accounting advisors concerning the business, technology, products, operations, properties, assets, financial condition, operating results, and prospects of AGV, trends in AGV's business and financial results and the capabilities of AGV's management team.

   The Nucleus Board also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized; (ii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Nucleus' sales and operating results, (b) Nucleus' ability to attract and retain key management, marketing, and technical personnel; (iii) the significant risks related to integrating two companies, including risks related to duplicate facilities and personnel; (iv) the risk that, despite the efforts of AGV/Nucleus, key technical sales, support, and management personnel might not remain employed by AGV/Nucleus.

   The Nucleus Board believes that certain of theses risks were unlikely to occur or unlikely to have a material impact on AGV/Nucleus, while others could be avoided or mitigated by Nucleus or by AGV/Nucleus, and that, overall, the risks associated with the Merger were outweighed by the potential benefits of the Merger.

   The foregoing discussion of the information and factors considered by the Nucleus Board is not intended to be exhaustive but is believed to include all material factors considered by the Nucleus Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Nucleus Board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. In addition, individual members of the Nucleus Board may have given different weight to different factors.

   None of the foregoing factors or groups of factors had more prominence than any other factor or group of factors in the decision of the Nucleus Board to approve the Merger, the Merger Agreement and the transactions contemplated thereunder.

   The Nucleus Board did not obtain the opinion of an investment bank or other independent third party as to the fairness of the transaction to Nucleus and its stockholder from a financial point of view.

Accounting Treatment

   The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, upon consummation of the Merger, the historical financial statements of AGV will be restated to include the historical account balances of Nucleus as if the two companies had been one for all periods presented. However, consummation of the Merger is not conditioned upon the confirmation from any independent accountant to the effect that the Merger will qualify as a pooling of interests in accordance with generally accepted accounting principles.

   The Merger Agreement provides that it is a condition to the obligations of AGV and Nucleus that each person who is an affiliate of Nucleus will execute a written agreement on or before the Effective Time of the Merger to the effect that such person will not transfer any shares of AGV Common Stock prior to the date that AGV publishes financial statements that reflect at least 30 days of post-Merger combined operations of AGV and Nucleus (which agreements relate to the ability of AGV to account for the Merger as a pooling of interests). AGV has agreed to use its commercially reasonable efforts to file with the Commission financial results of the Combined Company covering a period of at least 30 days following the Effective Time within forty-five (45) days after the last day of the first full month following the Effective Time. AGV may delay this filing under certain circumstances.

Certain Federal Income Tax Consequences

   Management of AGV and Nucleus believe that the Merger will constitute a tax-free reorganization within the meaning of a statutory merger as described in Section 368(a)(1)(A) of the Code. However, no opinion has been received with respect to this matter.

   Assuming qualification as a tax-free reorganization under the Code, (i) no gain or loss will be recognized by AGV or its stockholders as a result of the Merger, (ii) no gain or loss will be recognized by Nucleus or its stockholder who receives AGV Common Stock in the Merger in exchange for its shares of Nucleus Common Stock, (iii) the basis of the shares of AGV Common Stock to be received by the Nucleus stockholder in the Merger will be the same as the basis of the shares of Nucleus Common Stock surrendered in exchange therefor, and (iv) the holding period of the shares of AGV Common Stock to be received by the Nucleus stockholder in the Merger will include the holding period of the shares of Nucleus Common Stock exchanged therefor, provided that all shares are held as capital assets of the Nucleus stockholder at the Effective Time.

   Because no opinion of counsel has been received, there can be no assurance that the Merger will constitute a tax-free reorganization or that any of the favorable tax treatments pursuant to a tax-free reorganization will be available to the Nucleus stockholder.

   In the event that the Merger did not constitute a tax-free reorganization, any gain or loss recognized by the surviving company based on the acquisition of AGV stock by Nucleus stockholder would be considered taxable to the AGV shareholders. Additionally, if the Merger did not constitute a tax-free reorganization, the AGV stockholders may recognize a gain or loss based on the difference between the fair market value of the stock received and the tax basis in the stock foregone.

Interests of Certain Persons in the Merger

   In considering the recommendation of the AGV Board and the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that Steven H. Walker and Christopher S. Walker, two of the current directors of AGV, beneficially own, without taking account of the exercise of certain warrants beneficially owned by such individuals, approximately 43.0% and 10.3%, respectively, of the outstanding AGV Common Stock, and immediately following the Merger, Steven H. Walker and Christopher S. Walker will beneficially own, without taking account of the exercise of such warrants, approximately 7.5% and 1.8% of the outstanding AGV Common Stock. The AGV Board and the Nucleus Board were aware of these interests when they considered approval of the Merger Agreement and the transactions contemplated hereby, including the Merger.

   In considering the decision of the Nucleus Board with respect to the Merger, stockholders should be aware that John C. Paulsen, President and Chief Executive Officer of Nucleus, beneficially owns, through his ownership of CapitalOne, 100% of the outstanding Nucleus stock, and immediately following the Merger, Mr. Paulsen will beneficially own 82.4% of the outstanding AGV stock. In addition, pursuant to the Merger Agreement, Mr. Paulsen and two persons designated by Mr. Paulsen have been nominated as directors of AGV. See "--Board Representation." The AGV Board and the Nucleus Board were aware of these interests when they considered approval of the Merger Agreement and the transactions contemplated hereby, including the Merger.

   The Merger Agreement provides that following the Merger AGV will indemnify, defend and hold harmless to the full extent permitted by Nevada Law each officer, director and agent of Nucleus against all losses, claims, damages and actions resulting from their service as directors, officers or agents of Nucleus prior to the Merger, including, without limitation all losses, claims, damages and actions arising out of the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

Federal Securities Law Consequences

   The shares of AGV Common Stock received by the Nucleus stockholder in the Merger may be resold only in transactions permitted by the resale provisions of Rule 144 promulgated under the Securities Act or as otherwise permitted under the Securities Act. The obligations of AGV to consummate the Merger are conditioned upon each Nucleus affiliate executing a written agreement to the effect that such person will not offer or sell or otherwise dispose of any of the shares of AGV Common Stock issued to such person in or pursuant to the Merger in violation of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                             THE MERGER AGREEMENT

General

   The Merger Agreement and certain related matters are summarized below. The following summarizes the material terms of the Merger Agreement. This summary does not purport to be a complete statement of the terms and conditions of the Merger and should be read in conjunction with the Merger Agreement, which is set forth as Appendix A and is incorporated herein by reference.

   All stockholders are urged to read the Merger Agreement in its entirety.

The Merger

   The Merger Agreement provides that subject to the adoption of the Merger Agreement by the stockholders of AGV and the satisfaction or waiver of the other conditions to the Merger, Nucleus will be merged with and into AGV. Following consummation of the Merger, Nucleus will no longer exist, and AGV will be the surviving corporation.

Conversion of Shares

   At the time that the Merger becomes effective:

     (i) each share of Nucleus Common Stock outstanding immediately prior to the Effective Time will be converted at the Exchange Ratio into the right to receive 5,307.109 fully-paid validly issued and nonassessable shares of AGV Common Stock;

     (ii) each share of Nucleus Common Stock held by Nucleus as treasury stock or owned by AGV immediately prior to the Effective Time shall be canceled and retired and all rights in respect thereof shall cease to exist without any conversion thereof or payment therefor; and

     (iii) each warrant to purchase a share of AGV Common Stock ("AGV Warrant") outstanding at and as of the Effective Time will remain outstanding and in full force and effect.

Effective Time

   The Merger will become effective at such time as the Certificate of Merger and Articles of Merger are duly filed with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or at such later time as specified in the Certificate of Merger and Articles of Merger (the "Effective Time"). The filing of the Certificate of Merger and the Articles of Merger will be made as soon as practicable after all conditions set forth in the Merger Agreement have been satisfied or waived. Assuming all conditions to consummation of the Merger have been satisfied or waived the Effective Time will occur as soon as practicable following the Meeting. Any delay in the satisfaction or waiver of the conditions to the Merger will delay the Effective Time. Either party may terminate the Merger Agreement in certain circumstance or if the Effective Time has not occurred by April 30, 1999. See "Termination."

Board Representation

   Pursuant to the Merger Agreement, Mr. Paulsen and four persons designated by Mr. Paulsen have been nominated as directors of AGV. If all the nominees for election to the AGV Board are elected and the Merger is consummated, the members of the AGV Board will be John Paulsen, Stephen Calk (nominated by Mr. Paulsen), Mark Fera (nominated by Mr. Paulsen), J. Theodore Hartley (nominated by Mr. Paulsen), Jeff Wescott (nominated by Mr. Paulsen) and Steven Walker and Adriann C. Belinne (current directors).

Exchange of Certificate

   Illinois Stock Transfer Company of Chicago, Illinois will act as exchange agent (the "Exchange Agent") for the exchange of the certificate representing shares of Nucleus Common Stock ("Certificate") for the certificate representing shares of AGV Common Stock. Promptly after the Effective Time, AGV shall make available to the Exchange Agent the AGV Common Stock issuable to the Nucleus stockholder in the Merger. As soon as practicable after the Effective Time, the Exchange Agent will mail to the former holder of record of shares of Nucleus Common Stock instructions for surrendering its Certificate in exchange for a certificate or certificates representing AGV Common Stock.

   Upon surrender of the Certificate for cancellation to the Exchange Agent together with the letter of transmittal duly executed, the holder of the Certificate will be entitled to receive in exchange a certificate for the number of whole shares of AGV Common Stock represented by the Certificate so surrendered. The Certificate surrendered will then be cancelled. In the event of a transfer of ownership of Nucleus Common Stock which is not registered in the transfer books of Nucleus or its transfer agent, AGV Common Stock may be delivered to a transferee if the Certificate representing such shares is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

   At and after the Effective Time, the sole stockholder of Nucleus will be treated as a stockholder of record of AGV, but no dividends will be paid to the holder of the Nucleus Certificate until the Certificate has been surrendered at which time the amount of any dividends which theretofore became payable but which were not paid with respect to the number of shares of AGV Common Stock represented by the Certificate will be paid. After the Effective Time, there will be no further registration of transfers on the stock transfer books of Nucleus or its transfer agent of shares of Nucleus Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as described above.

Conditions

   The obligations of AGV to consummate the Merger are subject to the satisfaction of the following conditions: (i) the accuracy of the representations and warranties of Nucleus contained in the Merger Agreement at and as of the date of closing under the Merger Agreement (the "Closing Date");
(ii) Nucleus having performed and complied with all of its covenants contained in the Merger Agreement in all material respects on or before the Closing Date;
(iii) AGV having received from each person or entity who may be deemed an affiliate of Nucleus a duly executed affiliates agreement, which such affiliate agrees not to offer to sell, sell or otherwise dispose of any shares of AGV Common Stock issued in the Merger, except pursuant to an effective registration statement or in compliance with Rules 144 or 145 as amended; (iv) no action, suit, or proceeding being pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (C) affect adversely the right of AGV to own the former assets, to operate the former businesses, and to control the former subsidiaries of Nucleus, or (D) affect adversely the right of any of the former subsidiaries of Nucleus to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (v) Nucleus having delivered to AGV a certificate to the effect that certain conditions to the Merger Agreement have been satisfied; (vi) the Merger Agreement having been approved by the stockholders of AGV; and (vii) all actions to be taken by Nucleus in connection with consummation of the transactions contemplated by the Merger Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated thereby being reasonably satisfactory in form and substance to AGV.

   AGV may waive any condition specified in the Merger Agreement if it executes a writing so stating at or prior to the Closing.

   The obligations of Nucleus to consummate the Merger are subject to the satisfaction of the following conditions: (i) the accuracy of the representations and warranties of AGV contained in the Merger Agreement at and as of the Closing Date; (ii) AGV having performed and complied with all of its covenants contained in the Merger Agreement in all material respects on or before the Closing Date; (iii) no action, suit, or proceeding being pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by the Merger Agreement, (B) cause any of the transactions contemplated by the Merger Agreement to be rescinded following consummation, (C) affect adversely the right of AGV to own the former assets, to operate the former businesses, and to control the former subsidiaries of Nucleus, or (D) affect adversely the right of any of the former subsidiaries of Nucleus to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); (iv) AGV having delivered to Nucleus a certificate to the effect that certain conditions to the Merger Agreement have been satisfied; (v) the by-laws of AGV having been amended to provide for up to ten directors; and (vi) all actions to be taken by AGV in connection with consummation of the transactions contemplated by the Merger Agreement and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated thereby being reasonably satisfactory in form and substance to Nucleus.

   Nucleus may waive any condition specified in the Merger Agreement if it executes a writing so stating at or prior to the Closing.

Termination

   The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval of the stockholders of AGV under the circumstances described below.

   Either AGV or Nucleus may terminate the Merger Agreement if: (i) the Effective Time has not occurred by April 30, 1999; (ii) the consent of the other party is given; or (iii) AGV fails to obtain stockholder approval of the Meeting.

   AGV may terminate the Merger Agreement if: (i) Nucleus has breached the Merger Agreement so that the conditions relating to representations and warranties or covenants have not been satisfied and this breach has not been cured within 30 days after the notice of breach; or (ii) if the closing shall not have occurred on or before April 30, 1999, by reason of the failure of any condition precedent to AGV's obligations thereunder (unless the failure results primarily from AGV breaching any representation, warranty or covenant contained in the Merger Agreement).

   Nucleus may terminate the Merger Agreement if: (i) AGV has breached the Merger Agreement so that the conditions relating to representations and warranties or covenants have not been satisfied and this breach has not been cured within 30 days after notice of breach; or (ii) if the closing shall not have occurred on or before April 30, 1999, by reason of the failure of any condition precedent to Nucleus' obligation thereunder (unless the failure results primarily from Nucleus breaching any representation, warranty or covenant contained in the Merger Agreement), or (iii) in the event Nucleus' Board of Directors conclude that termination would be in the best interest of Nucleus and its stockholder.

Expenses

   In the event of termination of the Merger Agreement, each party will bear its own fees and expenses in connection with the Merger.

Acquisition Proposals; No Solicitation

   Nucleus has agreed that it will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person (as defined) relating to the acquisition of all or substantially all of the capital stock or assets of any of Nucleus or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that Nucleus, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Nucleus is required to notify AGV immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

   AGV has agreed that it will not (and will not cause or permit any of its subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of AGV or its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that AGV, its subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by and Person to do or seek any of the extent their fiduciary duties may require. AGV is required to notify Nucleus immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Conduct of Business Pending Merger

   AGV and Nucleus have agreed to conduct their respective businesses in the ordinary course pending the Merger and have agreed not to and (where applicable) not to permit their respective subsidiaries to:

     (i) authorize or effect any change in their charter or bylaws;

     (ii) grant any options, warrants, or other rights to purchase or obtain any of their capital stock or issue, sell, or otherwise dispose of any of their capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (iii) declare, set aside, or pay any dividend or distribution with respect to their capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their capital stock;

     (iv) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the ordinary course of business;

     (v) impose any Security Interest (as defined) upon any of their assets outside the ordinary course of business;

     (vi) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person (as defined) outside the ordinary course of business;

     (vii) make any change in employment terms for any of their directors, officers, and employees outside the ordinary course of business; or

     (viii) commit to any of the foregoing.

   AGV and Nucleus have also agreed to give each other reasonable access to their respective books and records. Each has agreed to give the other notice of specified material events and prior notice of any press release or public announcement and to consult with the other before issuing any press release or making public announcements relating to the Merger.

   Both Nucleus and AGV have agreed to use their reasonable best efforts to satisfy or cause to be satisfied all of the conditions to the Merger and to cause the transactions contemplated by the Merger Agreement to be consummated. Nucleus has also agreed to use its best efforts to obtain from each "affiliate" (as used in Rule 145 under the Securities Act) an agreement to comply with applicable provisions of the Securities Act.

Directors' and Officers' Indemnification

   The Merger Agreement provides that, after the Effective Time, AGV, as the surviving corporation will indemnify defend and hold harmless to the full extent a corporation is permitted under the General Corporation

Law of the State of Nevada to indemnify its own directors, officers and agents, each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time, an officer or director of Nucleus or, for purposes of clause (ii), certain agents of Nucleus, acting in connection with the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger ("Indemnified Parties"), against (i) all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts ("Indemnified Liabilities") of or in connection with any claim, action, suit proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Nucleus, whether pertaining to any matter existing now or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at, or after the Effective Time, and (ii) all Indemnified Liabilities based in whole or in part on, arising in whole or in part out of or pertaining to the Merger Agreement or the Merger, including without limitation, any act or omission of the officers and directors of Nucleus in the negotiation, execution and delivery of the Merger Agreement and the consummation of the Merger.

Representations and Warranties

   In the Merger Agreement, Nucleus and AGV have made certain representations and warranties concerning corporate existence and power, corporate authorization, governmental consents and approvals, non-contravention of agreements and instruments, financial statements, absence of certain changes, absence of undisclosed liabilities, compliance with laws, broker's fees, and continuity of business enterprise. In addition, AGV has made certain representations and warranties concerning filings with the Commission.

Amendments and Waivers

   Any term of the Merger Agreement may be amended and the observance of any term of the Merger Agreement may be waived, by a writing signed by both parties, provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in Illinois and Nevada Law.

Rights of Dissenting Stockholders

   AGV stockholders will not have appraisal rights in connection with the Merger.

   The holder of Nucleus Common Stock had the right to dissent with respect to the Merger, however, such holder has notified Nucleus that it has waived its dissenter's right.

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

   The following unaudited pro forma condensed combined statements of operations of AGV gives effect to the proposed merger of AGV and Nucleus as if such transaction occurred at the beginning of the period presented. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 1998 and 1997, are derived from the audited statements of operations of AGV and Nucleus.

   The unaudited pro forma condensed combined balance sheet at December 31, 1998 gives effect to the proposed Merger of AGV and Nucleus as if such transaction occurred on December 31, 1998. The unaudited pro forma condensed combined balance sheet is derived from the audited historical balance sheet of AGV and Nucleus as of December 31, 1998.

   The unaudited pro forma condensed combined financial data do not reflect the effects of any anticipated changes to be made by AGV in its operations from the historical operations, are presented for informational purposes only and should not be construed to be indicating (i) the results of operations or the financial position of AGV that actually would have occurred had the proposed merger been consummated as of the dates indicated or (ii) the results of operation or the financial position of AGV in the future. The numbers herein have been adjusted retroactively to reflect AGV's 1-for-10 reverse stock split, which became effective on December 11, 1998.

   The following pro forma condensed combined financial data and notes should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operation," the consolidated financial statements and notes thereto of AGV and Nucleus and other historical information included elsewhere in this proxy.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            As of December 31, 1998

                                                Historical
                                           ----------------------
                  ASSETS                       AGV       Nucleus   Pro Forma(1)
                  ------                   -----------  ---------  -----------
Current assets:
  Cash.................................... $     1,126  $  24,091  $    25,217
  Accounts receivable.....................      10,000    161,312      171,312
  Unbilled revenue........................         --     167,977      167,977
  Inventory...............................      34,690        --        34,690
  Due from shareholder....................         --     115,383      115,383
  Other current assets....................         --      58,829       58,829
                                           -----------  ---------  -----------
    Total current assets.................. $    45,816  $ 527,592  $   573,408
                                           -----------  ---------  -----------
Property, plant and equipment, net........      21,195     46,120       67,315
                                           -----------  ---------  -----------
  Goodwill, net...........................      20,195        --        20,195
                                           -----------  ---------  -----------
  Total assets............................ $    87,206  $ 573,712  $   660,918
                                           ===========  =========  ===========
  LIABILITIES AND STOCKHOLDERS' DEFICIT
  -------------------------------------
Current liabilities:
  Due to shareholder...................... $   175,000  $     --   $   175,000
  Current portion of long term debt.......       3,310        --         3,310
  Accounts payable........................     169,135    596,234      765,369
  Accrued expenses........................      19,258    303,798      323,056
                                           -----------  ---------  -----------
    Total current liabilities............. $   366,703  $ 900,032  $ 1,266,735
                                           -----------  ---------  -----------
Long term liabilities.....................       9,142        --         9,142
Stockholders' deficit:
  Common stock and paid in capital........   2,780,657      3,000    2,783,657
  Accumulated deficit.....................  (3,069,296)  (329,320)  (3,398,616)
                                           -----------  ---------  -----------
    Total stockholders' deficit...........    (288,639)  (326,320)    (614,959)
                                           -----------  ---------  -----------
    Total liabilities and stockholders'
     deficit.............................. $    87,206  $ 573,712  $   660,918
                                           ===========  =========  ===========

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1998

                                                  Historical
                                             ---------------------     Pro
                                                AGV      Nucleus     Forma(2)
                                             ---------  ----------  ----------
Sales....................................... $ 747,144  $2,827,428  $3,574,572
                                             ---------  ----------  ----------
Cost of sales...............................   769,754   1,747,403   2,517,157
Selling and marketing expenses..............    14,789     367,579     382,368
Research and development expenses...........       --       40,883      40,883
General and administrative expenses.........   441,068     738,673   1,179,741
                                             ---------  ----------  ----------
Loss from operations........................  (478,467)    (67,110)   (545,577)
Other income (expense)......................   (13,902)     35,008      21,106
                                             ---------  ----------  ----------
Loss before tax benefit and extraordinary
 item.......................................  (492,369)    (32,102)   (524,471)
Tax benefit.................................    25,820         --       25,820
                                             ---------  ----------  ----------
Loss before extraordinary item(4)........... $(466,549) $  (32,102) $ (498,651)
Extraordinary item (net of tax benefit of
 $25,820)(4)................................    50,125         --       50,125
                                             ---------  ----------  ----------
Net loss(4)................................. $(416,424) $  (32,102) $ (448,526)
                                             =========  ==========  ==========
 Diluted loss per share before extraordinary
  item(3)................................... $   (0.43) $   (32.10) $    (0.08)
 Diluted loss per share(3).................. $   (0.38) $   (32.10) $    (0.07)
                                             =========  ==========  ==========
 Diluted weighted average shares
  outstanding(3)............................ 1,106,056       1,000   6,413,165
                                             =========  ==========  ==========

                          Year Ended December 31, 1997

                                                   Historical
                                              ---------------------     Pro
                                                 AGV     Nucleus(5)   Forma(2)
                                              ---------  ----------  ----------
Sales........................................ $ 721,745  $ 956,810   $1,678,555
                                              ---------  ---------   ----------
Cost of sales................................   690,064    615,229    1,305,293
Selling and marketing expenses...............    15,948     86,000      101,948
Research and development expenses............       --     248,690      248,690
General and administration expenses..........   413,264    304,109      717,373
                                              ---------  ---------   ----------
Loss from operations.........................  (397,531)  (297,218)    (694,749)
Other expense................................   (33,390)       --       (33,390)
                                              ---------  ---------   ----------
Net loss..................................... $(430,921) $(297,218)  $ (728,139)
                                              =========  =========   ==========
  Diluted loss per share (3)................. $   (0.45) $ (297.22)  $    (0.16)
                                              =========  =========   ==========
  Diluted weighted average shares outstanding
   (3).......................................   950,622      1,000    4,488,695
                                              =========  =========   ==========

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

        Notes to Unaudited Pro Forma Condensed Combined Financial Data
--------
(1) On October 30, 1998, AGV and Nucleus entered into a definitive agreement and plan of merger (the "Agreement") providing for the merger of Nucleus with and into AGV. Under the terms of the Agreement, which was approved by the Board of Directors of both AGV and Nucleus, the holder of Nucleus Common Stock will receive 5,307.109 shares of AGV Common Stock for each of its 1,000 outstanding shares. Accordingly, the pro forma condensed combined balance sheet as of December 31, 1998, gives effect to the issuance of 5,307,109 AGV common shares and assumes the Merger with Nucleus will be accounted for as a pooling of interests.
(2) The pro forma condensed combined statements of operations gives effect to the Merger of AGV with Nucleus as if the merger occurred on January 1 of the period indicated and is accounted for as a pooling of interests and, accordingly, the historical results of operations are combined together.
(3) The pro forma weighted average shares outstanding for basic and diluted earnings (loss) per share gives effect to the issuance of 5,307.109 shares of AGV stock in exchange for each of the 1,000 shares of Nucleus stock outstanding for all periods presented, weighted for the period such shares were actually outstanding.
(4) During 1997, AGV was involved in claims concerning disputed payable balances totaling $129,945 with two suppliers. In 1998, the claims were settled for $54,000, resulting in an extraordinary gain of $75,945 ($50,125 net of tax).
(5) The historical results of operations of Nucleus for the year ended December 31, 1997, reflect the operations of Nucleus since April 30, 1997 (its inception).

                             ELECTION OF DIRECTORS

   Five directors (constituting, along with Steven H. Walker and Adriann Belinne, the entire AGV Board) are to be elected at the Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, to serve until the next Annual Meeting of Stockholders of AGV and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the AGV Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The AGV Board has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the AGV Board will occur.

   The nominees are as follows:

      Nominee                                                                Age
      -------                                                                ---
      John C. Paulsen (1)...................................................  36
      Stephen Calk (1)......................................................  34
      Mark Fera (1).........................................................  32
      J. Theodore Hartley (1)...............................................  31
      Jeffrey R. Wescott (1)................................................  41

   John C. Paulsen will, if elected director, serve as Chairman of the Board of Directors, Chief Executive Officer, and President of AGV. Mr. Paulsen is currently Chairman of the Board of Directors and Chief Executive Officer of Nucleus. From 1990 to 1995, Mr. Paulsen served as President and Chairman of the Board of Directors of American Teletronics Long Distance, Inc., a reseller of long distance telecommunications services. From 1995 to 1997, Mr. Paulsen served as President and Chairman of the Board of Directors of MetroLink Communications, Inc., a long-distance carrier. See "Nucleus--Business."

   Stephen Calk has, since October 1995, been the president of Chicago Bancorp, Chicago's second largest private mortgage bank. Mr. Calk received a B.A. from the University of Illinois in 1988, and received a Master's Degree from the J.L. Kellogg Graduate School of Management at Northwestern University in 1998.

   Mark Fera currently serves as Executive Vice President and Chief Operating Officer. From 1997 to 1998, Mr. Fera was Manager of Strategic Accounts of I2 Technologies, a software company. From 1993 to 1997, Mr. Fera was affiliated with Systems Software Associates, a software solutions company. Mr. Fera received a bachelor's degree from the University of Illinois in 1988.

   J. Theodore Hartley currently serves as Executive Vice President and Chief Financial Officer. From 1997 to 1998, Mr. Hartley was an investment banker with Exvere Investment Banking, a merger and acquisition firm headquartered in Seattle, WA. From 1990 to 1997, Mr. Hartley held a variety of positions with Deloitte & Touche LLP (D&T), an international accounting and consulting firm. Most recently, he served in D&T's New York National Office providing merger and acquisition consulting services to Kohlberg, Kravis, Roberts and HFS Incorporated. Mr. Hartley is a certified public accountant and a graduate of Indiana University's Kelley School of Business.

   Jeffrey R. Wescott is marketing executive with 18 years of active involvement in the financial services industry. Mr. Wescott is experienced in developing, consulting and supporting client relationships for a range of activities including acquisitions/divestitures, credit/capitalization, debt/equity placements, strategic planning and workouts. Mr. Wescott has worked for a number of financial institutions including Continental Illinois National Bank, Citicorp North America and Bank of America. Mr. Wescott received a BA from Boston College and MBA from American Graduate School of International Management.
--------
(1) Pursuant to the Merger Agreement, Mr. Paulsen and the four persons designated by Mr. Paulsen--Mr. Calk, Mr. Fera, Mr. Hartley and Mr. Wescott--have been nominated as directors of AGV.

                                 NUCLEUS INC.
              (formerly known as American General Ventures, Inc.)

BUSINESS

ITEM 1 DESCRIPTION OF BUSINESS

 (a) General Development of Business

   (a) (1) The original purpose of American General Ventures, Inc. (AGV) was to seek potential business ventures, which in the opinion of the management of AGV would provide a profit for AGV. Such involvement would be either as the acquisition of existing businesses or the acquisition of assets to establish a subsidiary business for AGV. AGV changed its name to Nucleus, Inc. on December 8, 1998. The name AGV will be used for simplicity purposes and ease of reference throughout the remainder of this document.

   On January 22, l986, AGV signed a letter of intent with Aspen Medical Diagnostics, Inc. and Neuro-Medical, Inc., both Utah Corporations, to acquire all of the stock of both of those companies in exchange for 1,000,000 shares of the common stock of AGV to the shareholders of each of the acquired companies or a total of 2,000,000 shares. Both acquired companies were in the business of establishing medical diagnostic facilities.

   On September 11, 1987, AGV acquired all of the stock of ACI Micro Systems, Inc. (ACI), a Colorado Corporation. ACI was in the business of selling computer and computer accessories manufactured by third parties.

   In January 1991, AGV incorporated Your ATTACHE, a wholly owned subsidiary. Your ATTACHE develops and sells licenses of powerful high speed computer systems that provides a mutually beneficial communication and interaction medium between suppliers and consumers. Your ATTACHE is not active and had no revenues in 1998.

   The Company has not been involved, during the year ended December 31, l998, in any bankruptcy, receivership or similar proceedings.

   (2) Not applicable.

 (b) Financial Information About Industry Segments

   AGV has engaged in a single line of business since September 11, 1987, when the Company acquired ACI. The Company engages in the business of selling computers and computer accessories manufactured by third parties.

 (c) Narrative Description of Business

   (c)(1)(i) AGV on January 29, 1986, acquired 100 percent of the outstanding stock of Neuro-Medical, Inc. (Neuro) and Aspen Medical Diagnostics, Inc. (Aspen), both Utah corporations. The letter of intent for said purchase was executed on the 22nd day of January, 1986. In exchange, AGV issued 1,000,000 of its restricted shares to the stockholders of Aspen and 1,000,000 of its restricted shares to the stockholders of Neuro.

   The business of Neuro and Aspen was to establish and operate neurological diagnostic centers that provide diagnostic testing for physicians and others in the medical community. The Company made available to the medical community the latest neurological testing and assessment equipment. The officers of AGV for eight years used the Brain Electrical Activity Mapping System (BEAM) which was developed at Harvard University Medical School. The officers of AGV selected the BEAM system because they believed that the system represented a significant advancement over alternative equipment being used for neurological testing in the overall treatment of patients. However, the technology faced resistance from the medical community which created a negative impact upon the growth of AGV. AGV ceased to operate its BEAM centers in 1993.

Current Operations

   AGV continues to operate ACI, which sells computers and accessories which are manufactured by third parties.

Wal-Mart

   AGV has had two vendor agreements with Wal-Mart. The first agreement, entered into during August, 1995, was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The agreement contained provisions which eventually proved disadvantageous to AGV.

   This initial agreement with Wal-Mart incorporated a "sale guarantee" from AGV to Wal-Mart which gave Wal-Mart customers 15 days to return a computer, for any reason. Wal-Mart, at its discretion, could either sell the computer again, or return it to AGV for a full refund, which was effected as a debit entry on amounts due AGV from Wal-Mart. The second component of the guarantee allowed Wal-Mart to return unsold computers to AGV for a full refund.

   AGV management and Wal-Mart's corporate buyer of computer products agreed that certain Wal-Mart stores were abusing the guarantee provisions. Individual Wal-Mart stores were directed by corporate staff to discontinue returning unsold computers to AGV for credit. This agreement was terminated by mutual agreement in April, 1997.

   A subsequent agreement between the companies was signed in June, 1997. This agreement permitted AGV to sell its computers from Wal-Mart's web site, Wal-Mart Online. There was no sale guarantee provision in the agreement, however the customer received the right to return the equipment within fifteen (15) days of purchase for a full refund. Customers experiencing problems after expiration of the 15 day period were directed to call AGV technical support. In instances where technical problems could not be corrected on a telephone call, the computer would be shipped to AGV for repair.

   Concerns were expressed by Wal-Mart regarding the quality of AGV's products and technical support, and by AGV regarding Wal-Mart's adherence to exclusivity provisions in the vendor agreement. AGV was also concerned with suspected violations by Wal-Mart of the fifteen (15) day return deadline policy. Due to these and other operational problems under the agreement, on October 30, 1998, both parties agreed to suspend sales until their problems could by resolved. As of this date a new agreement has not been consummated.

Proposed Operations

   Subsequent to the termination of the Wal-Mart agreement, AGV has been refocusing its efforts to generate sales from its own website and store--a strategy which management believes will offset a portion of the revenue lost from the termination of the Wal-Mart agreement. ACI has developed its own website (www.availpc.com). ACI pays a fee to Hotmail, a free internet email service wholly-owned by Microsoft, to promote its computer systems. These banner ads enable Hotmail customers to link to AGV's website to purchase computer systems.

   AGV does not expect the revenue generated from its website sales to fully replace the revenue lost from the Wal-Mart agreement.

ACI Micro Systems, Inc.

   ACI Micro Systems, Inc., manufactures, through outsourcing, non-integrated circuitry computer systems that allow true upgradability. ACI presently has a capacity of assembling 15,000 computers per month.

Seasonality

   AGV's business is not considered seasonal.

Backlog

   As of December 31, 1998, AGV was able to fill all orders and did not have any backlog orders.

Competition

   AGV's sales operations face stiff competition from existing manufacturers and sellers of computers. AGV competes by selling computers with non-integrated circuitry that allows true upgradability at a lower cost.

   ACI's Build-To-Order (BTO) program has an advantage over the larger computer manufacturers because it gives the consumer more choices and lower prices. The customer is able to build a computer system for less than $1,000. This is not possible with some of the larger firms because their standard systems contain components that the consumer may not want. Limited choices result in higher prices for computer systems.

   AGV does not have an established customer service program as compared to its competitors--some of which have 24 hour, 7 day service and substantially more capital resources than does AGV. AGV's customer service can best be described as limited as AGV does not have the systems, personnel, or capital to establish a high end customer service operation. The inability to provide comprehensive customer service may have a negative impact on AGV's ability to compete in its industry and may also have an adverse effect on AGV's operating results.

Research and Development

   Since its inception, AGV has spent $193,370 for company sponsored research and development of the Your ATTACHE concept. No money was spent in 1998.

Compliance with Environmental Regulations

   Management of AGV believes that compliance with federal, state, and local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will have no material effect on the capital expenditures, earnings and competitive position of AGV.

Employees

   AGV employs a total of five persons: a chief executive officer, a chief operating officer, and two full-time and one part-time technicians and/or assemblers.

Foreign Operations

   AGV had no foreign operations or export sales during fiscal year 1998.

Properties

   AGV currently occupies approximately 2,000 square feet at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado. AGV pays $2,110 plus utilities for rent for the Austin Bluffs facility. The lease for the Austin Bluffs space will continue until May 1, 1999. AGV has two five-year options on the Austin Bluffs space.

Legal Proceedings in 1998

   The Company has disputes in the normal course of operations with a number of its suppliers. Such matters typically relate to vendors requesting payment on product delivered to the Company, which the Company believes is either defective or product which had not been ordered from such vendor.

   The Company was notified on December 31, 1998 of a collection action filed against it by Pony Computer, Inc. in the amount of $117,000 for payment on certain products shipped to ACI by Pony. Management believes that the case was filed in the wrong jurisdiction and has filed a motion to dismiss. No ruling on this motion is expected prior to May 1, 1999. Management believes the case is without merit and expects to aggressively defend the action if its motion for dismissal is denied.

   During 1997, the Company's subsidiary, ACI, was sued by a supplier, Cal IC, for $27,500, plus attorneys' fees and costs for payment on certain products shipped to ACI by Cal IC. The Company's management believed that much of the product received from Cal IC was either defective or the wrong products were shipped. Cal IC refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 at a mediation session for $22,000, $12,000 payable in cash, with the balance due in equal monthly installments over ten months. The Company has an account payable for the outstanding portion of the payments due in the amount of $6,000 and has recorded an extraordinary gain on the settlement in the amount of $5,500 ($3,630 net of tax).

   During 1997, the Company had a disputed payable balance with one of its suppliers, Worldnet. Worldnet alleged that the Company owed them $102,445 for payment on certain products shipped to the Company by Worldnet. The Company's management believed that much of the product received from Worldnet was either defective or the wrong products were shipped. Worldnet refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 from negotiation between the two parties for $32,000. the Company has recorded an extraordinary gain related to the settlement of the disputed payable in the amount of $70,445 ($46,495 net of tax).

   During 1997, the Company had disputed payable balances with two additional suppliers aggregating a total of $51,000. Management believes that such claims will be successfully negotiated and will likely result in settlement at reduced amounts.

                 AGV'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATION

 Results of Operations

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   AGV's primary business and source of revenue is derived from the resale of computer systems and related products which are manufactured and/or assembled by third parties. Revenues for the year ended December 31, 1998 increased 4 percent to $747,144 compared to $721,745 in 1997. The increase in revenue was primarily related to AGV experiencing steady sales volume through Wal-Mart Online (up until the termination of the agreement) and the Company's ability to generate orders through its own website (www.availpc.com). AGV's sales derived from Wal-Mart approximated 41 percent and 50 percent for 1998 and 1997, respectively.

   AGV has had two vendor agreements with Wal-Mart. The first agreement (entered into in August, 1995) was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The first agreement was terminated by mutual consent in April, 1997. The second agreement (entered into in June, 1997) permitted AGV to sell its computers from Wal-Mart's website, Wal-Mart Online. The second agreement was terminated on October 30, 1998 by mutual consent of both parties as Wal-Mart was concerned over the quality of AGV's products and its customer service and AGV suspected violations of customer return policies. As of this date a new agreement has not been consummated.

   The satisfaction of AGV's customers is dependent on the customer receiving a quality product meeting their specifications. AGV's two primary system providers for the Wal-Mart agreement employed different product delivery techniques. The Company believes its relationship with Pony Computers and the delivery format used by Pony resulted in poor customer satisfaction.

   Pony Computers fulfilled a majority of AGV's orders related to Wal-Mart Online and orders made through Wal-Mart's web site. Pony delivered these systems to customers using a drop shipment technique. Although AGV monitored the administrative matters involved in the shipment (e.g., correct shipping address), and handled post delivery service, AGV was unable to examine the systems for proper componentry or test and inspect the systems to ensure functionality prior to a customer delivery. AGV, and its customers, often experienced significant quality problems (e.g., systems not operating properly, incorrect components, etc.) with Pony's systems. AGV's management believed that the poor quality of systems shipped by Pony caused the termination of the second Wal-Mart agreement referred to above. As a result, AGV discontinued its use of Pony to fulfill its system requirements in November, 1998. AGV continues to purchase systems from Aberdeen Trading as well as other system providers.

   The discontinuance of the Wal-Mart agreement, and loss of the associated revenue, has and will continue to have a severe adverse effect on AGV's results of operation, liquidity and capital resources. Consequently, results of operations for any previous period should not be relied upon as indicative of expected operating performance for any future period.

   The primary cost component of revenue is the cost AGV incurs by purchasing these computer systems and products from third parties. AGV does not currently maintain a contractual relationship with any system provider, electing to submit individual purchase orders to such system providers for price quotes upon receipt of a customer order. Prices are generally established by a system provider from a price list dependent upon the components and/or systems requested by a customer. Although no contractual relationships exist, AGV has historically used Pony Computer and Aberdeen Trading to fulfill its internet generated orders.

   Cost of sales for the year ended December 31, 1998 increased 12 percent to $769,754 compared to $690,064 in 1997. Cost of sales as a percentage of revenue was 103 percent during 1998 compared to 96 percent during 1997. The increase in cost of sales was primarily a result of a write-down of inventory totaling $109,855 to record AGV's inventory at net realizable value.

   Selling, general, and administrative expense (S,G,&A) for the year ended December 31, 1998 increased 6 percent to $455,857 compared to $429,212 in 1997. S,G,&A as a percentage of revenue was 61 percent during 1998 compared to 59 percent during 1997. The increase in S,G,&A was primarily related to AGV issuing equity instruments for services rendered at values less than the fair value of such equity instruments.

   During 1997, AGV was involved in claims concerning disputed payable balances totaling $129,945 with two suppliers. In 1998, the claims were settled for $54,000, resulting in an extraordinary after tax gain of $50,125.

   AGV's net loss decreased 3 percent to $416,424 for the year ended December 31, 1998, compared to $430,921 in 1997. The loss per share was $0.38 for 1998 compared to $0.45 for 1997. The loss in 1998 was primarily due to the inventory writedown and the issuance of equity instruments as discussed above.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 decreased 48 percent to $721,745 compared to $1,397,850 in 1996. The decrease in revenue was primarily related to AGV altering its selling format with Wal-Mart from a retail store format to an Online storefront format through Wal-Mart Online. Wal-Mart Online was in the development stages during 1997 and AGV did not experience sales through this format for almost two months during 1997.

   Cost of sales for the year ended December 31, 1997 decreased 49 percent to $690,064 compared to $1,365,308 in 1996. Cost of sales as a percentage of revenue was 96 percent during 1997 compared to 98 percent during 1996. The decrease in cost of sales was primarily related to Wal-Mart returning fewer computers during 1997 than during 1996 and AGV's decision to focus its selling efforts through Wal-Mart Online rather than through the retail store format.

   Selling, general, and administrative expense (S,G,&A) for the year ended December 31, 1997 decreased 39 percent to $429,212 compared to $701,032 in 1996. S,G,&A as a percentage of revenue was 60 percent during 1997 compared to 50 percent during 1996. AGV was able to decrease the amount of S,G,&A expense in 1998 by focusing on Internet related sales as opposed to sales through retail stores.

   AGV's net loss decreased 40 percent to $430,921 for the year ended December 31, 1997, compared to $723,911 in 1996. The loss per share was $0.45 for 1997 compared to $0.79 for 1996. The decrease in loss was primarily due to AGV's ability to partially increase margins from focusing sales efforts on its Internet format and reducing S,G,&A costs as discussed above.

 Liquidity and Capital Resources

December 31, 1998

   Working capital (current assets less current liabilities) at December 31, 1998 totaled ($320,887) compared to ($142,243) at December 31, 1997. The decrease in working capital was primarily related to a writedown of $109,855 to record inventory at its net realizable value and the net loss incurred by AGV for the year ended December 31, 1998.

   AGV has not derived any revenue from Wal-Mart subsequent to the termination of their agreement on October 30, 1998. AGV believes that the loss of the Wal-Mart agreement, and the associated revenues, will have a severe adverse effect on the Company's future liquidity. The Company is refocusing its efforts to generate sales from its own website and store--a strategy which management believes will generate cash flow from operations and enable the Company to offset a portion of the revenue lost from the termination of the Wal-Mart agreement. AGV does not expect the revenue generated from its website sales to fully replace the revenue lost from the Wal-Mart agreement.

   AGV also expects to seek additional sources of capital to continue to fund operations while management refocuses its efforts away from its "Wal-Mart Strategy" and concentrate on promoting sales on its own website. AGV believes that by re-focusing its efforts toward generating sales from its own website and by aligning itself with quality system providers will enable AGV to offset a portion of the revenue lost from the Wal-Mart business.

   The satisfaction of AGV's cash requirements during 1999 and thereafter will depend in large part on AGV's ability to successfully generate sales on its own website and raise capital to fund operations. There can, however, be no assurance that sufficient cash will be generated from operations or that unanticipated events requiring the expenditure of funds will not occur.

   As a result, AGV expects to aggressively seek additional sources of funds, the form of which will vary depending upon prevailing market and other conditions and may include short or long-term borrowing or the issuance of debt or equity securities. Additionally, the Company's President has historically provided working capital advances to the Company. There can be no assurance that AGV will be able to obtain such funding, or if such funding is available, that it will be on favorable terms.

   On October 30, 1998 the Company entered into a merger agreement with Nucleus Holdings, Inc. (Holdings) whereby all of the outstanding shares of Holdings would be exchanged for 5,307,109 newly issued Company shares. The merger is intended to qualify as a tax-free reorganization, as permitted by the Code and pooling-of-interests for accounting and financial reporting purposes. Completion of the transaction is subject to, among other things, the approval of AGV's stockholders.

December 31, 1997

   Working capital (current assets less current liabilities) at December 31, 1997 totaled ($142,243), compared to ($149,544) at December 31, 1996. The change in working capital was primarily related to the Company's Chairman converting $500,000 in debt owed to him by the Company to equity through the issuance of 50,000 shares at $10.00 per share, which was offset by the net loss incurred by AGV for the year ended December 31, 1997.

   AGV currently has no commitments for capital expenditures.

Year 2000 Compliance

   For a discussion of Year 2000 compliance and related issues subsequent to the Merger, reference is made to "Nucleus Management's Discussion and Analysis of Financial Condition--Year 2000 Compliance."

                       EXECUTIVE OFFICERS AND DIRECTORS

   The executive and directors officers of AGV are currently as follows:

                                                                      Dates of
 Name                               Position held with AGV        Age  Service
 ----                               ----------------------        --- ---------
 Steven H. Walker............  President, Chairman of the Board    59 1985-1998
                               of Directors, and Chief
                               Executive Officer and Director

 Christopher S. Walker.......  Secretary, Treasurer, Chief         28 1996-1998
                               Operating Officer and Director

 Adriann Belinne.............  Director                            34   1998

   If the Merger is approved by the stockholders, and the five directors named previously are elected, the executive officers and other key personnel of AGV will be as follows:

Name                                       Position held with AGV
----                                       ----------------------
John C. Paulsen............ Chief Executive Officer
Mark Fera.................. Executive Vice President and Chief Operating Officer
J. Theodore Hartley........ Executive Vice President and Chief Financial Officer
Steven H. Walker........... Vice President of Strategic Alliances

   Steven H. Walker, has been President, Chairman of the Board of Directors and Chief Executive Officer of AGV since January 1986 and has been Vice President and Chairman of the Board of Neuro-Medical, Inc. and President and Chairman of the Board of Aspen Medical Diagnostics, Inc. since 1983, and 1984, respectively. Mr. Walker is also a licensed psychologist who was in private practice for 15 years. Mr. Walker is a past president of the El Paso County Psychological Society. Mr. Walker received a Ph.D. from the University of Wyoming in 1972.

   Christopher S. Walker, has been Secretary, Treasurer, Director, and Chief Operating Officer since August, 1996. He has been an employee of the Company since 1988 and has held positions of Transfer Agent and Marketing Director. Mr. Walker received a Bachelor of Science degree in Business Administration from the University of Northern Colorado in 1990.

   Adriann Belinne has been a director of AGV since October, 1998. Since January, 1998, Mr. Belinne has been serving as Senior Manager of International and Business Development (Hotmail) at Microsoft, Inc. From June, 1995, to September, 1995 and from May, 1996 to September, 1997, Mr. Belinne served as an associate of management consulting at McKinsey & Co., Inc. From September, 1997, to January 1998, Mr. Belinne was a Senior Manager of Business Development at Hotmail Corp. In 1991, Mr. Belinne founded and until 1994, served as President of Christmas Concepts, a start-up service company in Oklahoma City, Oklahoma. Mr. Belinne received a B.S. from the United States Air Force Academy in 1986, and an M.B.A. from the Wharton School in 1996.

   For the background of John C. Paulsen, Mark Fera and J. Theodore Hartley, see "Election of AGV Directors."

EXECUTIVE COMPENSATION

   The following table discloses compensation received for the three fiscal years ended December 31, 1998 by the Company's Chief Executive Officer. The Company's other executive officer did not receive compensation (combined salary and bonus) in excess of $100,000 for 1998.

                                                                                 Long-Term
                                                                                Compensation
                                                                                   Awards
                                                                              ----------------
                                                                                 Securities
                                                      Fiscal Annual              Underlying
Name                            Position Held          Year  Salary  Bonus(1) Warrants (#) (2)
----                     ---------------------------- ------ ------- -------- ----------------
Steven H. Walker........ President, CEO, and Chairman  1998  $63,000   $--         11,900
                                                       1997   63,000    --            --
                                                       1996   63,000    --            --

--------
(1) Steven Walker was entitled to a bonus in the amount of 10% of any net profits of the Company. No bonuses were paid for the years presented. As of October 30, 1998, the contingent bonus arrangement had been discontinued.
(2) The amounts disclosed in this column include warrants issued to the Chief Executive Officer for the periods indicated.

                COMPENSATION PURSUANT TO STOCK OPTIONS/WARRANTS

   No stock options were granted to the Company's Chief Executive Officer during fiscal 1998 (or any prior fiscal year), however the Company granted an aggregate of 11,900 warrants to purchase 11,900 shares of the Company's common stock to the Company's Chief Executive Officer during fiscal 1998.

                                                      Number of Securities Percent of Total
                                                      Underlying Warrants  Warrants Granted
                                                       at Fiscal Year End  to Employees in     Exercise     Expiration
Name                            Position Held                 (#)            Fiscal Year    Price ($/share)    Date
----                     ---------------------------- -------------------- ---------------- --------------- ----------
Steven H. Walker........ President, CEO, and Chairman        11,900             12.95%           $5.00       5/15/03

  AGGREGATE OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/WARRANT VALUES

   The following table provides information on warrants held by the Company's Chief Executive Officer at December 31, 1998. The Chief Executive Officer did not exercise any warrants in 1998 and none of his warrants were in-the-money at December 31, 1998.

                                                                   Number of Securities
                                                                  Underlying Unexercised
                                                                    Warrants at Fiscal
                                                                       Year End (#)
                                                       Warrants  -------------------------
Name                            Position Held         Issued (#) Exercisable Unexercisable
-----                    ---------------------------- ---------- ----------- -------------
Steven H. Walker........ President, CEO, and Chairman   11,900     11,900         --

   Outside directors of AGV do not receive any cash compensation for their services as directors.

MARKET PRICES OF AGV COMMON STOCK; DIVIDENDS

   AGV Common Stock is reported by NASD on the Over-the-Counter Electronic Bulletin Board (OTC-BB) market under the symbol NCLS. The following table sets forth for the periods indicated the high and low bid quotations per share of AGV Common Stock from January 1, 1997, through March 8, 1999, as reported by NASDAQ. The quotations, which reflect prices among dealers, do not reflect retail markups, markdowns, or other fees or commissions, and do not necessarily represent actual transactions.

                                                                High Bid Low Bid
                                                                -------- -------
      1997
        First Quarter..........................................  $4.60    $1.50
        Second Quarter.........................................  $5.60    $1.50
        Third Quarter..........................................  $4.30    $2.10
        Fourth Quarter.........................................  $2.80    $2.50
      1998
        First Quarter..........................................  $2.90    $2.20
        Second Quarter.........................................  $3.20    $2.60
        Third Quarter..........................................  $3.30    $3.10
        Fourth Quarter.........................................  $2.50    $2.10
      1999
        * 1st Quarter (through March 8, 1999)..................  $2.00    $0.62

   The number of stockholders of record of AGV Common Stock on March 8, 1999, was approximately 1,200.

   AGV has never declared or paid a cash dividend on its AGV Common Stock and it is not expected that cash dividends will be paid to the holders of AGV Common Stock in the foreseeable future.

BENEFICIAL OWNERSHIP OF AGV COMMON STOCK

   The following table sets forth information, as of March 8, 1999, regarding the beneficial ownership (as defined by the Commission) of AGV Common Stock of
(i) each person known by AGV to own beneficially more than five percent of outstanding AGV Common Stock; (ii) each director and nominee for director of AGV; (iii) each executive officer named in the Summary Compensation Table; and
(iv) all directors and executive officers of AGV as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

                               Amount and
                                Nature of                  Amount of
                               Beneficial   Percentage of  Beneficial     Percentage of
                                Ownership   Common Stock   Ownership       Common Stock
Name of Beneficial Owner      Before Merger Before Merger After Merger   After Merger (1)
------------------------      ------------- ------------- ------------   ----------------
Steven H. Walker                 497,540(2)     44.0%        497,540(2)         7.7%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918
Christopher S. Walker            196,880(3)     17.4%        196,880(3)         3.1%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918
Adriann Belinne                  100,000(4)      8.1%        100,000(4)         1.6%
11 Stowe Lane
Menlo Park, California 94025
Jeffrey Frient                   100,000(4)      8.1%        100,000(4)         1.6%
828 Foxdale Avenue
Winnetka, Illinois 60093
M.H. Meyerson & Company,          90,301         7.5%         90,301            1.4%
Inc.
525 Washington Boulevard
Jersey City, New Jersey
07310
CapitalOne, Holdings, Inc.             0           0%      5,307,109           82.5%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60601
John C. Paulsen                        0           0%      5,307,109(5)        82.5%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60601
Stephen Calk                           0           0%              0              0%
Chicago Bancorp
1640 North Wells
Chicago, Illinois 60614
Mark Fera                              0           0%              0              0%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60610
J. Theodore Hartley                    0           0%              0              0%
150 North Michigan Avenue
Suite 3610
Chicago, Illinois 60610

                     Amount and
                      Nature of                  Amount of
                     Beneficial   Percentage of  Beneficial     Percentage of
Name of Beneficial    Ownership   Common Stock   Ownership       Common Stock
Owner               Before Merger Before Merger After Merger   After Merger (1)
------------------  ------------- ------------- ------------   ----------------
All directors and      794,420        64.6%      6,101,529(6)        89.7%
executive officers
as a group
(4 persons before
Merger,
6 persons after
the Merger)

--------
(1) Based on 6,436,986 Shares of AGV Common Stock outstanding after the
    Merger.
(2) Includes 11,900 Shares that may be purchased upon exercise of a warrant.
(3) Includes 80,000 Shares that may be purchased upon exercise of warrants.
(4) Consists of 100,000 shares that may be purchased upon exercise of warrants.
(5) Beneficially owned by Mr. Paulsen as sole stockholder of CapitalOne Holdings, Inc.
(6) Includes 291,900 Shares that may be purchased upon exercise of warrants.

DESCRIPTION OF AGV CAPITAL STOCK

   AGV is authorized to issue 900,000,000 Shares of AGV Common Stock, par value $.001 and 8,000,000 Shares of AGV Preferred Stock no stated value. As of March 8, 1999, there were 1,129,827 Shares of AGV Common Stock outstanding. The following brief description of the capital stock of AGV is qualified in its entirety by reference to AGV's Articles of Incorporation as amended copies of which are on file with the Commission.

Common Stock

   Holders of AGV Common Stock are entitled to one vote per Share on all matters to be voted upon by the stockholders generally, except that with respect to the election of directors, stockholders are entitled to cumulate their vote for one or more directors, including the election of directors. Subject to the rights of holders of Preferred Stock, the holders of AGV Common Stock are entitled to receive such dividends, as may be declared from time to time by the AGV Board out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of AGV to Share ratably in all assets remaining after payment of liabilities. The holders of AGV Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by AGV.

   Following the Merger, the Transfer Agent and Registrar for the AGV Common Stock will be Illinois Stock Transfer Company of Chicago, Illinois.

Preferred Stock

   The AGV Board has authority to issue Preferred Stock from time to time without stockholder approval in one or more series. The AGV Board is authorized with respect to any series of Preferred Stock to fix the designation, the number of Shares, the voting powers, the conditions of the conversion privilege, if any, the terms and conditions of the redemption rights; if any, the rights upon liquidation, merger, consolidation, distribution or sale of assets and dissolution or winding-up, the dividend rate and whether dividends shall be cumulative, and any other powers, preferences and relative, participating, optional and other rights and the qualifications, limitations and restrictions of such series. No shares of Preferred Stock are currently outstanding.

                          NUCLEUS HOLDING CORPORATION

BUSINESS

   Nucleus was incorporated in December of 1997, under the laws of the State of Illinois to act as a holding company for its companies, Alliance Net, Inc. d/b/a TelOne and Nucleus Data Source, Inc. ("NDSI").

   Nucleus' current product offerings consist of "PC Express," a computer repair and upgrade business, "PC OnLine," a computer help desk, and "TelOne," a long distance reseller and acquirer of telecom assets. Nucleus also plans to continue developing "CheckBook," a web site that intends to store, track, and present billing information over the Internet. However, "CheckBook" has not yet been fully developed into a technologically feasible product. See "Risk Factors--CheckBook and Business Browser are Unproven Technologies."

Nucleus Product Line

   "PC Express" and "PC OnLine." The proliferation of computers has created a multitude of new business opportunities. The increase in the number of businesses and individuals using software, hardware, and the Internet on a daily basis has created demand for goods and services related to this usage. Nucleus is in the process of developing products and services to address this demand.

   "PC Express" provides a service in great demand. PC Express is sensitive to the need for quick, reliable, and cost-effective repair, maintenance, and upgrade services. The approach of PC Express is to establish long-term relationships with customers and encourage them to take advantage of decreasing processor and memory costs by upgrading existing computers. Nucleus believes that as the sophistication level of users increases, upgrade services will be in greater demand. By offering clients the choice of on-site repair or pick-up and delivery service, PC Express strives to ensure minimal disruption of the customer's activities.

   "PC OnLine" is a service designed to minimize the computer user's downtime. By providing reasonably priced help desk functionality, PC OnLine gives the user access to skilled technicians capable of solving many hardware, software, and configuration problems during a telephone session. This service also provides the technician with remote access to the user's computer. Diagnosis, program mending, software installation, and data recovery can all be performed as if the technician was at the user's site.

   "CheckBook." Management believes that its "CheckBook" system, when developed, will allow banks, subscribers, and vendor companies to transact business today at little or no cost. Management believes that its network, when developed, will be capable of handling a high volume of transactions with small, incremental costs to the financial institution or vendor companies, and will compare favorably with networks charging large fees and achieving limited success in market penetration or longevity. However, the technology supporting "CheckBook" has not yet been fully developed. See "Risk Factors--CheckBook and Business Browser are Unproven Technologies."

   "TelOne." Alliance Net, Inc. d/b/a TelOne obtained a small portion of its assets through the purchase of certain assets of two companies in which the Nucleus shareholder previously owned a minority interest, American Teletronics Long Distance, Inc. ("ATLD") and MetroLink Communications, Inc. ("MetroLink"), at a public sale in April 1998. Alliance Net, Inc. purchased certain inventory, office equipment and accounts receivable for $32,000. All cash collections of purchased accounts receivable are shared evenly between Alliance Net, Inc. and a secured creditor (Manatee Partners Limited Partnership) of both ATLD and MetroLink. ATLD was a long distance telecommunications reseller founded in 1990. In response to increasing pressure on margins, ATLD embarked on the development of a proprietary long distance telecommunications network via a joint venture with Teleport Communications Group ("Teleport"), headquartered in Staten Island, New York.

   Subsequent network problems of Teleport caused some resellers of the network to experience millions of dollars of unauthorized and uncollectible long distance usage. As a result, ATLD and MetroLink experienced financial difficulties, and a second secured creditor sought to place ATLD into involuntary bankruptcy. This action was subsequently dismissed by a bankruptcy judge because there was a lack of assets to be realized. Both ATLD and MetroLink ceased operations in August, 1997. The public sale of the assets of these companies was held for the benefit of the first secured creditor of both companies. The assets were purchased by Alliance Net, Inc. for $32,000 plus fifty percent (50%) of all proceeds collected on outstanding debts of the corporations. Alliance Net is not a party to litigation surrounding the unauthorized long distance usage and the collection of payments related to the receivables it collects.

   TelOne currently resells telecommunications services, including long distance, cellular, personal communication services (PCS), and paging services. TelOne has a base of over 5,000 customers, generally small to medium-sized businesses. If the telecommunications needs of these customers change, TelOne is able to provide competitive services through the utilization of an effective distribution channel for suppliers of these services.

   TelOne's customers rely on TelOne to obtain the best quality telecommunication services at competitive pricing. TelOne's experience in the telecommunications resale industry has enabled it to become very effective in the acquisition of various telecommunication assets, such as customer bases and accounts receivable. In this dynamic business, opportunities continually arise. TelOne has the expertise to take advantage of these situations, as they occur.

How Each System Is Intended to Work

   Nucleus Computers. Management believes that Nucleus computers will provide clients with an expedient and cost-effective method of custom building PC workstations, networks, and software platforms using industry leader-manufactured components branded with the "Nucleus Computer" name. Customers will be able to pick and choose components over the Internet with which to build a suitable computer or select components with the assistance of a trained Nucleus technician.

   Nucleus currently assembles manufactured components in building its Nucleus branded computers. At present, Nucleus does not manufacture the components. Nucleus directly and indirectly employs A+ certified computer professionals and supplementary staff to assemble client computers.

   Nucleus "Business Browser." The "Business Browser" is being developed as a Nucleus-branded Internet access front-end tool that allows clients to directly access frequently used web sites via a simplified user interface. The browser will be segregated into seven sections, as follows: "CheckBook," a bill payment and presentment platform; "Business Services," a provider of links to host companies that perform general business services (i.e., Federal Express, UPS, Amazon, Monsterboard Com, etc.); "Travel" will provide clients with access to all major airlines' sites, hotel sites, and travel guides; the "News" category gives clients direct access to CNN, "Bloomberg Reports," "The Wall Street Journal" NYSE, NASDAQ, etc.; "Entertainment" will provide clients with direct access to the latest theatrical events, trade shows, live feeds, lotteries, restaurants, etc.; and "Nucleus" will cover Nucleus' major product lines.

   Nucleus views the browser as an all-important factor in the sale of its Internet access products. The browser will be designed to be compatible with both Microsoft and Netscape. However, the technology supporting "Business Browser" has not yet been fully developed. See "Risk Factors--CheckBook and Business Browser are Unproven Technologies."

   "PC Express." "PC Express" provides clients with an expedient and cost-effective method to gain hardware service for their computer systems. Technicians, working in a centralized location, repair computers that are picked up and returned by Nucleus drivers. This process saves customers time and money by keeping the technicians' hourly rate charge tied to the actual time it takes to repair the computer and eliminates expensive charges for travel time. This process actually decreases a client's "down time" because technicians can get to the computer quicker than if a visit had to be scheduled.

   "PC OnLine." "PC OnLine" instantly brings Nucleus' office to the customer's desk, allowing certified technicians to remotely access a client's computer, at their request, via modem or the Internet, to diagnose, install, and repair software programs, operating systems, and data storage devices. Customers pay a per minute rate for technical support instead of the industry standard "hourly minimums." Windows and DOS operating systems will be supported initially by PC Online. NDSI expects to support Macintosh in 1999.

   "CheckBook." Management believes that "CheckBook" will provide a depository into which multiple vendors can cost-effectively download rated billing information via their existing bill-imaging systems. Customers can then retrieve this information along with an aging summary for each of their vendors. At this point, they can pay either all or a portion of their bills directly to the vendor company with a credit or debit card. Customers disputing a bill can then contact the appropriate vendor to receive a corrected bill or credit. In either case, both the vendor and customer can react quickly and efficiently. The technology supporting "CheckBook" has not yet been fully developed. See "Risk Factors--CheckBook and Business Browser are Unproven Technologies."

   "TelOne." TelOne acquires minutes of usage in bulk from the nation's largest long distance, cellular, paging and local service providers. It then resells this usage to residential and small to medium sized businesses.

Telemarketing

   Nucleus' growth strategy includes the use of telemarketing services to obtain customers. This methodology will be utilized in contacting residential and commercial customers, and potential vendor company subscribers.

Billing Process

   PC Express. Fees for hardware are billed upon delivery, while revenues for service is billed and recognized as service is performed.

   PC OnLine. Clients are billed a fee of $.90 to $2.00 per minute based on the volume of minutes acquired. Typically, these charges are billed directly to the end user's credit card. Revenue is recognized based upon usage.

   CheckBook. The billing process will consist of charging subscribers an initial set-up fee of $4.95 and, thereafter, a monthly fee of $2.95 to be billed either directly to their credit card or automatically withdrawn from their bank account. This fee may be waived at Nucleus' discretion. Nucleus will not be involved in each CheckBook transaction other than to supply credit card or bank information to vendor companies.

   Management intends to bill vendor companies on a page-by-page basis. When a vendor company's billing information has been verified and posted to the web site, a fee will be due with terms of Net-30 days. Nucleus will not be involved in the collection of vendor invoices. At this time, CheckBook's role will be that of a postman only. In other words, a primary focus of CheckBook will be to provide each subscriber with the ability to maintain control of how, when, and to whom a bill is paid.

   TelOne. TelOne's billing cycle begins when an account is sold by a TelOne sales representative or agent. After submitting the account to the Local Exchange Carrier and receipt of credit approval, the account is placed on the TelOne service provider's network. The account then generates local and long distance usage tracked by a call record reflecting that usage. TelOne receives and aggregates bills, due within 45 days, having received billing tapes from its service provider for all account usage. Approximately 3 business days later, individual bills are sent from TelOne's billing house to each TelOne customer. TelOne receipts are then sent to a lockbox by the customers. Approximately 85% of customer invoices are paid within 45 days.

Regulatory

   As the Internet becomes increasingly popular, it is possible that laws and regulations may be enacted that would cover issues of user privacy, pricing, content, characteristics, and quality of products and services.

   The intrastate local and long distance telecommunications operations of TelOne are subject to various state laws and regulations, including certification requirements. Generally, TelOne must obtain Certificates of Public Convenience and Necessity from the regulatory authorities in most states where it offers services, and, in most of these jurisdictions, it must file and obtain prior regulatory approval of tariffs for intrastate offerings. At present, TelOne can provide originating service to customers in 49 states. Of the states in which TelOne provides originating service, 38 have Public Utility Commissions that actively assert regulatory oversight of the services offered by TelOne.

   There can be no assurances that the regulatory authorities, in one or more states, or the FCC will not take action having an adverse effect on the business or financial condition of TelOne.
Employees

   Nucleus employs 16 full-time and 2 part-time employees.

Facilities

   Nucleus leases approximately 3,700 square feet of office space in Chicago, Illinois, under a lease agreement expiring December 30, 1999, with an unaffiliated third party. Nucleus believes its lease is at or below market rates. Nucleus' financial obligation for its facilities is approximately $5,900 per month.

   Nucleus utilizes a portion of the office space to assemble computers. Nucleus' present facilities are capable of handling four times Nucleus' present demand. Additional facilities and personnel will be necessary for additional growth.

                    NUCLEUS SELECTED FINANCIAL INFORMATION

   The following tables summarize certain selected financial data, which should be read in conjunction with Nucleus' consolidated financial statements and related notes and "Nucleus' Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The selected financial data set forth below as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the period from April 30, 1997, (inception) through December 31, 1997, were derived from Nucleus' audited financial statements. The audited financial statements of Nucleus as of December 31, 1998, and for the period from April 30, 1997 through December 31, 1997, and the independent auditor's report thereon are included elsewhere in this Proxy Statement.

                          Nucleus Holding Corporation

                                                       April 30,
                                                          1997
                                                      (inception)
                                                           to
                                                      December 31, December 31,
                                                        1997(1)        1998
                                                      ------------ ------------
Statement of Operations Data:
Sales................................................  $ 956,810    $2,827,428
                                                       ---------    ----------
Cost of sales........................................    672,343     1,747,403
Selling and marketing expenses.......................     86,000       367,579
Research and development expenses....................    248,690        40,883
General and administrative expenses..................    246,995       738,673
                                                       ---------    ----------
Loss from operations.................................   (297,218)      (67,110)
Other income.........................................        --         35,008
                                                       ---------    ----------
Net loss.............................................  $(297,218)   $  (32,102)
                                                       =========    ==========
Net loss per share--basic and diluted................  $ (297.22)   $   (32.10)
                                                       =========    ==========
Weighted average number of shares outstanding--basic
 and diluted.........................................      1,000         1,000
                                                       =========    ==========
Other data:
Cash flows from:
  Operating activities...............................  $(226,521)   $  461,138
  Investing activities...............................  $ (40,722)   $  (57,421)
  Financing activities...............................  $ 267,243    $ (379,626)
                                                         As of        As of
                                                      December 31, December 31,
                                                        1997(1)        1998
                                                      ------------ ------------
Balance Sheet Data:
Working capital......................................  $(332,395)   $ (372,440)
Total assets.........................................  $ 689,482    $  573,712
Long-term liabilities................................  $     --     $      --
Accumulated deficit..................................  $(297,218)   $ (329,320)
Stockholder's deficit................................  $(294,218)   $ (326,320)

--------
(1) Nucleus Holding Corporation commenced operations on April 30, 1997.

               NUCLEUS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

Year Ended December 31, 1998, Compared to the Period from April 30, 1997, (inception) Through December 31, 1997

Sales

   Sales increased $1,870,618 from $956,810 in 1997 to $2,827,428 in 1998 and primarily consist of revenue from TelOne, which resells telecommunication services. This increase results from a full year of operations and an increase in the volume of services provided Sales from PC Express, a new product line, which began operations during the second quarter of 1998, totaled approximately $198,248 for the period ended December 31, 1998.

Cost of Sales

   Cost of sales totaled $1,747,403 for 1998, or 62 percent of sales. Although cost of sales related to PC Express is less than that of Nucleus' other services offerings, predominantly all sales for 1998 related to the resale of long distance telephone services, for which cost of sales is approximately 63 percent. The cost of purchasing telecommunication services is Nucleus' vendor's cost plus 7 percent.

Selling and Marketing

   Selling and marketing expenses as a percentage of sales were 13 percent for 1998, consistent with Nucleus results for the period from inception to December 31, 1997. Selling and marketing expenses consist of commissions payable to agents selling telecommunication services and a fee paid to a third party for billing services; consequently, in absolute dollars, selling and marketing expenses increase as sales increase.

Research and Development Expenses

   Research and development expenses decreased $207,807 from $248,690, in 1997 to $40,883 in 1998 because Nucleus has been slowly proceeding with the development of CheckBook. Subsequent to its original investment to design the CheckBook product, Nucleus has been focusing on other lines of business, including PC Express.

General and Administrative Expenses

   The increase was primarily related to the start-up of PC Express, investment made to enhance its infrastructure and costs associated with the AGV merger. General and administrative expenses increased $491,678 from $246,995 in 1997 to $738,873 in 1998.

Income from Operations

   As described above, Nucleus had a full twelve months of operations in 1998, compared to a period in 1997, in which it was investing in CheckBook.

Other Income

   Other income in 1998 relates to cash receipts in excess of the purchase price of accounts receivable purchased from a bankrupt long-distance telecommunications reseller in which Nucleus' shareholder previously owned a minority interest. The agreement provides for Nucleus to receive 50% of all accounts receivable collected. Nucleus paid $32,000 to purchase the assets. Nucleus expects to collect at least an additional $37,700 over the next thirteen months based on signed collection agreements related to those receivables.

Net Income

   As a result of proceeds received from the collection on purchased receivables, Nucleus generated net income for the year ended December 31, 1998 compared to a loss in 1997 which resulted from Nucleus' investment in CheckBook.

April 30, 1997 (inception) compared to December 31, 1997

   Nucleus began the development of CheckBook in May, 1997, and incurred a total of $248,690 in research and development costs for this product from inception to December 31, 1997. The product has not been determined to be technologically feasible as of December 31, 1997, or to date.

   In October, TelOne began reselling long-distance telecommunications services. 100% of Nucleus sales in 1997 related to the resale of long-distance service.

   Nucleus incurred a net loss of $297,218 for the period from inception to December 31, 1997, as a result of its investment in research and development of CheckBook and start up costs of the TelOne operations. In addition, TelOne was only operational for three months.

Related Party Transaction

   The Company's shareholder previously owned a minority interest in American Teletronics Long Distance, Inc. (ATLD) and a majority interest in MetroLink Communications (MetroLink). In both instances the Company's shareholder relinquished ownership in these entities for no consideration prior to each company ceasing operations. On April 13, 1998, Alliance Net, a wholly owned subsidiary of Nucleus, purchased certain assets from a secured creditor (Manatee Partners Limited Partnership) of ATLD and MetroLink. Such assets consisted of inventory, office furniture and equipment, and one half of the cash collected from any accounts receivable which existed on that date. The assets were purchased at a fair market value of $32,000 determined through a public auction format. Therefore, this transaction was made on terms no less favorable to Nucleus than could have been obtained from an unaffiliated third party.

Liquidity and Capital Resources

   Working capital at December 31, 1998, totaled ($372,440) compared to ($332,395) on December 31, 1997. During 1997, Nucleus' shareholder advanced funds totaling $249,356 in the form of an unsecured, non-interest bearing loan due on demand, to provide liquidity for its operations. Such funding, in addition to cash generated from operations, has been sufficient to enable Nucleus to meet its obligations. During the year ended December 31, 1998 Nucleus generated $429,138 in cash flows from operating activities. Currently, Nucleus does not maintain any financing arrangement with any lending institution. As December 31, 1997, Nucleus owed its shareholder $249,356. During 1998, Nucleus repaid the shareholder loan. As of December 31, 1998, Nucleus had advanced $115,383 to the shareholder. This shareholder advance is unsecured, non-interest bearing was repaid as of March 9, 1999.

   Nucleus does not currently have any capital funding commitments. Funding for the next twelve months is expected to come from operations of the business. The shareholder is willing to provide additional funding for liquidity purposes, if necessary. In addition, Nucleus may seek debt and equity financing to provide additional liquidity.

   Nucleus has temporarily discontinued funding the development of CheckBook and the Business Browser to focus on its core operations with respect to reselling telecommunication services and providing computer installation and integration services. Nucleus' shareholder does not currently intend to fund these research and development activities. Additionally, the Combined Company currently expects that any future funding of such activities would need to be provided by cash from operations. Neither CheckBook nor Business Browser has reached technological feasibility and the Combined Company currently believes additional investment would need to be made for such products to reach a technologically feasible state. Since the development of these products has been temporarily discontinued the Combined Company does not anticipate such products to become technologically feasible in the foreseeable future.

New Accounting Pronouncements

   There are no recent accounting pronouncements which have not been adopted by Nucleus or which will be required to be adopted by Nucleus, which are expected to have a significant effect on Nucleus' financial statements.

Year 2000 Compliance

   The Year 2000 Issue. In the next year and a half, most large companies will face a potentially serious problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the Year 2000. This problem could force information systems to either shut down or provide incorrect data and information. Nucleus began the process of identifying the necessary changes to its computer programs and hardware as well as assessing the progress of its significant vendors in their remediation efforts in late 1997. The discussion below details Nucleus efforts to ensure Year 2000 compliance.

   Nucleus' State of Readiness. Nucleus has begun identifying and evaluating the readiness of its internal and third party informational and non-informational technology systems, which, if not Year 2000 compliant, could have a direct major impact to Nucleus.

   Nucleus' evaluation to date has identified the following areas which could be impacted: (i) third party bill processing, (ii) third party providers of long distance telephone services, and (iii) Nucleus' internal information technology environment.

   The Company is highly dependent on third party vendors to provide long distance telephone services and billing support. Actual telephone services and bill processing is provided by WilTel and Connect America, respectively. Nucleus is currently evaluating each of these third parties compliance with Year 2000 matters. Connect America has represented to Nucleus that it has replaced hardware which was not Year 2000 compliant in June 1998. Nucleus is planning to engage a third-party consultant to test Nucleus' internal systems and to test the systems and programs used by Connect America for their business with Nucleus.

   Based on its assessment and vendors' representations, Nucleus believes that the systems of its significant third party vendors of long distance telephone service and billing will be Year 2000 compliant before the year 2000.

   Nucleus operates in a PC-based environment, and relies entirely on third party software such as Microsoft OfficeSuite(TM), Quickbooks(TM) and Goldmine(TM). All Windows-based products such as Microsoft OfficeSuite(TM) have been certified by the vendor or checked for Y2000 compliance by Nucleus in-house staff. Certain other applications have not yet been tested or certified. Nucleus plans to engage a third-party consultant to perform additional in-house testing in February, 1999. Nucleus is currently running its financial systems on two parallel systems, one of which is one month in arrears. This is being done in order to provide a recent backup in the event of a major systems failure.

   The Risks of Nucleus' Year 2000 Issues. Nucleus believes the greatest Year 2000 compliance risk, in terms of magnitude, is that third party vendors may fail to complete remediation efforts in a timely manner and that telephone service and customer billing could be interrupted for a period of time. In a worst-case scenario, ConnectAmerica would not be able to capture billing data and WilTel would not be able to provide telephone services. If either situation were to occur, Nucleus would not have any revenues related to their telecommunications business. Nucleus is unable to predict the likelihood of this risk occurring.

   Costs of Year 2000 Compliance. Nucleus has spent approximately $1,000 to date investigating their Year 2000 compliance. Total costs for Year 2000 compliance are expected to be $5,000 or less.

   Contingency Plans. At this time, Nucleus fully expects to be Year 2000 compliant and is satisfied that its significant vendors are or will be compliant. While the Company fully expects all of its informational and non-informational technology systems to be compliant by the Year 2000, it is beginning to develop contingency plans in the event one or more of its identified areas of concern are not compliant. Nucleus does not believe that the total costs of such Year 2000 compliance activities will be material.

NUCLEUS STOCK

   All of the 1,000 outstanding shares of Nucleus Common Stock are held by CapitalOne Holdings, Inc., an Illinois corporation ("CapitalOne"). John C. Paulsen is the owner of all of the outstanding shares of CapitalOne.

STOCKHOLDER PROPOSALS

   In order for a stockholder proposal to be considered for inclusion in Nucleus' proxy statement and form of proxy relating to the 1999 Annual Meeting of Stockholders, the proposal must be received by Nucleus no later than June 23, 1999.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   James A. Scheifley & Associates, P.C. have been the independent auditors for AGV since 1992. A representative of James A. Scheifley & Associates, P.C. will be available by teleconference at the AGV Meeting and will respond to appropriate questions from stockholders.

                                    EXPERTS

   The Consolidated Financial Statements of AGV at December 31, 1998 and 1997 included and incorporated in this Proxy Statement have been audited by James
A. Scheifley & Associates, P.C. independent public accountants as indicated in their report with respect thereto and are included and incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

   The consolidated financial statements of Nucleus Holding Corporation and Subsidiaries as of December 31, 1998 and 1997, and for the year ended December 31, 1998 and for the period from April 30, 1997 (inception) to December 31, 1997, included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                 OTHER MATTERS

   The AGV Board knows of no other business that will be presented at the Meeting. If any other business is properly brought before the Meeting it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING YOU ARE URGED TO COMPLETE SIGN AND RETURN YOUR PROXY PROMPTLY.

                                          BY ORDER OF THE BOARD

                                          Christopher S. Walker, Secretary

March 19, 1999
Chicago, Illinois

                         INDEX TO FINANCIAL STATEMENTS
                           AND FINANCIAL INFORMATION

Nucleus, Inc. (formerly American General Ventures, Inc.)                   Page
--------------------------------------------------------                   ----
Annual Report on Form 10-KSB for the year ended December 31, 1998.........  F-2

Nucleus Holding Corporation
---------------------------
Report of Independent Public Accountants.................................. F-28
Consolidated Balance Sheet at December 31, 1998 and 1997.................. F-29
Consolidated Statement of Operations for the year ended December 31, 1998 and for the period from April 30, 1997 (Inception) to December 31, 1997.. F-30
Consolidated Statement of Shareholders' Deficit for the year ended
 December 31, 1998 and for the period from April 30, 1997 (Inception) to
 December 31, 1997........................................................ F-31
Consolidated Statement of Cash Flows for the year ended December 31, 1998 and for the period from April 30, 1997 (Inception) to December 31, 1997.. F-32
Notes to Consolidated Financial Statements................................ F-33

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 FORM 10-KSB/A

(Mark
One)

  [X]            ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]

                  For the fiscal year ended December 31, 1998

                                      OR

  [_]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      For the Transition period from  to

                        Commission file number 0-14039

                                 Nucleus, Inc.
              (formerly known as American General Ventures, Inc.)
                (Name of Small Business Issuer in its charter)

               Annual Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                NEVADA                               11-2714721
       (State of incorporation)         (I.R.S. Employer Identification No.)

                     3650 Austin Bluffs Parkway--Suite 138
                       Colorado Springs, Colorado 80918
              (Address of principal executive offices) (Zip Code)

       Registrant telephone number, including area code: (719) 548-1616

       Securities registered pursuant to Section 12(b) of the Act: None

          Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock, $.001 par value

   Check whether the Company (l) has filed all reports required to be filed by
Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months (or for such shorter periods that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

   Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of the Company's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

   The Company's revenues for its most recent fiscal year. $747,144.

   As of March 8, 1999, the market value of the Company's voting $.001 par value common stock held by non-affiliates of the Company was $326,930.

   The number of shares outstanding of Company's only class of common stock, as of March 26, 1999 was 1,129,827 shares of its $.001 par value common stock.

   Check whether the Issuer has filed all documents and reports required to be filed by Section 12, 13, or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court. Yes X No

   No documents are incorporated into the text by reference.

   Transitional Small Business Disclosure Format (check one) Yes     No  X

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                                 FORM l0-KSB/A

                                    PART I

ITEM 1 DESCRIPTION OF BUSINESS

 (a) General Development of Business

   (a) (1) The original purpose of American General Ventures, Inc. (AGV) was to seek potential business ventures, which in the opinion of the management of AGV would provide a profit for AGV. Such involvement would be either as the acquisition of existing businesses or the acquisition of assets to establish a subsidiary business for AGV. AGV changed its name to Nucleus, Inc. on December 8, 1998. The name AGV will be used for simplicity purposes and ease of reference throughout the remainder of this document.

   On January 22, l986, AGV signed a letter of intent with Aspen Medical Diagnostics, Inc. and Neuro-Medical, Inc., both Utah Corporations, to acquire all of the stock of both of those companies in exchange for 1,000,000 shares of the common stock of AGV to the shareholders of each of the acquired companies or a total of 2,000,000 shares. Both acquired companies were in the business of establishing medical diagnostic facilities.

   On September 11, 1987, AGV acquired all of the stock of ACI Micro Systems, Inc., a Colorado Corporation. ACI Micro Systems, Inc. was in the business of selling computer and computer accessories manufactured by third parties.

   In January 1991, AGV incorporated Your ATTACHE, a wholly owned subsidiary. Your ATTACHE develops and sells licenses of powerful high speed computer systems that provides a mutually beneficial communication and interaction medium between suppliers and consumers. Your ATTACHE is not active and had no revenues in 1998.

   The Company has not been involved, during the year ended December 31, l998, in any bankruptcy, receivership or similar proceedings.

   (a)(2) Not applicable.

 (b) Financial Information About Industry Segments

   AGV has engaged in a single line of business since September 11, 1987, when the Company acquired ACI Micro Systems. The Company engages in the business of selling computers and computer accessories manufactured by third parties.

 (c) Narrative Description of Business

   (c)(1)(i) AGV on January 29, 1986, acquired 100 percent of the outstanding stock of Neuro-Medical, Inc. (Neuro) and Aspen Medical Diagnostics, Inc. (Aspen), both Utah corporations. The letter of intent for said purchase was executed on the 22nd day of January, 1986. In exchange, AGV issued 1,000,000 of its restricted shares to the stockholders of Aspen and 1,000,000 of its restricted shares to the stockholders of Neuro.

   The business of Neuro and Aspen was to establish and operate neurological diagnostic centers that provide diagnostic testing for physicians and others in the medical community. The Company made available to the medical community the latest neurological testing and assessment equipment. The officers of AGV for eight years used the Brain Electrical Activity Mapping System (BEAM) which was developed at Harvard University Medical School. The officers of AGV selected the BEAM system because they believed that the system represented a significant advancement over alternative equipment being used for neurological testing in the overall treatment of patients. However, the technology faced resistance from the medical community which created a negative impact upon the growth of AGV. AGV ceased to operate its BEAM centers in 1993.

Current Operations

   AGV continues to operate ACI Micro Systems, Inc., (ACI), a Colorado Corporation, that sells computers and accessories which are manufactured by other parties.

Wal-Mart

   AGV has had two vendor agreements with Wal-Mart. The first agreement, entered into during August, 1995, was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The agreement contained provisions which eventually proved disadvantageous to AGV.

   This initial agreement with Wal-Mart incorporated a "sale guarantee" from AGV to Wal-Mart which gave Wal-Mart customers 15 days to return a computer, for any reason. Wal-Mart, at its discretion, could either sell the computer again, or return it to AGV for a full refund, which was effected as a debit entry on amounts due AGV from Wal-Mart. The second component of the guarantee allowed Wal-Mart to return unsold computers to AGV for a full refund.

   AGV management and Wal-Mart's corporate buyer of computer products agreed that certain Wal-Mart stores were abusing the guarantee provisions. Individual Wal-Mart stores were directed by corporate staff to discontinue returning unsold computers to AGV for credit. This agreement was terminated by mutual agreement in April, 1997.

   A subsequent agreement between the companies was signed in June, 1997. This agreement permitted AGV to sell its computers from Wal-Mart's web site, Wal-Mart Online. There was no sale guarantee provision in the agreement, however the customer received the right to return the equipment within fifteen (15) days of purchase for a full refund. Customers experiencing problems after expiration of the 15 day period were directed to call AGV tech support. In instances where technical problems could not be corrected on a telephone call, the computer would be shipped to AGV for repair.

   Concerns were expressed by Wal-Mart regarding the quality of AGV's products and technical support, and by AGV regarding Wal-Mart's adherence to exclusivity provisions in the vendor agreement. AGV was also concerned with suspected violations by Wal-Mart of the fifteen (15) day return deadline policy. Due to these and other operational problems under the agreement, on October 30, 1998, both parties agreed to suspend sales until their problems could by resolved. As of this date a new agreement has not been consummated.

Proposed Operations

   Subsequent to the termination of the Wal-Mart agreement, AGV has been refocusing its efforts to generate sales from its own website--a strategy which management believes will offset a portion of the revenue lost from the termination of the Wal-Mart agreement. ACI has developed its own website (www.availpc.com) ACI pays a fee to Hotmail, a free internet email service wholly-owned by Microsoft, to promote its computer systems. These banner ads enable Hotmail customers to link to AGV's website to purchase computer systems.

   AGV does not expect the revenue generated from its website sales to fully replace the revenue lost from the Wal-Mart agreement.

The ACI Micro Computer Systems

   ACI Micro Systems, Inc., manufactures, through outsourcing, non-integrated circuitry computer systems that allows true upgradability. ACI presently has a capacity of assembling 15,000 computers per month.

Seasonality

   AGV's business is not considered seasonal.

Backlog

   As of December 31, 1998, AGV was able to fill all orders and did not have any backlog orders.

Competition

   AGV's sales operations face stiff competition from existing manufacturers and sellers of computers. AGV has met the competition in the past with its niche in the computer industry. Through third party manufacturers, ACI is able to sell computers that will be assembled in America and still be competitive with computers built in foreign countries. AGV's computers are built in America giving AGV a competitive edge to resellers whose philosophy mirrors that of AGV. In addition to "Made in America" AGV sells computers with non-integrated circuitry that allows true upgradability and local service and support.

   ACI's Build-To-Order (BTO) program has an advantage over the larger computer manufacturers because it gives the consumer more choices and lower prices. The customer is able to build a computer system for less than $1,000. This is not possible with some of the larger firms because their standard systems contain components that the consumer may not want. Limited choices result in higher prices for computer systems.

   AGV does not have an established customer service program as compared to its competitors--some of which have 24 hour, 7 day service and substantially more capital resources than does AGV. The Company's customer service can best be described as limited as AGV does not have the systems, personnel, or capital to establish a high end customer service operation. The inability to provide comprehensive customer service may have a negative impact on AGV's ability to compete in its industry and may also have an adverse effect on AGV's operating results.

Research and Development

   Since its inception, AGV has spent $193,370 for company sponsored research and development of the Your ATTACHE concept.

Compliance with Environmental Regulations

   Management of AGV believes that compliance with federal, state, and local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment will have no material effect on the capital expenditures, earnings and competitive position of AGV.

Employees

   AGV employs a total of five persons: a chief executive officer, a chief operating officer, and two full-time and one part-time technicians and/or assemblers.

Foreign Operations

   AGV had no foreign operations or export sales during fiscal year 1998.

ITEM 2 DESCRIPTION OF PROPERTIES

   AGV currently occupies approximately 2,000 square feet at 3650 Austin Bluffs Parkway, Suite 138, Colorado Springs, Colorado. AGV pays $2,110 plus utilities for rent for the Austin Bluffs facility. The lease for the Austin Bluffs space will continue until May 1, 1999. AGV has two five year options on the Austin Bluffs space.

ITEM 3 LEGAL PROCEEDINGS

   The Company has disputes in the normal course of operations with a number of its suppliers. Such matters typically relate to vendors requesting payment on product delivered to the Company, which the Company believes is either defective or product which had not been ordered from such vendor.

   The Company was notified on December 31, 1998 of a collection action filed against it by Pony Computer, Inc. in the amount of $117,000 for payment on certain products shipped to ACI by Pony. Management believes that the case was filed in the wrong jurisdiction and has filed a motion to dismiss. No ruling on this motion is expected prior to May 1, 1999. Management believes the case is without merit and expects to aggressively defend the action if its motion for dismissal is denied.

   During 1997, ACI was sued by a supplier, Cal IC, for $27,500, plus attorneys' fees and costs for payment on certain products shipped to ACI by Cal IC. The Company's management believed that much of the product received from Cal IC was either defective or the wrong products were shipped. Cal IC refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 at a mediation session for $22,000, $12,000 payable in cash, with the balance due in equal monthly installments over ten months. The Company has an account payable for the outstanding portion of the payments due in the amount of $6,000 had has recorded an extraordinary gain on the settlement in the amount of $5,500 ($3,630 net of tax).

   During 1997, the Company had a disputed payable balance with one of its suppliers, Worldnet. Worldnet alleged that the Company owed them $102,445 for payment on certain products shipped to the Company by Worldnet. The Company's management believed that much of the product received from Worldnet was either defective or the wrong products were shipped. Worldnet refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 from negotiation between the two parties for $32,000. The Company has recorded an extraordinary gain related to the settlement of the disputed payable in the amount of $70,445 ($46,495 net of tax).

   During 1997, the Company had disputed payable balances with two additional suppliers aggregating a total of $51,000. Both claims have been dormant since December 1998. Management believes that such claims will be successfully negotiated and will likely result in settlement at reduced amounts.


ITEM 4 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

   Not applicable.

                                    PART II

ITEM 5 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

   The following table sets forth, for the calendar quarters indicated ended March 31, June 30, September 30, and December 31, the range of high and low bid quotations per share of AGV Common Stock as reported by NASD on the Over-The-Counter Electronic Bulletin Board. Prior to December 8, 1998, Nucleus, Inc. was known as American General Ventures, Inc.

   On November 4, 1998 the last full trading date prior to the joint public announcement by AGV and Nucleus of the signing of the Merger Agreement, the average of the last reported high and low bid quotations reported by NASD on the Over-The-Counter Electronic Bulletin Board (OTC-BB) for the AGV Common Stock was $2.20 per share. Based upon the Exchange Ratio of 5,307,109 shares of AGV Common Stock for one share of Nucleus Common Stock and the AGV market price, the equivalent market price per share of Nucleus Common Stock as of November 4, 1998, based upon the Exchange Ratio, would have been $11,675.64. On March 8, 1999, the most recent practicable date prior to the printing of this Proxy Statement, the average of the last reported high and low bid quotations on the OTC-BB for AGV Common Stock was $0.83 per share, and the equivalent market price per share of Nucleus Common Stock based upon the Exchange Ratio would have been $4,404.90. These prices have been adjusted to reflect the a one-for-ten reverse stock split effective December 11, 1998. The quotations, which reflect prices among dealers, do not reflect retail markups, markdowns, or other fees or commissions, and do not necessarily represent actual transactions.

                                                                AGV Common Stock
                                                                ----------------
      Period                                                    High Bid Low Bid
      ------                                                    -------- -------
      1997
        1st Quarter............................................  $ 4.60   $1.50
        2nd Quarter............................................  $ 5.60   $1.50
        3rd Quarter............................................  $ 4.30   $2.10
        4th Quarter............................................  $12.80   $2.50
      1998
        1st Quarter............................................  $ 2.90   $2.20
        2nd Quarter............................................  $ 3.20   $2.60
        3rd Quarter............................................  $ 3.30   $3.10
        4th Quarter............................................  $ 2.50   $2.10
      1999
      * 1st Quarter (through March 8, 1999)....................  $ 2.00   $0.62


   The approximate number of record holders of the Company's common stock on December 31, 1998 was 1,200.

   The Company has paid no dividends with respect to its common stock. There are no contractual restrictions on the Company's present or future ability to pay dividends. The Company has not had earnings that indicate an ability to pay cash dividends. The Company does not expect to pay dividends in the foreseeable future.

ITEM 6 MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 Results of Operations

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   AGV's primary business and source of revenue is derived from the resale of computer systems and related products which are manufactured and/or assembled by third parties. Revenues for the year ended December 31, 1998 increased 4 percent to $747,144 compared to $721,745 in 1997. The increase in revenue was primarily related to AGV experiencing steady sales volume through Wal-Mart Online (up until the termination of the agreement) and the Company's ability to generate orders through its own website (www.availpc.com). AGV's sales derived from Wal-Mart were approximately 41 percent and 58 percent for 1998 and 1997, respectively.

   AGV has had two vendor agreements with Wal-Mart. The first agreement (entered into in August, 1995) was a resale agreement for Wal-Mart to sell AGV computers in their retail stores. The first agreement was terminated by mutual consent in April, 1997. The second agreement (entered into in June, 1997) permitted AGV to sell its computers from Wal-Mart's website, Wal-Mart Online. The second agreement was terminated on October 30, 1998 by mutual consent of both parties as Wal-Mart was concerned over the quality of AGV's products and its customer service and AGV suspected violations of customer return policies. As of this date a new agreement has not been consummated.

   The discontinuance of the Wal-Mart agreement, and loss of the associated revenue, has and will continue to have a severe adverse effect on AGV's results of operation, liquidity and capital resources. Consequently, results of operations for any previous period should not be relied upon as indicative of expected operating performance for any future period.

   The satisfaction of AGV's customers is dependent on the customer receiving a quality product meeting their specifications. AGV's two primary system providers for the Wal-Mart agreement employed different product delivery techniques. The Company believes its relationship with Pony Computers and the delivery format used by Pony resulted in poor customer satisfaction.

   Pony Computers fulfilled a majority of AGV's orders related to Wal-Mart Online and orders made through Wal-Mart's web site. Pony delivered these systems to customers using a drop shipment technique. Although AGV monitored the administrative matters involved in the shipment (e.g., correct shipping address), and handled post delivery service, AGV was unable to examine the systems for proper componentry or test and inspect the systems to ensure functionality prior to a customer delivery. AGV, and its customers, often experienced significant quality problems (e.g., systems not operating properly, incorrect components, etc.) with Pony's systems. AGV's management believed that the poor quality of systems shipped by Pony caused the termination of the second Wal-Mart agreement referred to above. As a result, AGV discontinued its use of Pony to fulfill its system requirements in November, 1998. AGV continues to purchase systems from Aberdeen Trading as well as other system providers.

   The primary cost component of revenue is the cost AGV incurs by purchasing these computer systems and products from third parties. AGV does not currently maintain a contractual relationship with any system provider, electing to submit individual purchase orders to such system providers for price quotes upon receipt of a customer order. Prices are generally established by a system provider from a price list dependent upon the components and/or systems requested by a customer. Although no contractual relationships exist, AGV has historically used Pony Computer and Aberdeen Trading to fulfill its internet generated orders.

   Cost of sales for the year ended December 31, 1998 increased 12 percent to $769,754 compared to $690,064 in 1997. Cost of sales as a percentage of revenue was 103 percent during 1998 compared to 96 percent during 1997. The increase in cost of sales was primarily a result of a write-down of inventory totaling $109,855 to record AGV's inventory at net realizable value.

   Selling, general, and administrative expense (S,G,&A) for the year ended December 31, 1998 increased 6 percent to $455,857 compared to $429,212 in 1997. S,G,&A as a percentage of revenue was 61 percent during 1998 compared to 59 percent during 1997. The increase in S,G,&A was primarily related to AGV issuing equity instruments for services rendered at values less than the fair value of such equity instruments.

   During 1997, AGV was involved in claims concerning disputed payable balances totaling $129,945 with two suppliers. In 1998, the claims were settled for $54,000, resulting in an extraordinary after-tax gain of $50,125.

   AGV's net loss decreased 3 percent to $416,424 for the year ended December 31, 1998, compared to $430,921 in 1997. The loss per share was $0.38 for 1998 compared to $0.45 for 1997. The loss in 1998 was primarily due to the inventory writedown and the issuance of equity instruments as discussed above.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

   Revenues for the year ended December 31, 1997 decreased 48 percent to $721,745 compared to $1,397,850 in 1996. The decrease in revenue was primarily related to AGV altering its selling format with Wal-Mart from a retail store format to an Online storefront format through Wal-Mart Online. Wal-Mart Online was in the development stages during 1997 and AGV did not experience sales through this format for almost two months during 1997.

   Cost of sales for the year ended December 31, 1997 decreased 49 percent to $690,064 compared to $1,365,308 in 1996. Cost of sales as a percentage of revenue was 96 percent during 1997 compared to 98 percent during 1996. The decrease in cost of sales was primarily related to Wal-Mart returning fewer computers during 1997 than during 1996 and AGV's decision to focus its selling efforts through Wal-Mart Online rather than through the retail store format.

   Selling, general, and administrative expense (S,G,&A) for the year ended December 31, 1997 decreased 39 percent to $429,212 compared to $701,032 in 1996. S,G,&A as a percentage of revenue was 60 percent during 1997 compared to 50 percent during 1996. AGV was able to decrease the amount of S,G,&A expense in 1998 by focusing on Internet related sales as opposed to sales through retail stores.

   AGV's net loss decreased 40 percent to $430,921 for the year ended December 31, 1997, compared to $723,911 in 1996. The loss per share was $0.45 for 1997 compared to $0.79 for 1996. The decrease in loss was primarily due to AGV's ability to partially increase margins from focusing sales efforts on its Internet format and reducing S,G,&A costs as discussed above.

 Liquidity and Capital Resources

December 31, 1998

   Working capital (current assets less current liabilities) at December 31, 1998 totaled ($320,887) compared to ($142,243) at December 31, 1997. The decrease in working capital was primarily related to a writedown of $109,855 to record inventory at its net realizable value and the net loss incurred by AGV for the year ended December 31, 1998.

   AGV has not derived any revenue from Wal-Mart subsequent to the termination of their agreement on October 30, 1998. AGV believes that the loss of the Wal-Mart agreement, and the associated revenues, will have a severe adverse effect on the Company's future liquidity. The Company is refocusing its efforts to generate sales from its own website--a strategy which management believes will generate cash flow from operations and enable the Company to offset a portion of the revenue lost from the termination of the Wal-Mart agreement. AGV does not expect the revenue generated from its website sales to fully replace the revenue lost from the Wal-Mart agreement.

   AGV also expects to seek additional sources of capital to continue to fund operations while management refocuses its efforts away from its "Wal-Mart Strategy" and concentrate on promoting sales on its own website. AGV believes that by re-focusing its efforts toward generating sales from its own website and by aligning itself with quality system providers will enable AGV to offset a portion of the revenue lost from the Wal-Mart business.

   The satisfaction of AGV's cash requirements during 1999 and thereafter will depend in large part on AGV's ability to successfully generate sales on its own website and raise capital to fund operations. There can, however, be no assurance that sufficient cash will be generated from operations or that unanticipated events requiring the expenditure of funds will not occur.

   As a result, AGV expects to aggressively seek additional sources of funds, the form of which will vary depending upon prevailing market and other conditions and may include short or long-term borrowing or the issuance of debt or equity securities. Additionally, the Company's President has historically provided working capital advances to the Company. There can be no assurance that AGV will be able to obtain such funding, or if such funding is available, that it will be on favorable terms.

   On October 30, 1998 the Company entered into a merger agreement with Nucleus Holdings, Inc. (Holdings) whereby all of the outstanding shares of Holdings would be exchanged for 5,307,109 newly issued Company shares. The merger is intended to qualify as a tax-free reorganization, as permitted by the Code and pooling-of-interests for accounting and financial reporting purposes. Completion of the transaction is subject to, among other things, the approval of AGV's stockholders.

December 31, 1997

   Working capital (current assets less current liabilities) at December 31, 1997 totaled ($142,243), compared to ($149,544) at December 31, 1996. The change in working capital was primarily related to the Company's Chairman converting $500,000 in debt owed to him by the Company to equity through the issuance of 50,000 shares at $10.00 per share, which was offset by the net loss incurred by AGV for the year ended December 31, 1997.

   AGV currently has no commitments for capital expenditures.

ITEM 7 FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

   The following financial statements and supplemental data for the Company and independent auditors' report for the year ended December 31, 1998 are filed as part of this report on Form 10-KSB/A.

     Report of Certified Public Accountants
     Balance Sheets as of December 31, 1998 and 1997
     Statements of Operations for the years ended December 31, 1998 and 1997 Statement of Stockholder's Equity for the years ended December 31, 1998 and 1997
     Statements of Cash Flows for the years ended December 31, 1998 and 1997 Notes to the Financial Statements

ITEM 8 CHANGE IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   Not applicable.

                                   PART III

ITEM 9 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

 Identification of Directors and Executive Officers.

                                                                       Dates of
Name                               Position held with Company      Age  Service
----                          ------------------------------------ --- ---------
Steven H. Walker............. President, Chair of the Board,        59 1985-1998
                              Chief Executive Officer and Director
Christopher S. Walker........ Secretary-Treasurer, Chief Operating  28 1996-1998
                              Officer, and Director

   STEVEN H. WALKER, has been President, Chair of the Board and Chief Executive Officer of the Company since January l986 and has been Vice President and Chair of the Board of Neuro-Medical, Inc. and President and Chair of the Board of Aspen Medical Diagnostics, Inc. since 1983 and 1984 respectively. He is also a licensed psychologist who was in private practice for 15 years. He is a past president of the El Paso County Psychological Society. He received a Ph.D. from the University of Wyoming in l972.

   CHRISTOPHER S. WALKER, has been Secretary/Treasurer, Director on the Board and Chief Operating Officer since August 1996. He has been an employee of the Company since 1988 and has held positions of Transfer Agent and Marketing Director. Mr. Walker received a Bachelor of Science degree in Business Administration from the University of Northern Colorado in 1990.

   Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers (as defined under Section 16) and directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that on such forms were required for them, the Company believes that, during 1998, all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

ITEM 10 EXECUTIVE COMPENSATION

   The following table discloses compensation received for the three fiscal years ended December 31, 1998 by the Company's Chief Executive Officer. The Company's other executive officer did not receive compensation (combined salary and bonus) in excess of $100,000 for 1998.

                                                                                    Long-Term
                                                                               Compensation Awards
                                                                              ---------------------
Name and Principal                                    Fiscal Annual           Securities Underlying
Position                        Position Held          Year  Salary  Bonus(1)   Warrants (#) (2)
------------------       ---------------------------- ------ ------- -------- ---------------------
Steven H. Walker........ President, CEO, and Chairman  1998  $63,000   $--           11,900
                                                       1997   63,000    --              --
                                                       1996   63,000    --              --

--------
(1) Steven Walker was entitled to a bonus in the amount of 10% of any net profits of the Company. No bonuses were paid for the years presented. As of October 30, 1998, the contingent bonus arrangement had been discontinued.
(2) The amounts disclosed in this column include warrants issued to the Chief Executive Officer for the periods indicated.

                COMPENSATION PURSUANT TO STOCK OPTIONS/WARRANTS

   No stock options were granted to the Company's Chief Executive Officer during fiscal 1998 (or any prior fiscal year), however the Company granted an aggregate of 11,900 warrants to purchase 11,900 shares of the Company's common stock to the Company's Chief Executive Officer during fiscal 1998.

                                                      Number of Securities Percent of Total
                                                      Underlying Warrants  Warrants Granted Exercise
                                                       at Fiscal Year End  to Employees in    Price   Expiration
Name                            Position Held                 (#)            Fiscal Year    ($/share)    Date
----                     ---------------------------- -------------------- ---------------- --------- ----------
Steven H. Walker........ President, CEO, and Chairman        11,900             12.95%        $5.00    5/15/03

  AGGREGATE OPTION/WARRANT EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                             OPTION/WARRANT VALUES

   The following table provides information on warrants held by the Company's Chief Executive Officer at December 31, 1998. The Chief Executive Officer did not exercise any warrants in 1998 and none of his warrants were in-the-money at December 31, 1998.

                                                                   Number of Securities
                                                                  Underlying Unexercised
                                                                    Warrants at Fiscal
                                                                       Year End (#)
                                                       Warrants  -------------------------
Name                            Position Held         Issued (#) Exercisable Unexercisable
-----                    ---------------------------- ---------- ----------- -------------
Steven H. Walker........ President, CEO, and Chairman   11,900     11,900         --

   Outside directors of AGV do not receive any cash compensation for their services as directors.

ITEM 11 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth information, as of December 31, 1998, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of AGV Common Stock of (i) each person known by AGV to own beneficially more than five percent of outstanding AGV Common Stock; (ii) each director of AGV; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers of AGV as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

                                                      Amount and
                                                      Nature of
                                                      Beneficial   Percentage of
Name of Beneficial Owner                             Ownership(1)  Common Stock
------------------------                             ------------  -------------
Steven H. Walker....................................   497,540(2)      44.0%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918

Christopher S. Walker...............................   196,880(3)      17.4%
3650 Austin Bluffs Parkway
Colorado Springs, CO 80918

Adriann Belinne.....................................   100,000(4)       8.1%
11 Stowe Lane
Menlo Park, CA 94025

Jeffrey Frient......................................   100,000(4)       8.1%
828 Foxdale Avenue
Winnetka, IL 60093

All directors and executive officers as a group (4
 persons)...........................................   794,420(5)      64.6%

--------
(1) Amounts have been adjusted to reflect AGV's 10 for 1 stock split effective December 11, 1998.
(2) Includes 11,900 Shares that may be purchased upon exercise of a warrant.
(3) Includes 80,000 Shares that may be purchased upon exercise of warrants.
(4) Consists of 100,000 shares that may be purchased upon exercise of warrants.
(5) Includes 291,900 Shares that may be purchased upon exercise of warrants.

ITEM 12 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of December 31, 1997, the Company owed its President and CEO, Steven Walker, $152,944. During 1998, Dr. Walker made working capital advances to the Company of $33,369 and the Company issued 28,500 shares of its common stock to him for the conversion of $57,000 of debt owed to him by the Company. Separately, Dr. Walker forgave $14,813 of the Company's outstanding loan balance due him, recognizing such forgiveness as a contribution of capital to the Company. The remaining balance owed by the Company to Dr. Walker was $175,000 as of December 31, 1998.

ITEM 13 EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) FINANCIAL STATEMENTS AND SCHEDULES

   The financial statements as set forth under Item 7 of this report on Form 10-KSB and the financial statement schedules are incorporated herein.

(b) REPORTS ON FORM 8-K

   On November 17, 1998, the Registrant filed a Current Report on Form 8-K, dated October 30, 1998 with the Securities and Exchange Commission to file the Agreement and Plan of Merger between American General Ventures, Inc. and Nucleus Holding Corp., dated October 30, 1998 (Item 5 of Form 8-K). On November 20, 1998, the Registrant filed an amendment to such 8-K on Form 8-K/A to revise the Plan of Merger.

                         INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Nucleus, Inc.

   We have audited the consolidated balance sheets of Nucleus, Inc. (formerly American General Ventures, Inc.) as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for each of the years in the two year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Nucleus, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for each of the years in the two year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          James E. Scheifley & Associates,
                                           P.C.
                                          Certified Public Accountants

Englewood, Colorado
March 3, 1999

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                          CONSOLIDATED BALANCE SHEETS

                       ASSETS                              December 31,
                       ------                         ------------------------
                                                         1998         1997
                                                      -----------  -----------
Current assets:
  Cash............................................... $     1,126  $    17,706
  Accounts receivable, trade.........................      10,000        1,425
  Inventory..........................................      34,690      177,057
  Prepaid expenses...................................         --           198
                                                      -----------  -----------
    Total current assets.............................      45,816      196,386
Property and equipment, at cost, net of accumulated
 depreciation (1998--$38,106; 1997--$36,081).........      21,195       37,602
Goodwill, net of accumulated amortization (1998--
 $27,571; 1997--$25,183).............................      20,195       22,583
                                                      -----------  -----------
                                                      $    87,206  $   256,571
                                                      ===========  ===========
        LIABILITIES AND STOCKHOLDERS' DEFICIT
        -------------------------------------
Current liabilities:
  Current portion of long-term debt.................. $     3,310  $     4,200
  Due to shareholder.................................     175,000      115,215
  Accounts payable...................................     169,135      289,846
  Accrued interest--related party....................         --        37,729
  Accrued expenses, other............................      19,258        6,854
                                                      -----------  -----------
    Total current liabilities........................     366,703      453,844
Long-term debt.......................................       9,142       14,217
Commitments and contingencies (Note 9)
Stockholders' deficit:
  Preferred stock, no stated value 8,000,000 shares
   authorized, no shares issued and outstanding......         --           --
  Common stock, $.001 par value, 900,000,000 shares
   authorized,            shares issued and
   outstanding 1998--1,129,827; 1997--1,059,367......       1,130        1,059
  Additional paid-in capital.........................   2,779,527    2,440,323
  Accumulated deficit................................  (3,069,296)  (2,652,872)
                                                      -----------  -----------
    Total stockholders' deficit......................    (288,639)    (211,490)
                                                      -----------  -----------
                                                      $    87,206  $   256,571
                                                      ===========  ===========


          See accompanying notes to consolidated financial statements.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     Years Ended December 31, 1998 and 1997

                                                           1998        1997
                                                         ---------   ---------
Sales................................................... $ 747,144   $ 721,745
Cost of sales...........................................   769,754     690,064
                                                         ---------   ---------
Gross profit (deficit)..................................   (22,610)     31,681
Other costs and expenses:
  General and administrative............................   455,857     429,212
                                                         ---------   ---------
Loss from operations....................................  (478,467)   (397,531)
Other income and (expense):
  Other income..........................................       --          117
  Interest expense--related party.......................       --      (12,000)
  Interest expense......................................   (13,902)    (21,507)
                                                         ---------   ---------
                                                           (13,902)    (33,390)
                                                         ---------   ---------
Loss before income taxes and extraordinary item.........  (492,369)   (430,921)
Income tax benefit......................................    25,820         --
                                                         ---------   ---------
Loss before extraordinary item..........................  (466,549)   (430,921)
Extraordinary item (net of tax benefit of $25,820)......    50,125         --
                                                         ---------   ---------
    Net loss............................................ $(416,424)  $(430,921)
                                                         =========   =========
Basic and diluted loss per share:
  Net loss before extraordinary item.................... $   (0.43)  $   (0.45)
  Extraordinary item....................................      0.05         --
                                                         ---------   ---------
    Net loss............................................ $   (0.38)  $   (0.45)
                                                         =========   =========
Weighted average shares outstanding..................... 1,106,056     950,622
                                                         =========   =========



          See accompanying notes to consolidated financial statements.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended December 31, 1998 and 1997

                               Common Stock
                             ---------------- Additional
                                               Paid-in   Accumulated
                              Shares   Amount  Capital     Deficit      Total
                             --------- ------ ---------- -----------  ---------
Balance, December 31, 1996.    920,000 $  920 $1,710,379 $(2,221,951) $(510,652)
Common stock sold for cash.     56,667     57    150,776         --     150,833
Common stock issued for
 services..................     27,700     28     54,222         --      54,250
Common stock issued for
 debt conversion...........     55,000     54    524,946         --     525,000
Net loss for the year......        --     --         --     (430,921)  (430,921)
                             --------- ------ ---------- -----------  ---------
Balance, December 31, 1997.  1,059,367  1,059  2,440,323  (2,652,872)  (211,490)
                             --------- ------ ---------- -----------  ---------
Common stock sold for cash.     40,750     41     74,459         --      74,500
Common stock issued for
 services..................      1,210      1      3,261         --       3,262
Common stock issued for
 debt conversion...........     28,500     29     56,971         --      57,000
Capital contribution by
 office/shareholder........        --     --      14,813         --      14,813
Compensation value of
 common stock warrants.....        --     --     141,000         --     141,000
Compensation value of
 common stock sales........        --     --      43,000         --      43,000
Compensation value of
 common stock issued for
 debt conversion...........        --     --       5,700         --       5,700
Net loss for the year......        --     --         --     (416,424)  (416,424)
                             --------- ------ ---------- -----------  ---------
Balance, December 31, 1998.  1,129,827 $1,130 $2,779,527 $(3,069,296) $(288,639)
                             ========= ====== ========== ===========  =========




          See accompanying notes to consolidated financial statements.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997

                                                            1998       1997
                                                          ---------  ---------
Net loss................................................. $(416,424) $(430,921)
  Adjustments to reconcile net loss to net cash provided
   by (used in) operating activities:
    Depreciation and amortization........................    11,168     16,134
    Compensation expenses related to equity issuances....   189,700        --
    Salary added to officer loan.........................    60,500     60,000
    Gain on extinguishment of debt.......................   (75,945)       --
    Fixed assets exchanged for services..................     8,527        --
    Stock issued for services............................     3,262     54,250
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable.........    (8,575)    18,126
      (Increase) decrease in inventory...................   142,367     (9,070)
      Decrease in prepaid expenses.......................       198      1,802
      Increase (decrease) in accounts payable and accrued
       expenses..........................................   (32,362)    40,078
                                                          ---------  ---------
      Total adjustments..................................   298,840    181,320
                                                          ---------  ---------
    Net cash used in operating activities................  (117,584)  (249,601)
                                                          ---------  ---------
Cash flows from investing activities:
  Acquisition of equipment...............................      (900)       --
                                                          ---------  ---------
Net cash used in investing activities....................      (900)       --
                                                          ---------  ---------
Cash flows from financing activities:
  Repayment of long-term debt............................    (5,965)    (8,084)
  Proceeds from the sale of common stock.................    74,500    150,833
  Increase in officer loans..............................    33,369    100,574
                                                          ---------  ---------
    Net cash provided by financing activities............   101,904    243,323
                                                          ---------  ---------
Decrease in cash.........................................   (16,580)    (6,278)
Cash and cash equivalents, beginning of period...........    17,706     23,984
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $   1,126  $  17,706
                                                          =========  =========


          See accompanying notes to consolidated financial statements.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997

                                                                1998     1997
                                                               ------- --------
Supplemental cash flow information:
  Cash paid for interest...................................... $13,902 $ 21,506
Non-cash investing and financing activities:
  Asset liquidated to satisfy note payable.................... $   --  $ 18,741
  Conversion of debt to common stock.......................... $57,000 $525,000
  Forgiveness of officer loan................................. $14,813 $    --





          See accompanying notes to consolidated financial statements.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          December 31, 1998 and 1997

Note 1. Organization and Summary of Significant Accounting Policies.

   Nucleus, Inc., formerly known as American General Ventures, Inc. (the "Company") was incorporated in Nevada in November, 1984. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ACI Micro Systems, Inc. ("ACI"), a reseller of computers and related products that are manufactured by third parties, which was acquired on September 11, 1987. All significant inter-company items have been eliminated in consolidation. The Company distributes its products through a retail outlet in Colorado Springs, CO and through an online shopping web site.

   On December 8, 1998 the Company changed its name to Nucleus, Inc. and effected a one share for ten shares reverse stock split. All share and per share data included in the foregoing financial statements and accompanying notes thereto have been restated to give effect to the reverse stock split.

 Inventory

   Inventory is valued at the lower of cost or market on a first-in first-out basis and consists primarily of finished goods including complete computer systems, spare parts and related equipment held for retail sale.

 Property, Plant and Equipment

   Property, plant and equipment are recorded at cost and are depreciated based upon estimated useful lives using the straight-line method. Estimated useful lives range from 3 to 5 years for furniture and fixtures and from 5 to 10 years for equipment.

   Property, plant and equipment consists of the following at December 31:

                                                                1998     1997
                                                               -------  -------
      Office furniture and equipment.......................... $36,529  $50,908
      Vehicles................................................  22,775   22,775
                                                               -------  -------
        Total.................................................  59,304   73,683
      Less accumulated depreciation........................... (38,109) (36,081)
                                                               -------  -------
                                                               $21,195  $37,602
                                                               =======  =======

   Depreciation charged to operations was $8,780 and $13,746 for the years ended December 31, 1998, and 1997, respectively. Vehicles are pledged as collateral for the underlying purchase financing contracts, see Note 7. During the year ended December 31, 1998, the Company exchanged certain equipment for services rendered by an unrelated individual. The net book value of the assets exchanged amounted to $8,527 and has been recorded as general and administrative expense.

 Goodwill

   Amortization of goodwill amounted to $2,388 for each of the years ended December 31, 1998, and 1997, and was computed using the straight line method over a twenty year period. Goodwill recorded by the Company represents the excess of the purchase of ACI over the net assets acquired.

   The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Under SFAS No. 121, an impairment loss would be recognized when estimated future cash flows

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified by the Company for the 1998 and 1997 fiscal years.

 Loss per Share

   In February, 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

   The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. The Company has adopted SFAS No. 128 and there is no material impact to the Company's earnings per share, financial condition, or results of operations. The Company's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128. Per share amounts are based on the weighted average number of common shares outstanding. Common stock equivalents are not considered in years when operating losses are incurred as their effect would be anti-dilutive. Anti-dilutive options and warrants not included in the calculation totaled 367,050 and 40,000 in 1998 and 1997, respectfully.

   The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

 Revenue Recognition

   Revenue is recognized at the time the product is delivered or the service is performed. Provision for sales returns are estimated based on the Company's historical return experience.

 Estimates

   The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The most significant estimates relate to (i) sales returns and allowances and (ii) inventory valuation.

 Advertising costs

   Advertising costs are charged to operations when the advertising first takes place. Advertising costs charged to operations were $3,807 and $3,720 in 1998 and 1997, respectively.

 Fair value of financial instruments

   The Company's short-term financial instruments consist of cash, accounts and loans receivable, and payables and accruals. The carrying amounts of these financial instruments approximates fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and accounts receivable, trade. During the year the Company did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company had a major customer in 1998, see Notes 2 and 3, the loss of which has had an adverse effect upon the Company. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


 Stock-based Compensation

   The Company adopted Statement of Financial Accounting Standard No. 123 (SFAS 123), "Accounting for Stock-Based Compensation", beginning with the Company's first quarter of 1996. Upon adoption of SFAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Stock-based compensation was paid by the Company during the year ended December 31, 1998 and 1997, as described in
Note 4.

 New Accounting Pronouncements

   SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

   In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred. The adoption of SOP 98-1 had no impact on the Company. Effective January 1, 1998, the Company adopted SOP 98-1.

   Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of SFAS 131 did not affect results of operations or financial position, as the Company operates in only one business segment.

   Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 had no impact on the Company.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The adoption of SFAS 133 had no impact on the Company.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


Note 2. Company Operations

   The Company sells computers and accessories which are manufactured by third parties. The Company has had two vendor agreements with Wal-Mart. The first agreement (entered into in August, 1995) was a resale agreement for Wal-Mart to sell ACI computers in their retail stores. The first agreement was terminated by mutual consent in April, 1997. The second agreement (entered into in June, 1997) permitted ACI to sell its computers from Wal-Mart's website, Wal-Mart Online. The second agreement was terminated on October 30, 1998 by mutual consent of both parties as Wal-Mart was concerned over the quality of ACI's products and its customer service and because ACI suspected violations of customer return policies. As of this date a new agreement has not been consummated.

   The discontinuance of the Wal-Mart agreement, and loss of the associated revenue, has and will continue to have a severe adverse effect on the Company's results of operation and liquidity and capital resources.

   Subsequent to the termination of the Wal-Mart agreement, ACI has been refocusing its efforts to generate sales from its own website and store--a strategy which management believes will offset a portion of the revenue lost from the termination of the Wal-Mart agreement. ACI has developed its own website (www.availpc.com). ACI pays a fee to Hotmail, a free Internet email service wholly-owned by Microsoft, to promote its computer systems. These banner ads enable Hotmail customers to link to ACI's website to purchase computer systems. Sales made by the Company during 1998 which can be attributed to this service amounted to $296,468. The Company ceased its relationship with this service during 1998 as a result of a change in ownership of the service which resulted in a change in the nature of its relationships with its advertisers.

   The Company does not expect the revenue generated from its website sales or store to fully replace the revenue lost from the Wal-Mart agreement.

Note 3. Concentration of credit risk

   During the years ended December 31, 1998 and 1997, the Company recorded revenue for goods or services provided to client companies that comprise greater than 10% of total revenues as follows:

                                                                 1998     1997
                                                               -------- --------
      Wal-Mart Stores, Inc.................................... $309,612 $422,041

   At December 31, 1998 the Company had a balance due from Wal-Mart Stores amounting to $10,000 which was paid in full subsequent to that date. During 1998, the Company ceased its relationship with Wal-Mart Stores.

Note 4. Stockholders' Equity.

   During the year ended December 31, 1998, the Company issued an aggregate of 40,750 shares of its common stock to third parties for cash aggregating $74,500 in private sale transactions. The shares were sold at prices between $2.00 per share and $1.50 per share when the Company's common stock had a bid price higher than the sale price. The excess of the bid price over the sale price for the shares issued amounted to $43,000 on an aggregate basis and has been recorded as general and administrative expense.

   The Company issued an aggregate of 1,210 shares of its common stock for services provided to the Company by employees at various dates during 1998. The bonus shares were valued at bid price for the

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

Company's common stock at the date the shares were authorized by the Company's Board of Directors. The aggregate value of the shares issued was $3,262 and has been recorded as compensation expense for service provided to the Company which was substantially complete as of the authorization dates.

   During the year ended December 31, 1998 the Company issued 28,500 shares of its common stock for the conversion of $57,000 of debt owed to its president/shareholder. The shares were valued at $2.00 per share at the conversion date at which time the Company's common stock had a bid price of $2.20 per share. The excess of the bid price over the conversion price for the shares issued ($5,700) has been recorded as compensation expense.

   At December 31, 1998 the Company's president/shareholder agreed to reduce the amount of loans due to him by $14,813. This amount has been recorded as a capital contribution to the Company.

   At various dates during the year ended December 31, 1998 the Company issued warrants to purchase an aggregate of 327,050 shares of the Company's common stock to employees and others in recognition of services performed at exercise prices ranging from $5.00 per share to $1.60 per share. An aggregate difference of $141,000 between the exercise price and the fair value of the stock signifying the completion of the services as approved by the Company's Board of Directors was charged to compensation expense.

   The Company issued an aggregate of 27,700 shares of its common stock for services provided to the Company by three entities. The shares were valued at $1.00 per share for 10,000 shares issued in January 1997 and $2.50 per share for 17,700 shares issued in September 1997 based on the bid prices of the Company's common stock on these dates and have been recorded as general and administrative expenses.

   The Company issued 100,000 warrants during 1997 to purchase the Company's common stock in connection with an agreement for a vendor to provide website development and public relations services to the Company. The exercise price for these warrants was determined based on the Company's bid price of $2.50 on the day the warrants were issued. Fifty thousand of the warrants had an exercise price of $2.50 per share and the exercise price of the remaining 50,000 warrants was $3.875 per share. The Company received $150,833 in cash during 1997 related to the exercise of 56,667 of the warrants by the vendor. The remaining warrants issued to the vendor expired on December 31, 1997.

   During the year ended December 31, 1997 the Company issued 50,000 shares of its common stock for the conversion of debt owed to its president/shareholder. The shares were valued at $10.00 per share when the Company's common stock had a bid price of $5.00 per share at the date the conversion was approved by the Company's Board of Directors. The excess of the conversion price over the bid price for the shares issued (totaling $500,000) has been recorded as a capital contribution to the Company by its president/shareholder. Additionally, 5,000 shares of restricted common stock were issued to a vendor for debt conversion at $5.00 per share (totaling $25,000), the fair value of the stock on the conversion date.

   During the year ended December 31, 1997 the Company established a non-qualified stock option plan to benefit employees, officers, directors, consultants and others providing services to the Company. The Company has reserved 2,500,000 shares of common stock for issuance in connection with option grants made pursuant to the plan. The purchase price for shares granted under the plan shall not be less than 67% of the fair market value of the stock on the grant date. The shares and warrant shares described in the preceding paragraphs were issued in connection with the stock option plan.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


   Warrant activity of the Company for the years ended December 31, 1998 and 1997, was as follows:

                                                      Price    Weighted Average
                                           Shares     Range     Exercise Price
                                           -------  ---------- ----------------
      Outstanding as of January 1, 1997...  40,000    $5.00         $ 5.00
        Granted........................... 100,000  2.50-3.875        2.66
        Exercised......................... (56,667) 2.50-3.875        2.66
        Expired........................... (43,333)   3.875          3.875
                                           -------
      Outstanding and exercisable as of
       December 31, 1997..................  40,000     5.00           5.00
        Granted........................... 327,050  1.60-5.00         3.10
                                           -------
      Outstanding and exercisable as of
       December 31, 1998.................. 367,000  $1.60-5.00      $ 3.31
                                           =======  ==========      ======

   The weighted average fair value at the date of grant for warrants granted during 1998 as described above was $.36 per warrant (after recording the additional compensation attributed to warrants as described above). The fair value of the warrants at the date of grant was estimated using the Black-Scholes model with assumptions as follows:

     Market value................................................... $2.20-$3.40
     Expected life in years.........................................     1-5
     Interest rate..................................................    6.6%
     Volatility.....................................................     10%
     Dividend yield.................................................    0.00%

   Stock based compensation costs would have increased pretax losses by $125,500 ($.11 per share) in 1998, if the fair value of the warrants granted during the year had been recognized as compensation expense. There would have been no stock-based compensation cost in 1997.

Note 5. Income Taxes.

   The Company has not provided for income taxes for the years ended December 31, 1998, and 1997, due to operating losses.

   The Company has net operating loss carryforwards available to offset future taxable income of approximately $3,051,000. Such carryforward amounts expire in years beginning in 2002, as follows:

           2002................................... $  214,000
           2003................................... $  233,000
           2004................................... $  353,000
           2005................................... $  190,000
           2007................................... $  140,000
           2008................................... $  280,000
           2009................................... $   81,000
           2011................................... $  724,000
           2012................................... $  420,000
           2013................................... $  416,000
                                                   ----------
               Total.............................. $3,051,000
                                                   ==========

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

   The Company does not anticipate the utilization of these net operating losses in the near future and has established a valuation allowance for the full amount of deferred tax asset ($1,037,000) estimated to arise therefrom. The reserve amount increased by approximately $141,000 and $143,000 during the years ended December 31, 1998, and 1997.

Note 6. Related Party Transactions

   The Company was obligated to compensate its president at the rate of $63,000 per annum effective January, 1992. Additionally, the president/shareholder has historically been entitled to a bonus in the amount of 10% of any net profit of the Company. As of October 30, 1998, the contingent bonus arrangement has been discontinued.

   The balance due this officer/shareholder, who is also a director of the Company, at December 31, 1996 amounted to $492,370 for prior accrued salary, interest, cash advances and the assumption during 1996 of a bank loan in the amount of $255,200. During the year ended December 31, 1997, the officer/shareholder made working capital advances to the Company of $100,574. The Company has accrued the officer's unpaid salary of $60,000 for the year ended December 31, 1997. At December 31, 1997 $500,000 of the aggregate balance due to the officer/shareholder was converted into common stock of the Company as described in Note 4. The remaining balance due the officer/shareholder for loans and accrued interest amounted to $152,944 at December 31, 1997.

   During the year ended December 31, 1998, the officer made working capital advances to the Company of $33,369. The Company has accrued the officer's unpaid salary of $60,500 for the year ended December 31, 1998. During May 1998 $57,000 of the aggregate balance due to the officer was converted into common stock of the Company as described in Note 4 and as of December 31, 1998 the officer forgave $14,813 of the loan balance. This reduction of the loan balance was accounted for as a contribution of capital to the Company by the officer/shareholder.

   The remaining balance due the officer/shareholder for working capital advances, accrued salary and accrued interest amounted to $175,000 at December 31, 1998 and is unsecured and non-interest bearing. This amount is expected to be repaid to the officer currently in connection with a planned merger as described in Note 9.

Note 7. Long-term debt

   During the year ended December 31, 1996, the Company entered into a vehicle purchase contract which provides for a monthly repayment of $492 through the year 2001. The contract bears interest at 8.5% per annum and is secured by such vehicles. During 1997, the Company disposed of one of the vehicles and retired the related debt. Aggregate amounts due under the remaining contract are $3,310 in 1999, $5,330 in 2000 and $3,812 in 2001.

Note 8. Commitments and contingencies

 Operating leases

   The Company leases its facility under a non-cancellable operating lease through May 31, 1999. The minimum future rental payable under the lease is $7,875 for 1999. Rent expense amounted to $26,107 and $27,310 for the years ended December 31, 1998 and 1997, respectively.

                                 NUCLEUS, INC.
              (formerly known as American General Ventures, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)


 Legal Proceedings

   The Company has disputes in the normal course of operations with a number of its suppliers. Such matters typically relate to vendors requesting payment on product delivered to the Company, which the Company believes is either defective or product which had not been ordered from such vendor.

   The Company was notified on December 31, 1998 of a collection action filed against it by Pony Computer, Inc. in the amount of $117,000 for payment on certain products shipped to ACI by Pony. Management believes that the case was filed in the wrong jurisdiction and has filed a motion to dismiss. No ruling on this motion is expected prior to May 1, 1999. Management believes the case is without merit and expects to aggressively defend the action if its motion for dismissal is denied.

   During 1997, ACI was sued by a supplier, Cal IC, for $27,500, plus attorneys fees and costs for payment on certain products shipped to ACI by Cal IC. The Company's management believed that much of the product received from Cal IC was either defective or the wrong products were shipped. Cal IC refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 at a mediation session for $22,000, $12,000 payable in cash, with the balance due in equal monthly installments over ten months. The Company has an account payable for the outstanding portion of the payments due in the amount of $6,000 and has recorded an extraordinary gain on the settlement in the amount of $5,500 ($3,630 net of tax).

   During 1997, the Company had a disputed payable balance with one of its suppliers, Worldnet. Worldnet alleged that the Company owed them $102,445 for payment on certain products shipped to the Company by Worldnet. The Company's management believed that much of the product received from Worldnet was either defective or the wrong products were shipped. Worldnet refused to credit the Company's account or accept the return of product for a credit. This matter was settled in 1998 from negotiation between the two parties for $32,000. The Company has recorded an extraordinary gain related to the settlement of the disputed payable in the amount of $70,445 ($46,495 net of tax).

   During 1997, the Company had disputed payable balances with two additional suppliers aggregating a total of $51,000. Management believes that such claims will be successfully negotiated and will likely result in settlement at reduced amounts.

Note 9. Planned merger transaction

   On October 30, 1998 the Company entered into a merger agreement with Nucleus Holdings, Inc. (Holdings) whereby all of the outstanding shares of Holdings would be exchanged for 5,307,109 newly issued Company shares. The merger is intended to qualify as a tax-free reorganization, as permitted by the Code and pooling-of-interests for accounting and financial reporting purposes. Completion of the transaction is subject to, among other things, the approval of the Company's stockholders.

                                 NUCLEUS, INC.

              (formerly known as AMERICAN GENERAL VENTURES, INC.)

Date:           , 1999                    By: /s/ Steven H. Walker
                                          Steven H. Walker
                                          President/CEO


   Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:           , 1999                    /s/ Steven H. Walker
                                          Steven H. Walker, President Director

Date:           , 1999                    /s/ Christopher S. Walker
                                          Christopher S. Walker, Secretary
                                          Treasurer, Director

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
Nucleus Holding Corporation:

   We have audited the accompanying consolidated balance sheets of NUCLEUS HOLDING CORPORATION (an Illinois corporation) AND SUBSIDIARIES as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholder's deficit and cash flows for the year ended December 31, 1998 and for the period from April 30, 1997 (inception), to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nucleus Holding Corporation and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the year ended December 31, 1998 and for the period from April 30, 1997 (inception), to December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 19, 1999

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1998 and 1997

                                                            1998       1997
                                                          ---------  ---------
                         ASSETS
                         ------
Current assets:
  Cash................................................... $  24,091  $     --
  Accounts receivable, net of allowance for doubtful
   accounts of $11,900 and $74,300, respectively.........   161,312    230,775
  Unbilled revenue, less reserves of $5,600 and $22,300,
   respectively..........................................   167,977    379,993
  Due from shareholder...................................   115,383        --
  Prepaid expenses and deposits..........................    58,829     40,537
                                                          ---------  ---------
    Total current assets.................................   527,592    651,305
                                                          ---------  ---------
Property and equipment:
  Computer equipment.....................................    59,143     38,722
  Computer software......................................     2,000      2,000
  Furniture & fixtures...................................     5,000        --
                                                          ---------  ---------
                                                             66,143     40,722
Less--Accumulated depreciation and amortization..........   (20,023)    (2,545)
                                                          ---------  ---------
  Property and equipment, net............................    46,120     38,177
                                                          ---------  ---------
    Total assets......................................... $ 573,712  $ 689,482
                                                          =========  =========
          LIABILITIES AND SHAREHOLDER'S DEFICIT
          -------------------------------------
Current liabilities:
  Book overdraft......................................... $     --   $  14,887
  Trade accounts payable.................................   596,234    236,036
  Accrued telephone and billing expenses.................   161,288    382,099
  Accrued commissions....................................    63,503     44,131
  Accrued expenses.......................................    79,007     57,191
  Due to shareholder.....................................       --     249,356
                                                          ---------  ---------
    Total liabilities....................................   900,032    983,700
                                                          ---------  ---------
Commitments and Contingencies
Shareholder's deficit:
  Common stock, no par value, 1,000 shares authorized,
   issued and outstanding................................     3,000      3,000
  Accumulated deficit....................................  (329,320)  (297,218)
                                                          ---------  ---------
    Total shareholder's deficit..........................  (326,320)  (294,218)
                                                          ---------  ---------
    Total liabilities and shareholder's deficit.......... $ 573,712  $ 689,482
                                                          =========  =========


  The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
  For the Year ended December 31, 1998 and for the Period from April 30, 1997
                       (Inception), to December 31, 1997

                                                                 Period from
                                                               April 30, 1997
                                               Year ended      (inception) to
                                            December 31, 1998 December 31, 1997
                                            ----------------- -----------------
Revenues...................................    $2,827,428        $  956,810
                                               ----------        ----------
Expenses:
Cost of service............................     1,747,403           615,229
Selling and marketing......................       367,579            86,000
Research and development...................        40,883           248,690
General and administrative.................       738,673           304,109
                                               ----------        ----------
  Total operating expenses.................     2,894,538         1,254,028
                                               ----------        ----------
Loss from operations.......................       (67,110)         (297,218)
Other income...............................        35,008               --
                                               ----------        ----------
  Loss before provision for income taxes...       (32,102)         (297,218)
Provision for income taxes.................           --                --
                                               ----------        ----------
Net loss...................................    $  (32,102)       $ (297,218)
                                               ==========        ==========
Basic and diluted net loss per share.......    $   (32.10)       $  (297.22)
                                               ==========        ==========
Basic and diluted weighted average common
 shares outstanding........................         1,000             1,000
                                               ==========        ==========




  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S DEFICIT
          For the Year Ended December 31, 1998 and for the Period from
                April 30, 1997 (Inception), to December 31, 1997

                                           Common Stock,
                                           No Par Value,
                                           1,000 Shares
                                            Authorized
                                           ------------- Accumulated
                                           Shares Amount   Deficit     Total
                                           ------ ------ ----------- ---------
Balance, April 30, 1997                      --   $  --   $     --   $     --
  Issuance of common stock, December 1997. 1,000   1,000        --       1,000
  Shareholder contribution................   --    2,000        --       2,000
  Net loss for the period.................   --      --    (297,218)  (297,218)
                                           -----  ------  ---------  ---------
Balance, December 31, 1997................ 1,000  $3,000  $(297,218) $(294,218)
  Net loss for the period.................   --      --     (32,102)   (32,102)
                                           -----  ------  ---------  ---------
Balance, December 31, 1998................ 1,000  $3,000  $(329,320) $(326,320)
                                           =====  ======  =========  =========





  The accompanying notes to consolidated financial statements are an integral part of these statements.

                  NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
            For the Year Ended December 31, 1998 and for the Period
             from April 30, 1997 (Inception), to December 31, 1997

                                                                 Period from
                                                               April 30, 1997
                                               Year Ended      (inception) to
                                            December 31, 1998 December 31, 1997
                                            ----------------- -----------------
Cash flows from operating activities:
  Net loss.................................     $ (32,102)        $(297,218)
  Adjustments to reconcile net loss to net
   cash used for operating activities--
    Depreciation...........................        17,478             2,545
    Changes in operating assets and
     liabilities--
      Accounts receivable, net of acquired
       receivables.........................       101,463          (230,775)
      Unbilled revenue.....................       212,016          (379,993)
      Prepaid expenses and deposits........       (18,292)          (40,537)
      Accounts payable.....................       360,198           236,036
      Accrued telephone and billing
       expenses............................      (220,811)          382,099
      Accrued commissions..................        19,372            44,131
      Accrued expenses.....................        21,816            57,191
                                                ---------         ---------
        Net cash from (used for) operating
         activities........................       461,138          (226,521)
                                                ---------         ---------
Cash flows from investing activities:
  Purchases of property and equipment......       (25,421)          (40,722)
  Purchase of receivables..................       (32,000)              --
                                                ---------         ---------
        Cash used for investing activities.       (57,421)          (40,722)
                                                ---------         ---------
Cash flows from financing activities:
  Stock issuance...........................           --              1,000
  Shareholder contribution.................           --              2,000
  Borrowings from shareholder..............           --            249,356
  Repayments and advances to shareholder...      (364,739)              --
  Book overdraft...........................       (14,887)           14,887
                                                ---------         ---------
        Net cash provided by financing
         activities........................      (379,626)          267,243
                                                ---------         ---------
Net change in cash.........................        24,091               --
Cash, beginning of period..................           --                --
                                                ---------         ---------
Cash, end of period........................     $  24,091         $     --
                                                =========         =========
Cash paid during the period for:
  Income taxes.............................     $     --          $     --
                                                =========         =========


  The accompanying notes to consolidated financial statements are an integral part of these statements.

                 NUCLEUS HOLDING CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       As of December 31, 1998 and 1997

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

   Nucleus Holding Corporation and Subsidiaries (the "Company") was incorporated in Illinois on December 22, 1997, and has two wholly owned subsidiaries; Alliance Net, Inc. ("Alliance") and Nucleus Data Source ("NDS").

   Alliance, which began operations in August 1997, is a reseller of long-distance telecommunications services with customers primarily located in Chicago, Illinois. Alliance relies upon a third-party vendor to provide the long distance telephone service and a separate third-party vendor to provide billing and cash collection services (Note 4). NDS, which was incorporated on April 30, 1997, is a PC retailer that performs computer repair, installation of hardware and software and upgrade and maintenance services; and a software development company that specializes in the development of Internet-based software products with a focus on electronic commerce and bill presentment. NDS conducts its PC retail business based on an agreement entered into with a third party. The Company and the third party furnish technical and repair personnel, services, facilities and equipment. NDS is required to provide all marketing and customer service personnel, advertising, parts, procurement and delivery of customer computer systems. Under the terms of the agreement, NDS and the third party have agreed to share revenues equally. The software development business is still in the development stage and has not generated any revenues.

   Prior to becoming subsidiaries of the Company, Alliance and NDS were owned directly by the sole shareholder of the Company. On December 22, 1997, in connection with the formation of the Company, the sole shareholder of Alliance and NDS contributed his stock ownership in the companies to the Company. Since all of the companies are controlled by the same shareholder, the transaction has been accounted for in a manner similar to a pooling of interests and, therefore, the results of operations presented are for the year ended
December 31, 1998 and the period from April 30, 1997, through December 31,
1997.

   The consolidated financial statements include the accounts of the Company, Alliance and NDS. All significant intercompany balances and transactions have been eliminated.

2. COMPANY OPERATIONS

   The Company's primary business through December 31, 1998 has been the reselling of long-distance telecommunications through Alliance which began in August 1997. Alliance generated operating income of approximately $220,000 in 1998 and an operating loss of approximately $4,500 in 1997. The Company has used cash flow generated from Alliance's operations to fund its Internet and computer related business investments which are operated through NDS. The shareholder of the Company has also provided working capital advances to support the Company's operations. At December 31, 1998 and 1997, the Company has a shareholder's deficit of $326,320 and $294,218, respectively, primarily as a result of start-up losses and investments associated with NDS. Such investments have been discretionary, and, if needed, could be reduced to provide liquidity to the Company.

   Nucleus has temporarily discontinued funding the development of CheckBook and the Business Browser to focus on its core operations with respect to reselling telecommunication services and providing computer installation and integration services. Nucleus' shareholder does not currently intend to fund these research and development activities. Additionally, the Combined Company currently expects that any future funding of such activities would need to be provided by cash from operations. Neither CheckBook nor Business Browser has reached technological feasibility and the Combined Company currently believes additional investment would need to be made for such products to reach a technologically feasible state. Since the development of these products has been temporarily discontinued the Combined Company does not anticipate such products to become technologically feasible in the foreseeable future.

   The Company is anticipating raising additional equity or debt financing to grow its existing businesses and also to fund future acquisitions in the computer and telecommunications industries. A part of its growth strategy is to complete the merger described in Note 10. The Company's shareholder has committed to provide additional financing for its operations, including paying the Company's expenses related to the merger transaction in Note 10.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue Recognition

   Revenue from the resale of long-distance telecommunication services is recognized as services are provided to customers. Revenue from the PC retail business is recognized as products are delivered to the customer or as services are provided to the customers.

 Research and Development

   The Company incurred approximately $41,000 and $249,000 in costs related to software research and development in 1998 and 1997, respectively. These costs have been expensed as incurred.

 Unbilled Revenue

   Long-distance telecommunication services provided to customers but not billed at December 31, 1998 and 1997, are reflected as a current asset.

 Property and Equipment

   Computer equipment, computer software, and furniture and fixtures are stated at cost and are depreciated using the straight-line method over estimated useful lives of three years.

 Loss Per Common Share

   Basic and diluted loss per common share is computed by dividing net loss by weighted average common shares outstanding for the year. The Company had no outstanding dilutive or convertible securities.

 Use of Estimates

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. SERVICE AGREEMENT

   On August 21, 1997, the Company entered into a three-year service agreement with Connect America, Inc. ("CAI"). Under the agreement, CAI provides Alliance with long distance telecommunications, billing, consulting and other services, which Alliance resells to its customers. The agreement provides for CAI to receive a fee for the cost of each long distance call equal to the per minute usage rate plus 7%, and a fee for billing services equal to 3% of the monthly billed revenue. In addition, CAI provides certain cash management functions for the Company. At December 31, 1998 and 1997, the Company owed CAI approximately $425,025 and $385,000, respectively, related to the services described above.

5. LEASE COMMITMENT

   The Company leases office space under a non-cancellable operating lease which expires in December 1999. Rent expense for 1998 and 1997 was $100,000 and $32,000, respectively. All future obligations under this noncancelable operating lease totaling $69,642 are payable in 1999.

6. RELATED-PARTY TRANSACTION

   During 1997, the Company's shareholder advanced funds totaling $249,356 to the Company. During 1998, the Company repaid the entire shareholder loan and also advanced the shareholder an additional $115,383. Advances to and borrowing from the shareholder are unsecured and noninterest bearing. As of February 19, 1999, the shareholder had repaid approximately $60,000 of this amount.

7. SEGMENT INFORMATION

   During 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information", which establishes new standards for reporting information about operating segments in interim and annual financial statements. The Company has adopted this new pronouncement in 1998.

   The Company operates in two segments: the reselling of long-distance telecommunications (Alliance) and the developing of Internet-based software and providing computer services, including computer repair, installation of hardware and software, upgrade and maintenance service (NDS). Summarized financial information is shown in the following table:

                                                                         For the period from April 30, 1997
                                For year ended December 31, 1998          (inception) to December 31, 1997
                          ---------------------------------------------  ------------------------------------
                           Alliance     NDS     Eliminations   Total      Alliance       NDS         Total
                          ---------- ---------  ------------ ----------  -----------------------  -----------
Revenues................  $2,629,180 $ 198,248         --    $2,827,428  $  956,810  $       --   $   956,810
Operating income (loss).     222,169  (289,279)        --       (67,110)     (4,461)    (292,757)    (297,218)
Identifiable assets.....     663,840   142,395    (232,523)     573,712     638,127       51,355      689,482
Depreciation expense....       5,621    11,856         --        17,477         800        1,745        2,545
Capital expenditures....         --     25,421         --        25,421      12,800       27,922       40,722


8. ASSET PURCHASE

   The Company's shareholder previously owned a minority interest in American Teletronics Long Distance, Inc. (ATLD) and a majority interest in MetroLink Communications (MetroLink). In both instances the Company's shareholder relinquished ownership in these entities for no consideration prior to each company ceasing operations in August 1997. On April 13, 1998, Alliance purchased certain assets from a secured creditor (Manatee Partners Limited Partnership) of ATLD and MetroLink for $32,000 at a public auction. Such assets consisted of inventory, office furniture and equipment, and one half of the cash collected from any accounts receivable. The entire purchase price was allocated to accounts receivable.

9. INCOME TAXES

   The Company provides for income taxes under the asset and liability method of accounting. This method requires the recognition of deferred income taxes based upon the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. As of December 31, 1998, the Company has generated tax net operating losses totalling approximately $330,000 and has provided a valuation allowance for the entire benefit because it has generated losses since its inception.

10. MERGER TRANSACTION

   On October 30, 1998, the Company entered into a merger agreement with American General Ventures, Inc. ("AGV") whereby all of the outstanding shares of the Company would be exchanged for 5,307,109 newly issued AGV shares. The merger is intended to qualify as a tax-free reorganization as permitted by the Code and pooling-of-interests for accounting and financial reporting purposes. Completion of the transaction is subject to, among other things, the approval of AGV's shareholders.

                          AGREEMENT AND PLAN OF MERGER
                                    BETWEEN
                        AMERICAN GENERAL VENTURES, INC.
                                      AND
                             NUCLEUS HOLDING CORP.
                                October 30, 1998

                               TABLE OF CONTENTS

 1.  Definitions
 2.  Basic Transaction
     (a) The Merger
     (b) The Closing
     (c) Actions at the Closing
     (d) Effect of Merger
     (e) Procedure for Payment
     (f) Closing of Transfer Records
 3.  Representations and Warranties of the Target
     (a) Organization, Qualification, and Corporate Power
     (b) Capitalization
     (c) Authorization of Transaction
     (d) Noncontravention
     (e) Financial Statements
     (f) Events Subsequent to Most Recent Fiscal Quarter End
     (g) Undisclosed Liabilities
     (h) Brokers' Fees
     (i) Continuity of Business Enterprise
 4.  Representations and Warranties of the Buyer
     (a) Organization, Qualification, and Corporate Power
     (b) Capitalization
     (c) Authorization of Transaction
     (d) Noncontravention
     (e) Filings with the SEC
     (f) Financial Statements
     (g) Events Subsequent to Most Recent Fiscal Quarter End
     (h) Undisclosed Liabilities
     (i) Employment Agreements
     (j) Brokers' Fees
     (k) Continuity of Business Enterprise
     (l) Disclosure
 5.  Covenants
     (a) General
     (b) Notices and Consents
     (c) Regulatory Matters and Approvals
     (d) [Intentionally Omitted]
     (e) Operation of Target Business
     (f) Operation of Buyer Business
     (g) Full Buyer Access
     (h) Full Target Access
     (i) Notice of Developments
     (j) Target Exclusivity
     (k) Buyer Exclusivity
     (l) Insurance and Indemnification
     (m) Compliance with the Securities Act
     (n) Report on Form 8-K
     (o) Continuity of Business Enterprise
 6.  Conditions to Obligation to Close
     (a) Conditions to Obligation of the Buyer
     (b) Conditions to Obligation of the Target

 7.  Termination
     (a) Termination of Agreement
     (b) Effect of Termination
 8.  Miscellaneous
     (a) Survival
     (b) Press Releases and Public Announcements
     (c) No Third Party Beneficiaries
     (d) Entire Agreement
     (e) Succession and Assignment
     (f) Counterparts
     (g) Headings
     (h) Notices
     (i) Governing Law
     (j) Amendments and Waivers
     (k) Severability
     (l) Expenses
     (m) Construction
     (n) Incorporation of Exhibits and Schedules

ITEM 5. Other Events

                          AGREEMENT AND PLAN OF MERGER

   Agreement entered into as of October 30, 1998, by and between American General Ventures, Inc., a Nevada corporation (the "Buyer"), and Nucleus Holding Corporation, an Illinois corporation (the "Target"). The Buyer and the Target are referred to collectively herein as the "Parties."

   This Agreement contemplates a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code ss.368(a)(1)(A). The Target Stockholder will receive capital stock in the Buyer in exchange for their capital stock in the Target.

   Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

   1. Definitions.

   "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

   "Buyer" has the meaning set forth in the preface above.

   "Buyer-owned Share" means any Target Share that the Buyer owns beneficially.

   "Buyer Common Share" means any share of the Common Stock, $.001 par value per share, of the Buyer.

   "Buyer Preferred Share" means any share of Preferred Stock of the Buyer.

   "Buyer Warrant" means any warrant to purchase a Buyer-owned Share.

   "Closing" has the meaning set forth in ss.2(b) below.

   "Closing Date" has the meaning set forth in ss.2(b) below.

   "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

   "Conversion Ratio" has the meaning set forth in ss.2(d)(v) below.

   "Definitive Buyer Proxy Materials" means the definitive proxy materials relating to the Special Buyer Meeting.

   "Disclosure Schedule" has the meaning set forth in ss.3 below.

   "Dissenting Share" means any Target Share which any stockholder who or which has exercised his or its appraisal rights under the Illinois General Corporation Law holds of record.

   "Effective Time" has the meaning set forth in ss.2(d)(i) below.

   "Exchange Agent" has the meaning set forth in ss.2(e) below.

   "Financial Statements" has the meaning set forth in ss.3(e) below.

   "GAAP" means United States generally accepted accounting principles as in effect from time to time.

   "Illinois Certificate of Merger" has the meaning set forth in ss.2(c) below.

   "Illinois General Corporation Law" means the Business Corporation Act of 1983 of the State of Illinois, as amended.

   "IRS" means the Internal Revenue Service.

   "Knowledge" means actual knowledge without independent investigation.

   "Merger" has the meaning set forth in ss.2(a) below.

   "Most Recent Fiscal Quarter End" has the meaning set forth in ss.4(f) below.

   "Nevada Certificate of Merger" has the meaning set forth in ss.2(c) below.

   "Nevada General Corporation Law" means the General Corporation Law of the State of Nevada as amended.

   "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

   "Party" has the meaning set forth in the preface above.

   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

   "Public Report" has the meaning set forth in ss.4(e) below.

   "Requisite Buyer Stockholder Approval" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

   "SEC" means the Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

   "Special Buyer Meeting" has the meaning set forth in ss.5(c)(ii) below.

   "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

   "Surviving Corporation" has the meaning set forth in ss.2(a) below.

   "Target" has the meaning set forth in the preface above.

   "Target Share" means any share of the Common Stock, no par value per share, of the Target.

   "Target Stockholder" means any Person who or which holds any Target Shares.

   2. Basic Transaction.

   (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "Merger") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation"). Immediately following the Merger, the Buyer shall change its name to Nucleus Holding Corporation.

   (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Target's general counsel in Chicago, Illinois commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than December 31, 1998.

   (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) the Buyer will deliver to the Target the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) the Buyer and the Target will file with the Secretary of State of the State of Nevada a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Nevada (the "Nevada Certificate of Merger"), (iv) the Buyer and the Target will file with the Secretary of State of the State of Illinois a Certificate of Merger in a form customarily accepted by the Secretary of State of the State of Illinois (the "Illinois Certificate of Merger"), and (v) the Buyer will deliver to the Exchange Agent in the manner provided below in this ss.2 the certificate evidencing the Buyer Shares issued in the Merger.

   (d) Effect of Merger.

     (i) General. The Merger shall become effective at the time (the "Effective Time") the Buyer and the Target file the Certificate of Merger and Articles of Merger with the Secretary of State of the State of Illinois and the Secretary of State of the State of Nevada or such later time as specified in the Certificate of Merger and Articles of Merger. The Merger shall have the effect set forth in the Nevada General Corporation Law and the Illinois General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

     (ii) Certificate of Incorporation. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

     (iii) Bylaws. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

     (iv) Directors and Officers.

       (a) prior to the Effective Time, AGV will amend its Bylaws to provide for up to ten directors;

       (b) prior to the Effective Time, AGV shall use its best efforts to cause Christopher S. Walker to resign as a director;

       (c) AGV shall use its best efforts to cause John Paulsen and up to three persons designated by Mr. Paulsen mutually acceptable to AGV and Nucleus to be duly appointed or elected to the Board of Directors of AGV, effective at the Effective Time or as soon as practicable thereafter. AGV and Nucleus hereby agree that, Mark Fera and Stephen Calk are acceptable to serve as directors of AGV.

       (d) AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed President and Chief Executive Officer and Steven H. Walker to remain a Chairman of the Board of Directors and to be appointed as Vice President of Business Development of AGV effective at the Effective Time or as soon as practicable thereafter.

     (v) Conversion of Target Shares. At and as of the Effective Time, (A) each Target Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive 54,428,999 Buyer Shares (the ratio of 54,428.999 Buyer Shares to one Target Share is referred to herein as the "Conversion Ratio"), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Illinois General Corporation Law, and (C) each Buyer-owned Share shall be canceled; provided, however, that the Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. No Target Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

     (vi) Buyer Shares. Each Buyer Share issued and outstanding at and as of the Effective Time shall remain issued and outstanding.

     (vii) Buyer Warrants. Each Buyer Warrant outstanding at and as of the Effective Time shall remain outstanding and in full force and effect.

       (e) Procedure for Payment.

     (i) Immediately after the Effective Time, (A) the Buyer will furnish to Illinois Stock Transfer Company of Chicago, Illinois (the "Exchange Agent") a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of Buyer Shares equal to the product of
  (I) the Conversion Ratio times (II) the number of outstanding Target Shares (other than any Dissenting Shares and Buyer-owned Shares) and (B) the Buyer shall cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding Target Shares for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Buyer Shares to which he or it is entitled.

     (ii) The Buyer shall not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates which represented Target Shares. The Buyer instead shall pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. The Buyer may cause the Exchange Agent to invest any cash the Exchange Agent receives from the Buyer as a dividend or distribution in one or more of the investments permitted of banks and transfer companies; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Target Shares as necessary. The Buyer may cause the Exchange Agent to pay over to the Buyer any net earnings with respect to the investments, and the Buyer shall replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

     (iii) The Buyer may cause the Exchange Agent to return any Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to the Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

     (iv) The Buyer shall pay all charges and expenses of the Exchange Agent.

       (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

   3. Representations and Warranties of the Target. The Target represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

   (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Target and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

   (b) Capitalization. The entire authorized capital stock of the Target consists of 1,000 Target Shares, all of which Target Shares are issued and outstanding. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

   (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

   (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Illinois General Corporation Law, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

   (e) Financial Statements. The Financial Statements of the Target for the fiscal quarter ended June 30, 1998, and for the fiscal year ended December 31, 1997, (collectively, the "Financial Statement") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Target and its Subsidiaries as of the indicated dates and the results of operations of the Target and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

   (f) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the financial condition of the Target and its Subsidiaries taken as a whole.

   (g) Undisclosed Liabilities. None of the Target and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of June 30, 1998 (rather than in any notes thereto) and
(ii) liabilities which have arisen after June 30, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

   (h) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

   (i) Continuity of Business Enterprise. The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Reg. ss.1.368-1(d).

   4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Target that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

   (a) Organization, Qualification and Corporate Power. Each of the Buyer and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Buyer and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Buyer and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Each of the Buyer and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

   (b) Capitalization. The entire authorized capital stock of the Buyer consists of (i) 900,000,000 Buyer Common Shares, of which 11,681,268 Buyer Common Shares are issued and outstanding, and no Buyer Common Shares are held in treasury, (ii) 8,000,000 Buyer Preferred Shares, none of which Buyer Preferred Shares are issued or outstanding, and (iii) 3,670,501 Buyer Warrants. All of the Buyer Common Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. There are no other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Buyer.

   (c) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

   (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
     (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Illinois General Corporation Law, the Nevada General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

   (e) Filings with the SEC. The Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Buyer has delivered to the Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date).

   (f) Financial Statements. The Target has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998 (the "Most Recent Fiscal Quarter End"), June 30, 1998, and March 31, 1998, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly the financial condition of the Buyer and its Subsidiaries as of the indicated dates and the results of operations of the Buyer and its Subsidiaries for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

   (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the financial condition of the Buyer and its Subsidiaries taken as a whole.

   (h) Undisclosed Liabilities. None of the Buyer and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

   (i) Employment Agreements. There are no employment agreements or arrangements of any kind between Buyer and any of its executive officers or key employees which cannot be terminated upon not more than two weeks notice.

   (j) Brokers' Fees. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Target and its Subsidiaries could become liable or obligated.

   (k) Continuity of Business Enterprise. It is the present intention of the Buyer to continue at least one significant historic business line of the Target, or to use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).

   (l) Disclosure. The Registration Statement and the Definitive Buyer Proxy Materials will comply with the Securities Act and the Securities Exchange Act in all material respects. The Registration Statement and the Definitive Buyer Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer makes no representation or warranty with respect to any information that the Target will supply specifically for use in the Registration Statement and the Definitive Buyer Proxy Materials. None of the information that the Buyer will supply specifically for use in the Definitive Target Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

   5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

   (a) General. Each of the Parties shall use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

   (b) Notices and Consents. The Target shall give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and shall use its best efforts to obtain (and shall cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.3(d) above.

   (c) Regulatory Matters and Approvals. Each of the Parties shall (and theTarget shall cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

     (i) Securities Act, Securities Exchange Act, and State Securities Laws. The Buyer shall prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Buyer Meeting. The Buyer shall use its best efforts to respond to the comments of the SEC thereon and shall make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Target shall provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the Buyer reasonably may request. The Buyer shall take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of the Buyer Shares.

     (ii) Special Buyer Meeting. The Buyer shall call a special meeting ofits stockholders (the "Special Buyer Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Nevada General Corporation Law. The Buyer shall mail the Definitive Buyer Proxy Materials to its stockholders simultaneously and as soon as practicable. The Definitive Buyer Proxy Materials shall contain the affirmative recommendation of the board of directors of Buyer in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of Buyer shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

     (d) [Intentionally Omitted]

   (e) Operation of Target Business. The Target shall not (and shall not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

     (i) none of the Target and its Subsidiaries shall authorize or effect any change in its charter or bylaws;

     (ii) none of the Target and its Subsidiaries shall grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (iii) none of the Target and its Subsidiaries shall declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

     (iv) none of the Target and its Subsidiaries shall issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

     (v) none of the Target and its Subsidiaries shall impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

     (vi) none of the Target and its Subsidiaries shall make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

     (vii) none of the Target and its Subsidiaries shall make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

     (viii) none of the Target and its Subsidiaries shall commit to any of the foregoing.

   (f) Operation of Buyer Business. The Buyer shall not (and shall not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

     (i) none of the Buyer and its Subsidiaries shall authorize or effect any change in its charter or bylaws;

     (ii) none of the Buyer and its Subsidiaries shall grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     (iii) none of the Buyer and its Subsidiaries shall declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

     (iv) none of the Buyer and its Subsidiaries shall issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

     (v) none of the Buyer and its Subsidiaries shall impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

     (vi) none of the Buyer and its Subsidiaries shall make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

     (vii) none of the Buyer and its Subsidiaries shall make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

     (viii) none of the Buyer and its Subsidiaries shall commit to any of the foregoing.

   (g) Full Buyer Access. The Target shall (and shall cause each of its Subsidiaries to) permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The

Buyer will treat and hold as such any Confidential Information it receives from any of the Target and its Subsidiaries in the course of the reviews contemplated by this ss.5(g), shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Target all tangible embodiments (and all copies) thereof which are in its possession.

   (h) Full Target Access. The Buyer shall (and shall cause each of its Subsidiaries to) permit representatives of the Target to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Buyer and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Buyer and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Buyer and its Subsidiaries in the course of the reviews contemplated by this ss.5(h), shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Buyer all tangible embodiments (and all copies) thereof which are in its possession.

   (i) Notice of Developments. Each Party shall give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(i), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

   (j) Target Exclusivity. The Target shall not (and shall not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

   (k) Buyer Exclusivity. The Buyer shall not (and shall not cause or permit any of its Subsidiaries to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Buyer and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Buyer, its Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. The Buyer shall notify the Target immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

   (l) Insurance and Indemnification.

     (i) From the after the Effective Time, AGV and the Surviving Corporation (collectively, the "Indemnifying Party") shall indemnify, defend and hold harmless, to the full extent a corporation is permitted under the Nevada Law to indemnify its own directors, officers and agents, each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time an officer or director of Nucleus, and for purposes of clause (ii) below any agent of Nucleus acting at the request of its officers or directors in connection with the negotiation, execution and delivery of this Agreement and the consummation of the Merger (the "Indemnified Parties") against (i) all losses, claims, damages, costs, reasonable expenses, liabilities or judgments or amounts ("Indemnified Liabilities") that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Nucleus, whether pertaining to any matter existing now or occurring at or prior to the Effective Time and whether asserted or claimed prior to or at or after the Effective Time, and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the Merger, including without limitation any act or omission of the officers and directors of Nucleus in the negotiation execution and delivery of this Agreement and the consummation of the Merger. AGV and Nucleus, as the case may be, will pay expenses incurred by an Indemnified Party in advance of the final disposition of any such action or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. In the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party, the Indemnifying Party shall proceed at its own expense to resist and dispose of such claim in such manner as it deems appropriate; provided, however, that the Indemnified Party shall have the right to employ separate legal counsel in any such claim and participate in the defense thereof, but the fees and expenses of such other counsel shall be at the expense of the Indemnified Party and shall not be an Indemnified Liability hereunder unless the Indemnified Party shall conclude based on advice of counsel that the interests of the Indemnified Party in such action are materially different from those of the Indemnifying Party or that the Indemnified Party may have defenses that are different from or in addition to those available to the Indemnifying Party in which case the fees and expenses of such counsel shall be an Indemnified Liability. Neither the Indemnifying Party nor the Indemnified Party shall, except with the prior written consent of each other Indemnified or Indemnifying Party affected, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term and release by the claimant or plaintiff of all such parties from all further liability in respect of such claim. Any Indemnified Party wishing to claim indemnification under this paragraph 5(1), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Indemnifying Party (but the failure so to notify the Indemnifying Party shall not relieve such party from any liability which it may have under this paragraph 5(1) except to the extent such failure prejudices such party), and shall deliver to the Indemnifying Party the undertaking to repay expenses referred to above.

     (b) For the entire period from the Effective Time until at least three years after the Effective Time AGV will cause the Surviving Corporation to maintain without any reduction in scope or coverage the indemnification provisions for present and former officers and directors contained in Nucleus' Certificate of Incorporation and By-laws in effect on the date hereof.

     (c) The provisions of this paragraph 5(1) shall survive the Effective Time and are intended to be for the benefit of and shall be enforceable by each Indemnified Party and his or her heirs and representatives.

   (m) Compliance with the Securities Act. Nucleus shall use its commercially reasonable efforts to cause each person who is an affiliate, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Nucleus to deliver to AGV on or prior to the Effective Time a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of AGV Common Stock issued in the Merger, except in each case pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in as transaction which in the opinion of legal counsel satisfactory to AGV is exempt from the registration requirements of the Securities Act, and in a manner necessary to assure the accounting treatment of the Merger as a "pooling of interests." Nucleus shall use its commercially reasonable efforts to provide AGV with such information as AGV shall reasonably request for purposes of making its own determination of persons who may be deemed to be affiliates of Nucleus.

   (n) Report on Form 8-K. AGV will use its commercially reasonable efforts to file a Current Report on Form 8-K containing financial results of the combined operations of AGV and Nucleus covering a period of at least 30 days following the Effective Date with the SEC within 45 days after the last day of the first full month following the Effective Date; provided, however, that AGV may delay the filing of the Form 8-K for a reasonable period of time if it determines, in good faith, that the filing would require disclosure of information not otherwise then required to be disclosed and that such disclosure would adversely affect any material business situation, transaction or negotiation then proposed, contemplated or being engaged in by AGV.

   (o) Continuity of Business Enterprise. The Buyer will continue at least one significant historic business line of the Target, or use at least a significant portion of the Target's historic business assets in a business, in each case within the meaning of Reg. ss.1.368-1(d).

   6. Conditions to Obligation to Close.

   (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

     (ii) the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (iv) the Target shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iii) is satisfied in all respects;

     (v) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

     (vi) AGV shall have received the agreement(s) referred to in paragraph
  5(m);

     (vii) the Buyer shall have received from counsel to the Target an opinion in form and substance reasonably satisfactory to Buyer, addressed to the Buyer, and dated as of the Closing Date;

   (viii) all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

   The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

   (b) Conditions to Obligation of the Target. The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (i) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

     (ii) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

     (iii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
  (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Surviving Corporation to own the former assets, to operate the former businesses, and to control the former

  Subsidiaries of the Target, or (D) affect adversely the right of any of the former Subsidiaries of the Target to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

     (v) the Buyer shall have delivered to the Target a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects;

     (vi) the Target shall have received from counsel to the Buyer an opinion in form and substance reasonably satisfactory to Target, addressed to the Target, and dated as of the Closing Date;

     (vii) Nucleus shall have received the resignation, effective as of the Closing, of Christopher Walker as director of AGV; and

     (viii) the By-Laws of AGV shall have been amended to provide for up to ten directors; and

     (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target.

   The Target may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

   7. Termination.

   (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

     (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

     (ii) the Buyer may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

     (iii) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement);

     (iv) the Target may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time in the event the Target's board of directors concludes that termination would be in the best interests of the Target and its stockholders; or

     (v) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Buyer Meeting in the event this Agreement and the Merger fail to receive the Requisite Buyer Stockholder Approval.

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(g) and 5(h) above shall survive any such termination.

   8. Miscellaneous.

   (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning issuance of the Buyer Shares, the provisions in ss.5(l) above concerning insurance and indemnification, and the provisions in ss.5(o) above concerning certain requirements for a tax-free reorganization]) will survive the Effective Time.

   (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

   (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in ss.2 above concerning issuance of the Buyer Shares and the provisions in ss.5(o) above concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in ss.5(l) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

   (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

   (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

   (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

   (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

   If to the Target: Nucleus Holding Corporation
              150 North Michigan Avenue
              Suite 3610
              Chicago, Illinois 60601

   Copy to:   Frederick H. Kopko, Jr.
              McBreen, McBreen & Kopko
              20 North Wacker Drive
              Suite 2520
              Chicago, Illinois 60606

   If to the Buyer: American General Ventures, Inc.
              3650 Austin Bluffs Parkway
              Suite 138
              Colorado Springs, Colorado 80918

   Copy to:
              Jodi Walker
              7841 South Garfield
              Littleton, Colorado 80122

   Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

   (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

   (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval shall be subject to the restrictions contained in the Illinois General Corporation Law and in the Nevada General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

   (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

   (l) Expenses. Each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

   (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

   (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

   IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          American General Ventures, Inc.

                                          By: /s/ Steven H. Walker
                                          Title: President

                                          Nucleus Holding Corporation
                                          By: /s/ John Paulsen
                                          Title: President

          AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN
               GENERAL VENTURES, INC. AND NUCLEUS HOLDING CORP.

   This Amendment to Agreement and Plan of Merger between American General Ventures, Inc., a Nevada corporation (the "Buyer") and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of December 23, 1998.

   WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 28, 1998; and

   WHEREAS, paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger provides for termination of the Agreement of Merger, under certain circumstances, if the Closing (as defined therein) has not occurred on or before December 31, 1998; and

   WHEREAS, on or about December 7, 1998, the Securities and Exchange Commission (the "SEC") notified the Buyer that the preliminary proxy materials filed by the Buyer relating to the Special Buyer Meeting (as defined in the Agreement of Merger) would be subject to full review by the SEC: and

   WHEREAS, the parties hereto believe that due to the nature of the review, the Special Buyer Meeting will not be able to be held until February 1999; and

   WHEREAS, the parties wish to provide for extension of the Agreement of Merger, pending SEC review;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The references to "December 31, 1998" in paragraphs (ii) and (iii) of
  Section 7(a) of the Agreement of Merger shall be deleted and replaced by references to "February 28, 1999."

     2. Except as modified hereby, all other terms and conditions of the Agreement of Merger shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Amendment to Agreement and Plan of Merger as of the date first above written.

American General Ventures, Inc.          Nucleus Holding Corporation

By: /s/ Steven Walker                    By: /s/ John Paulsen
------------------------------------     --------------------------------------
Title: President                         Title: President

           SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN AMERICAN GENERAL VENTURES, INC. AND NUCLEUS HOLDING CORP.

   This Second Amendment to Agreement and Plan of Merger between American General Ventures, Inc., a Nevada corporation (the "Buyer") and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of January 20, 1999.

   WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 28, 1998; and

   WHEREAS, the Agreement and Plan of Merger was amended on December 23, 1998;
and

   WHEREAS, a one-for-ten reverse stock split of AGV's shares become effective in December 1998; and

   WHEREAS, it has been determined that the number of outstanding shares of AGV Common Stock was incorrectly determined by the parties; and

   WHEREAS, as a result of the one-for-ten reverse stock split, and the re-determination of the number of outstanding shares of AGV Common Stock, the parties have agreed to adjust the Conversion Ratio (as defined in the Agreement of Merger).

   NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The Conversion Ratio shall be changed from 54,428.994 to 5,307.109.

     2. Except as modified hereby, all other terms and conditions of the Agreement of Merger, as amended, shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Second Amendment to Agreement and Plan of Merger as of the date first above written.

American General Ventures, Inc.          Nucleus Holding Corporation

By: /s/ Steven Walker                    By: /s/ John Paulsen
-------------------------------------    --------------------------------------
Title: President                         Title: President

            THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER BETWEEN
       NUCLEUS, INC. (formerly known as American General Ventures, Inc.)
                           AND NUCLEUS HOLDING CORP.

   This Third Amendment to the Agreement and Plan of Merger between Nucleus, Inc. (formerly known as American General Ventures, Inc.), a Nevada Corporation (the "Buyer"), and Nucleus Holding Corporation, an Illinois corporation (the "Target") is entered into as of February 26, 1999.

   WHEREAS, an Agreement and Plan of Merger (the "Agreement of Merger") between Buyer and Target was entered into as of October 30, 1998; and

   WHEREAS, the Agreement and Plan of Merger was amended on December 23, 1998 and again on January 20, 1999; and

   WHEREAS, paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger provide for termination of the Agreement of Merger, under certain circumstances, if the closing (as defined therein) has not occurred by December 31, 1998; and

   WHEREAS, Section 2(b) of the Agreement of Merger provides for termination of the Agreement of Merger, under certain circumstances, if the closing (as defined therein) has not occurred by February 28, 1999 (as amended on January 20, 1999); and

   WHEREAS, the parties hereto believe that due to the nature of the SEC review (described in the Amendment to the Agreement of Merger dated December 23, 1998), it may not be possible to hold the Special Buyer Meeting until April 30, 1999; and

   WHEREAS, paragraph (iv) (c) of Section 2(d) of the Agreement of Merger provides for certain persons to be acceptable to serve as directors of AGV; and

   WHEREAS, paragraph (iv) (d) of Section 2(d) of the Agreement of Merger provides that AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed President and Chief Executive Officer and Steven H. Walker to remain a Chairman of the Board of Directors and to be appointed as Vice President of Business Development of AGV; and

   WHEREAS, paragraph (v) of Section 2(d) of the Agreement of Merger provides that each Target share shall be converted into the right to receive 54,428,999 Buyer Shares (the ratio of 54,428.999 Buyer Shares to one Target Share); and

   WHEREAS, Section 3(e) of the Agreement of Merger provides that the Financial Statements of the Target for the fiscal quarter ended June 30, 1998, and for the fiscal year ended December 31, 1997 have been prepared in accordance with GAAP; and

   WHEREAS, Section 3(f) of the Agreement of Merger provides that there has not been any material adverse change in the financial condition of the Target and its Subsidiaries since the Most Recent Fiscal Quarter End; and

   WHEREAS, Section 3(g) of the Agreement of Merger provides that the Target and its Subsidiaries does not have any liability (whether known or otherwise), except for the liabilities set forth on the face of the balance sheet dated as of June 30, 1998, nor has the target or its Subsidiaries become aware of any liabilities which have arisen after June 30, 1998 which would cause a breach of contract, breach of warranty, tort, infringement, or violation of law as defined therein; and

   WHEREAS, Section 4(b) of the Agreement of Merger provides that 11,681,268 Buyer Common Shares and 3,670,401 Buyer Warrants are issued and outstanding; and

   WHEREAS, Section 4(f) of the Agreement of Merger provides that the Target has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998 (the "Most Recent Fiscal Quarter End"), June 30, 1998, and March 31, 1998, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

   WHEREAS, Section 4(g) of the Agreement of Merger provides that there have been no material adverse changes in the financial condition of the Buyer and its subsidiaries since the Most Recent Fiscal Quarter Ended; and

   WHEREAS, Section 4(h) provides that the Buyer and its Subsidiaries do not have any liability (whether known or otherwise), except for the liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End, nor has the Buyer or its Subsidiaries become aware of any liabilities which have arisen after the Most Recent Fiscal Quarter End which would cause a breach of contract, breach of warranty, tort, infringement, or violation of law as defined therein; and

   WHEREAS, paragraph (vii) of Section 6(b) provides that Nucleus shall have received the resignation, effective as of the Closing, of Christopher Walker as director of AGV; and

   WHEREAS, the parties wish to amend certain aspects of the Agreement of Merger.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants therein contained, the parties hereto agree as follows:

     1. The references to "February 28, 1999" in Section 2(b) and in paragraphs (ii) and (iii) of Section 7(a) of the Agreement of Merger (as amended on January 20, 1999) shall be deleted and replaced by references to "April 30, 1999."

     2. Paragraph (iv) (c) of Section 2(d) of the Agreement of Merger shall be amended to include J. Theodore Hartley as acceptable to serve as a director of AGV.

     3. Paragraph (iv) (d) of Section 2(d) of the Agreement of Merger shall be amended to provide that AGV and Nucleus shall use their reasonable best efforts to cause John C. Paulsen to be appointed as Chairman of the Board of Directors, as well as President and Chief Executive Officer of AGV and Steven H. Walker will resign as Chairman of the Board of Directors. Additionally, reference in such paragraph to "Vice President of Business Development" shall be deleted and replaced by "Vice President--Strategic Alliances."

     4. The reference in paragraph (v) of Section 2(d) of the Agreement of Merger to "54,428,999" shall be deleted and replaced by "5,307,109" and the reference to "54,428.999" shall be deleted and replaced by "5,307.109."

     5. The references in Section 3(e) of the Agreement of Merger to "the fiscal quarter ended June 30, 1998" shall be deleted and reference to "fiscal year ended December 31, 1997" shall be deleted and replaced by "the fiscal year ended December 31, 1998."

     6. The references in Section 3(f) of the Agreement of Merger to "Most Recent Fiscal Quarter End" shall be deleted and replaced by "Most Recent Fiscal Year End."

     7. The references to "June 30, 1998" in Section 3(g) of the Agreement of Merger shall be deleted and replaced by "December 31, 1998."

     8. The references in Section 4(b) of the Agreement of Merger to "11,681,268" shall be deleted and replaced by "1,129,827" and the reference to "3,670,501" shall be deleted and replaced by "367,050" to reflect the Buyer's one-for-ten reverse stock split which became effective December 8, 1998.

     9. The reference in Section 4(f) of the Agreement of Merger to "Target" shall be deleted and replaced by "Buyer," the reference to "Most Recent Fiscal Quarter End" shall be deleted in its entirety and the reference to "December 31, 1997" in such Section shall be deleted and replaced by "December 31, 1998 (the "Most Recent Fiscal Year End")."

     10. The reference to "Most Recent Fiscal Quarter End" in Section 4(g) of the Agreement of Merger shall be deleted and replaced by "Most Recent Fiscal Year End."

     11. The reference to "Most Recent Fiscal Quarter End" in Section 4(h) of the Agreement of Merger shall be deleted and replaced by "Most Recent Fiscal Year End."

     12. Paragraph (vii) of Section 6(b) shall be amended to include that Nucleus shall also receive the resignation, as of the Closing, of Steven Walker as Chairman of the Board of Directors of AGV.

     13. Except as modified hereby, all other terms and conditions of the Agreement of Merger shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Agreement of Merger as of the date first above written.

Nucleus, Inc.
(formerly known as
American General Ventures, Inc.)          Nucleus Holding Corporation

           /s/ Steven Walker                         /s/ John Paulsen
By: _________________________________     By: _________________________________
           Title: President                          Title: President

PROXY                                                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                                 NUCLEUS, INC.
                           TO BE HELD APRIL 15, 1999

The undersigned hereby appoints Stephen Walker or Chris Walker as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and vote, as designated below, all the shares of Common Stock of Nucleus, Inc. held of record by the undersigned on March 8, 1999 at the Annual Meeting of the Shareholders to be held April 15, 1999, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

[_]  FOR the election as a director of   [_]  WITHHOLD AUTHORITY to vote for all
     all nominees listed below (except        nominees listed below.
     as marked to the contrary below).


 NOMINEES: Stephen M. Calk, Mark P. Fera, J. Theodore Hartley, John C. Paulsen,
           Jeffrey R. Wescott


INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.
--------------------------------------------------------------------------------
INSTRUCTION: Each stockholder is entitles to five votes, which he/she may cumulate to vote for 1, 2, 3, 4, or 5 Directors. Unless otherwise indicated in the space below, one vote will be cast for each Director voted on by the stockholder.
--------------------------------------------------------------------------------

2. To approve the combination of the company and Nucleus Holding Corporation ("Nucleus Holding") through the proposed merger of Nucleus Holding with and into the company and the issuance of the company's common stock in connection therewith.


[_]  FOR                         [_]  AGAINST                 [_]  WITHHOLD VOTE

                                (Continued and to be signed on the reverse side)

3. In his discretion, the Proxy is authorized to vote upon matters which may properly come before the Special Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE AND FOR THE PROPOSAL SET FORTH IN ITEM 2.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       Dated:_____________________________

                                       Signature:_________________________

                                       Signature:_________________________
                                       Signature if held jointly

                                       PLEASE MARK, SIGN, DATE, AND RETURN
                                       THE PROXY CARD PROMPTLY USING THE
                                       ENCLOSED ENVELOPE.

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF STOCKHOLDERS. [_]